As filed with the Securities and Exchange Commission on October 17, 2012

Registration No. 333-153135

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 12 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Bluerock Enhanced Multifamily Trust, Inc.

(Exact name of registrant as specified in its charter)

Heron Tower, 70 East 55th Street, 9th Floor
New York, New York 10022
(212) 843-1601

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

R. Ramin Kamfar
Bluerock Enhanced Multifamily Trust, Inc.
Heron Tower, 70 East 55th Street, 9th Floor
New York, New York 10022
(877) 826-2583

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard P. Cunningham, Jr., Esq.

Kaplan Voekler Cunningham & Frank, PLC

7 East 2nd Street

Richmond, Virginia 23224

(804) 525-1795

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if smaller reporting company)

This Post-Effective Amendment No. 12 consists of the following:

1.           The Registrant’s final form of prospectus dated April 25, 2012.

2.           Cumulative Supplement No. 9 dated October 17, 2012 to the Registrant’s prospectus dated April 25, 2012, which supersedes all prior supplements and which will be delivered as an unattached document along with the prospectus.

3.           Part II, included herewith.

4.           Signature, included herewith.

The Registrant hereby amends this post-effective amendment to the above referenced registration statement (file no. 333-153135) on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this post-effective amendment shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the post-effective amendment shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Filed Pursuant to Rule 424(b)(3)

Registration No. 333-153135

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

Maximum Offering of $1,285,000,000 in Shares of Common Stock

Bluerock Enhanced Multifamily Trust, Inc. was formed to acquire a diversified portfolio of real estate and real estate-related investments, with a primary focus on well-located, institutional quality apartment properties with strong and stable cash flows, and to implement our advisor’s “Enhanced Multifamily’’ strategy which we believe will increase rents, tenant retention and property values, and generate attractive returns for our investors. We also intend to acquire well-located residential properties that we believe present significant opportunities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and properties available at opportunistic prices from distressed or time-constrained sellers. In addition, we will seek to originate or invest in real estate-related securities that we believe present the potential for high current income or total return, including but not limited to mortgage, bridge or subordinated loans, debt securities and preferred or other equity securities of other real estate companies, which we refer to as real estate-related investments, and may invest in entities that make similar investments. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes.

We are offering a maximum of $1,000,000,000 in shares of our common stock in our primary offering, at an offering price of $10.00 per share. Discounts are available to investors who purchase more than 50,000 shares and to other categories of purchasers. We also are offering up to $285,000,000 in shares pursuant to our distribution reinvestment plan at $9.50 per share. We expect to offer shares of common stock in our primary offering until October 15, 2012, unless we further extend the offering in connection with our filing a follow-on offering registration statement, in which case this offering would terminate on the earlier to occur of April 13, 2013 or the effective date of our follow-on offering. We reserve the right to reallocate the shares we are offering between our primary offering and our distribution reinvestment plan. The minimum initial investment in our shares is $2,500 except for certain states as described in this prospectus.

This investment involves a high degree of risk. You should purchase our shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 13 for a discussion of material risks related to an investment in our shares, which include the following:

•	No current public trading market exists for our stock, and it may be difficult for you to sell your stock. If you sell your stock, it may be at a substantial discount.

•	We are a recently formed entity with a limited operating history. As of the date of this prospectus, we have made a limited number of investments and, other than as described in a supplement to this prospectus, our advisor has not identified any investments in which there is a reasonable probability we will invest. If we are unable to acquire suitable properties or investments, or suffer a delay in doing so, we may not have cash flow available for distribution to you as a stockholder.

•	We set the offering price of our shares arbitrarily. This price is unrelated to the book value or net asset value of our shares or to our expected operating income.

•	During the early stages of our operations, until the proceeds of this offering are invested in real estate and real estate-related investments, we have funded and expect to continue to fund distributions from the proceeds of this offering and borrowings. Thereafter, we may also pay distributions from the sale of assets to the extent distributions exceed our earnings or cash flows from operations. Rates of distribution to you may not be indicative of our operating results.

•	For the year ended December 31, 2011, none of our distributions paid during that period were covered by our cash flow from operations or our funds from operations for that same period.

•	This is a “blind pool” offering, and investors will not be able to evaluate the economic or other merits of any of our investments prior to our making them.

•	As of the date of this prospectus we have raised approximately $14.1 million of primary offering proceeds. Unless our rate of capital raising improves significantly, our portfolio may not reach the size necessary to meet our business objectives.

•	We rely on our advisor to manage our business and assets. Our advisor is a recently formed entity with no operating history.

•	You will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as a stockholder. In addition, our board of directors may approve changes to our policies without your approval.

•	Our officers and non-independent directors also serve as officers and owners of our advisor and its affiliates, including our dealer manager, and experience significant conflicts, including conflicts created by our advisor’s compensation arrangements with us and other programs advised by them and their affiliates. Our agreements with our advisor and its affiliates, including our dealer manager, were not the result of arm’s-length negotiations.

•	Other programs owned or advised by our officers and non-independent directors or their affiliates may compete with us for the time and attention of our executives, and our officers and non-independent directors will experience conflicts of interest in allocating investment opportunities among other affiliated entities and us.

•	We have incurred debt exceeding 300% of our net assets, which could lead to losses on highly leveraged assets and an inability to pay distributions to our stockholders.

•	We may fail to qualify as a REIT, which may have adverse tax consequences to you.

•	Our board of directors may elect not to implement our policy to provide liquidity to stockholders by listing its shares of common stock or liquidating its assets within four to six years from the termination of our offering stage. As such, you may have to hold your shares for an indefinite period of time.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)*

Primary Offering
Per share price	$10.00	$0.70	$0.26	$9.04
Total Maximum	$1,000,000,000	$70,000,000	$26,000,000	$904,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$0	$0	$9.50
Total Maximum	$285,000,000	$0	$0	$285,000,000

* We pay underwriting compensation in addition to selling commissions and the dealer manager fee in connection with this offering, which reduces the net proceeds to us, before expenses. The maximum amount of underwriting compensation (including selling commissions and dealer manager fee) that we will pay in connection with this offering is 10% of gross proceeds of our primary offering. See “Plan of Distribution.”

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares of common stock is prohibited.

The dealer manager for this offering is Bluerock Capital Markets, which is an affiliate of our advisor and us. The dealer manager will use its best efforts to sell the shares.

The date of this prospectus is April 25, 2012

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	13
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS	31
ESTIMATED USE OF PROCEEDS	32
MULTIFAMILY MARKET OVERVIEW	33
INVESTMENT STRATEGY, OBJECTIVES AND POLICIES	39
MANAGEMENT	54
MANAGEMENT COMPENSATION	65
CONFLICTS OF INTEREST	69
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN	74
SHARE REPURCHASE PLAN	76
PRINCIPAL STOCKHOLDERS	78
DESCRIPTION OF CAPITAL STOCK	79
IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND OUR CHARTER AND BYLAWS	84
THE OPERATING PARTNERSHIP AGREEMENT	90
FEDERAL INCOME TAX CONSIDERATIONS	93
ERISA CONSIDERATIONS	107
PLAN OF DISTRIBUTION	110
SALES LITERATURE	115
LEGAL MATTERS	115
ADDITIONAL INFORMATION	115
EXHIBIT A FORM OF SUBSCRIPTION AGREEMENT	A-1
EXHIBIT B DISTRIBUTION REINVESTMENT PLAN	B-1

INVESTOR SUITABILITY STANDARDS

An investment in our common stock is suitable only for persons who have adequate financial means and desire a long-term investment. We have established suitability standards for initial stockholders and subsequent purchasers of our shares to help ensure, given the high degree of risk, the long-term nature, and the relative illiquidity of an investment in our shares, that shares of our common stock are an appropriate investment for investors in this offering. Our suitability standards require that a purchaser of our shares have either:

• a net worth of at least $250,000; or

• a gross annual income of at least $70,000 and a net worth of at least $70,000.

The following states have established suitability standards in addition to or that are different from those set forth above. In the following states, we will only sell shares to those investors who meet the standards set forth below:

Alabama — In addition to the suitability standards set forth above, investors must have a liquid net worth of at least 10 times their investment in us and similar programs.

California — Investors must have either (1) a net worth of at least $250,000 or (2) a gross annual income of at least $75,000 and a net worth of at least $100,000. In addition, investors may not invest more than 10% of their net worth in us.

Iowa — Investors must have either (1) a net worth of $350,000 or (2) a gross annual income of $70,000 and a net worth of at least $100,000. In addition, investors may not invest more than 10% of their net worth in us or in any of our affiliates.

Kansas — In addition to the suitability standards set forth above, it is recommended by the office of the Kansas Securities Commissioner that investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Kentucky — In addition to the suitability standards set forth above, investors may not invest more than 10% of their net worth in us.

Michigan — In addition to the suitability standards set forth above, investors may not invest more than 10% of their net worth in us or in any of our affiliates.

Missouri — In addition to the suitability standards set forth above, investors may not invest more than 10% of their liquid net worth in us.

Ohio — In addition to the suitability standards set forth above, investors may not invest more than 10% of their liquid net worth in us or in any of our affiliates.

Oregon — In addition to the suitability requirements set forth above, investors may not invest more than 10% of their liquid net worth in us. Oregon defines “liquid net worth” as the remaining balance of cash and other assets easily converted to cash after subtracting an investor’s total liabilities from total assets.

New Jersey and Tennessee — Investors must have either (1) a net worth of at least $500,000, or (2) a gross annual income of at least $100,000 and a net worth of at least $100,000. In addition, investors may not invest more than 10% of their liquid net worth in us.

For purposes of determining suitability of an investor, net worth in all cases referenced above should be calculated excluding the value of an investor’s home, furnishings and automobiles.

In the case of sales to fiduciary accounts, these suitability standards must be met by one of the following: (1) the fiduciary account, (2) the person who directly or indirectly supplied the funds for the purchase of the shares or (3) the beneficiary of the account.

We, our sponsor, Bluerock Real Estate L.L.C., and each person selling common stock on our behalf are required to make reasonable efforts to determine that the purchase of our common stock is a suitable and appropriate investment for each stockholder in light of such person’s age, educational level, knowledge of investments, financial means and other pertinent factors. Our dealer manager and each person selling shares on our behalf must maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our dealer manager’s agreements with the participating broker-dealers require such broker-dealers to make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in us is a suitable investment.

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HOW TO SUBSCRIBE

Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete an execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit A.

•	Deliver a check made payable to “Bluerock Enhanced Multifamily Trust, Inc.” or “BEMT” for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the selling broker-dealer.

In general, the minimum initial investment for purchases of shares of our common stock is $2,500, except Tennessee residents must invest at least $5,000. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least $500. An investment in our shares will not, in itself, create a retirement plan for you and, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After your initial purchase, any additional investments must be made in increments of at least $100, except for purchases of shares under our distribution reinvestment plan, which may be in lesser amounts.

By signing the subscription agreement, you represent and warrant to us that you have received a copy of this prospectus, that you meet the minimum net worth and annual gross income requirements imposed by your state and, if applicable, that you will comply with all federal and state law requirements with respect to resale of our shares of common stock. We rely on the representations and warranties made by you to help ensure that you are fully informed about an investment in our shares and that we adhere to our suitability standards regarding your investment. By making those representations and warranties to us, you will not waive any rights that you may have under federal or state securities laws.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to our offering. Please see the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	REIT stands for “real estate investment trust.” In general, a REIT is a company that:

•	pools the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;

•	is required to pay distributions to investors of at least 90% of its taxable income (excluding net capital gains) each year; and

•	avoids the federal “double taxation” treatment of income that results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, if it complies with certain income tax requirements.

Q:	What is the experience of your management?

A:	Our advisor, Bluerock Enhanced Multifamily Advisor, LLC, is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf. Our advisor’s senior executives collectively have over 60 years of experience in various aspects of real estate, including acquisitions, development/redevelopment, property management, financings and dispositions. See “Management — The Advisor” for complete biographies of the key personnel of our advisor.

Q:	What is the advisor’s “Enhanced Multifamily” strategy?

A:	Our advisor’s “Enhanced Multifamily” strategy consists of a series of initiatives which we believe can create a sustainable competitive advantage and long-term increases in apartment property value. The initiatives seek to transform the perception of the apartment from a purely functional one (i.e., as solely a place to live) to a lifestyle product / community (i.e., as a place to live, interact, and socialize) thereby creating an enhanced perception of value among residents, allowing for premium rental rates and improving resident retention.

We intend to implement our advisor’s Enhanced Multifamily strategy at our apartment properties, which we believe can create a sustainable competitive advantage and allow us to achieve long-term value enhancement at the apartment properties we acquire.

Q:	What types of real property will you acquire?

A:	We intend to acquire a diversified portfolio of real estate in the multifamily sector, with a primary focus on well-located, institutional quality apartment properties with strong and stable cash flows, and to implement the Enhanced Multifamily strategy with these properties. See “Investment Strategy, Objectives and Policies — Enhanced Multifamily Strategy.” We also intend to acquire well-located residential properties that we believe present us with significant opportunities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and those available at opportunistic prices from distressed or time-constrained sellers.

Q:	Will you invest in anything other than real property?

A:	Yes. We plan to originate or invest in real estate-related securities and other real estate-related investments that we believe present the potential for high current income or total return, including but not limited to mortgage, bridge or subordinated loans, debt securities and preferred or other equity securities of other real estate companies in which we do not exercise some control, and may invest in entities that make similar investments. Although we do not have any policies limiting the portion of our assets that may be invested in real estate-related securities and other investments, we do not expect such investments (other than joint venture investments in which we exercise some control) to constitute more than 20% of our portfolio by asset value.

Q:	What is an UPREIT?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner and/or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

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Q:	If I buy shares in this offering, will I receive distributions and how often?

A:	To maintain our qualification as a REIT, we are required to make annual aggregate distributions to our stockholders of at least 90% of our taxable income (excluding net capital gains). We expect to make distributions to our stockholders on a monthly basis.

Q:	Can I reinvest my distributions in additional shares of common stock?

A:	Yes, you may elect to participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement, or by filling out an enrollment form we will provide you at your request. The purchase price for shares purchased under the distribution reinvestment plan is $9.50 per share.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, distributions that you receive, including distributions reinvested pursuant to our distribution reinvestment plan, or DRIP, should be taxed as ordinary income to the extent that they are paid from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution which is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	How does a “best efforts” offering work?

A:	When securities are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the securities and have no firm commitment or obligation to purchase any securities. Therefore, no specified dollar amount is guaranteed to be raised in this offering.

Q:	Who can buy shares of your common stock?

A:	You can buy shares of our common stock provided that you have a minimum of either (1) a net worth of at least $250,000 or (2) an annual gross income of at least $70,000 and a net worth of at least $70,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. These minimum amounts are higher in some states and some states may impose additional suitability restrictions on your investment as described in the “Investor Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, the minimum investment is $2,500, except for purchases by our existing stockholders, including purchases made pursuant to our distribution reinvestment plan. Please note that certain states have imposed higher minimum investment amounts as described in the “How to Subscribe” section of this prospectus.

Q:	How do I subscribe for shares?

A:	In order to purchase shares of our common stock in this offering, you should review this prospectus in its entirety, complete a subscription agreement for a specific number of shares, and pay for the shares at the time you subscribe.

Q:	If I buy shares of common stock in this offering, how can I sell them?

A:	At the time you purchase shares of our common stock, they will not be listed for trading on any national securities exchange or national market system. In fact, no public market for the shares currently exists and we cannot be sure whether one will ever develop. As a result, it may be difficult to find a buyer for your shares and realize a return on your investment. In addition, any potential buyer of your shares must meet the applicable suitability and minimum investment standards. You may not sell your shares if such sale would violate federal or state securities laws or cause any person or entity to directly or indirectly own more than 9.8% of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of outstanding shares of our common stock, unless otherwise excepted by our board of directors.

Our board of directors has adopted a share repurchase plan that permits you to sell your shares back to us, subject to conditions and limitations of the program. Our board of directors can amend the provisions of our share repurchase plan at any time without the approval of our stockholders.

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Q:	Do you intend to list your common stock? If not, is there any other planned liquidity event?

A:	We intend to complete a transaction providing liquidity for our stockholders within four to six years from the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public equity offerings, and have not done so for one year. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the operating partnership.) If we do not begin the process of listing our shares of common stock on a national securities exchange by the end of that period, or have not otherwise completed a liquidity event by such date, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of our board of directors, including a majority of independent directors, determines that liquidation is not then in the best interests of our stockholders.

Q:	Will I receive notification as to how my investment is doing?

A:	You will receive periodic reports on the performance of your investment with us, including:

•	an annual report that updates and details your investment;

•	an annual report, including audited financial statements, as filed with the Securities and Exchange Commission, or the SEC; and

•	an annual IRS Form 1099-DIV.

Q:	When will I receive my tax information?

A:	We intend to mail your Form 1099-DIV tax information by January 31 of each year.

Q:	Who can I contact to answer my questions?

A:	If you have any questions regarding the offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Bluerock Enhanced Multifamily Trust, Inc.

c/o Bluerock Real Estate, L.L.C.

Heron Tower, 70 East 55th Street

New York, New York 10022

(877) 826-BLUE (2583)

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PROSPECTUS SUMMARY

This summary highlights the material information from this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 13 and the financial statements incorporated by reference in this prospectus. References in this prospectus to “us,” “we,” “our” or “our company” refer to both Bluerock Enhanced Multifamily Trust, Inc. and our operating partnership, Bluerock Enhanced Multifamily Holdings, L.P., unless the context otherwise requires.

Bluerock Enhanced Multifamily Trust, Inc.

Bluerock Enhanced Multifamily Trust, Inc. is a Maryland corporation that has elected to be treated as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, commencing with our taxable year ending December 31, 2010.

We intend to acquire a diversified portfolio of real estate and real estate-related investments, with a primary focus on well-located, institutional quality apartment properties with strong and stable cash flows. We intend to implement what we refer to as the “Enhanced Multifamily” strategy at these apartment properties, which we believe will increase rents, tenant retention and property values, and generate attractive returns for our investors. We also intend to acquire well-located residential properties that we believe present significant opportunities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and properties available at opportunistic prices from distressed or time-constrained sellers. In addition, we will seek to originate or invest in real estate-related securities that we believe present the potential for high current income or total return, including but not limited to mortgage, bridge or subordinated loans, debt securities and preferred or other equity securities of other real estate companies, which we refer to as real estate-related investments, and may invest in entities that make similar investments.

As of the date of this prospectus, we have invested in a limited number of properties as described in a supplement to this prospectus. The volume and value of properties and real estate-related investments we acquire will depend on the proceeds raised in this offering.

The principal executive offices of our company and our advisor are located at Heron Tower, 70 East 55th Street, New York, New York 10022. Our telephone number is (877) 826-BLUE (2583). Information regarding our sponsor is also available at www.bluerockre.com.

Plan of Distribution

We are offering for sale a maximum of $1,000,000,000 in shares of our common stock to the public at a price of $10.00 per share. This offering is being conducted on a “best efforts” basis, which means that the broker-dealers participating in this offering are under no obligation to purchase any of the shares and, therefore, no specified dollar amount is guaranteed to be raised. In addition, we are offering up to $285,000,000 in shares at $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan, described below. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan.

In addition to the shares to be issued pursuant to this offering, we have issued to our advisor 1,000 shares of non-participating, non-voting, convertible stock. The convertible stock is non-voting, is not entitled to any distributions and is a separate class of stock from the common stock to be issued in this offering.

Our Investment Objectives

Our primary investment objectives are to:

•	preserve and protect your capital investment;

•	provide you with a potential hedge against inflation through shorter-term tenant leases;

•	provide you with attractive and stable cash distributions; and

•	increase the value of our assets in order to generate capital appreciation for you.

Our Investment Strategy

We intend to achieve our investment objectives by acquiring a diverse portfolio of real estate, as well as real estate-related investments. We plan to diversify our portfolio by investment type, size, property location and risk with the goal of attaining a portfolio of real estate and real estate-related investments that will generate attractive returns for our investors with the potential for capital appreciation. Our targeted portfolio allocation is as follows:

•	Enhanced Multifamily. We intend to allocate approximately 50% of our portfolio to investments in well-located, institutional-quality apartment properties with strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. As appropriate, we intend to implement our advisor’s Enhanced Multifamily strategy at these properties, which we anticipate will create sustainable long-term increases in property value and generate attractive returns for our investors by, among other benefits, generating higher rental revenue and reducing resident turnover. See “Investment Strategy, Objectives and Policies — Our Target Portfolio” and “Investment Strategy, Objectives and Policies —Enhanced Multifamily Strategy.”

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•	Value-Added Residential. We intend to allocate approximately 30% of our portfolio to investments in well-located residential properties that offer a significant potential for short-term capital appreciation through repositioning, renovation or redevelopment. In addition, we will seek to acquire properties available at opportunistic prices from distressed or time-constrained sellers in need of liquidity. As appropriate, we intend to implement our advisor’s Enhanced Multifamily strategy at these properties as well.

•	Real Estate-Related Investments. We intend to allocate approximately 20% of our portfolio to other real estate-related investments with the potential for high current income or total returns. These allocations may include first and second mortgages, subordinated, bridge and other loans; debt or other securities related to or secured by real estate assets; and common and preferred equity securities, which may include securities of other REITs or real estate companies. Excluded from this 20% allocation are joint venture investments in which we exercise some control. See “Investment Strategy, Objectives and Policies — Investments in and Originating Real Estate-Related Investments.” Subject to the provisions of our charter, some of these investments may be made with other programs sponsored, managed or advised by our affiliates, including our advisor.

We may adjust our targeted portfolio allocation based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of assets. When considering an investment opportunity, we will generally evaluate the following:

•	the performance and risk characteristics of that investment;

•	how that investment will fit within our target portfolio objectives; and

•	the expected returns of that investment on a risk-adjusted basis, relative to other investment alternatives.

As such, our portfolio composition may vary substantially from the target portfolio described above.

Enhanced Multifamily Strategy

Our advisor’s Enhanced Multifamily strategy consists of a series of initiatives that we believe can create a sustainable competitive advantage and allow us to realize long-term increases in apartment property value. This strategy seeks to transform the perception of the apartment from a purely functional one (i.e., as solely a place to live) to a lifestyle product / community (i.e., as a place to live, interact, and socialize) thereby creating an enhanced perception of value among residents, allowing for premium rental rates, and improving resident retention.

The initiatives consist of amenities and attributes that go beyond traditional features, and incorporate cosmetic and architectural improvements along with technology, music and activities to establish an enhanced sense of comfort and appeal to our target residents’ desire for a “sense of community” by creating places to gather, socialize and interact in a highly amenitized environment. This strategy is specifically targeted to appeal to the following two lucrative and rapidly growing segments of the multifamily market:

•	Lifestyle Renters are generally established, adult households with multiple housing choices open to them, which choose to rent an apartment for primarily nonfinancial reasons. They include Baby Boomers (individuals born in the U.S. between 1946 and 1964), who have become empty nesters and are seeking to live a simpler lifestyle without the responsibilities of home ownership, as well as those older members of the Echo Boomers (the generation born in the U.S. between 1981 and 2000).

•	Middle Market Renters are generally younger and more mobile than Lifestyle Renters, and while they can generally afford to own, they have chosen either to save their money (perhaps to purchase a larger house at a later date), to spend it on other goods and services or to invest in something other than housing, or they are in a personal or job transition. For Middle Market Renters an apartment can provide an inexpensive and maintenance-free residence.

As a further benefit, by appealing to and attracting the Lifestyle Renters and Middle Market renters, we believe the Enhanced Multifamily strategy can generate significant additional revenue-enhancing options at our properties, including the ability to provide and charge for premium units, upgrade packages and equipment rentals such as washer and dryers, flat screen televisions and premium sound systems.

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Borrowing Policies

Under our charter, the maximum amount of our indebtedness may not exceed 300% of our net assets as of the date of any borrowing, which is generally expected to approximate 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors. There is no limitation on the amount we may borrow for the purchase of any single property or other investment. Our board of directors must review our aggregate borrowings at least quarterly. Other than proceeds raised in this offering, we have not established any financing sources at this time.

Summary Risk Factors

An investment in our common stock involves a number of risks. See “Risk Factors,” beginning on page 13 of this prospectus. Some of the more significant risks include those set forth below.

•	We are a recently formed entity with a limited operating history. As of the date of this prospectus, we have made a limited number of investments and, other than as described in a supplement to this prospectus, our advisor has not identified any investments in which there is a reasonable probability we will invest.

•	As of the date of this prospectus we have raised approximately $14.1 million in primary offering proceeds in this offering, which commenced on October 15, 2009. In addition, from November 17, 2010 until March 2, 2011, we suspended our offering in order to restate certain of our financial statements. If the rate at which we raise offering proceeds does not improve significantly, our general and administrative costs may remain higher relative to the size of our portfolio and our portfolio may not be as diversified as it would be otherwise. Moreover, we cannot predict the impact of the restatement on our ability to increase sales.

•	Our officers and non-independent directors have substantial conflicts of interest because they also are officers and owners of our advisor and its affiliates, including our sponsor and our dealer manager.

•	During the early stages of our operations until the proceeds of this offering are invested in real estate and real estate-related investments, we have funded and expect to continue to fund distributions from the proceeds of this offering and borrowings. Thereafter, we may also pay distributions from the sale of assets to the extent distributions exceed our earnings or cash flows from operations. Rates of distribution to you may not be indicative of our operating results.

•	For the year ended December 31, 2011, none of our distributions paid during that period were covered by our cash flow from operations or our funds from operations for that same period.

•	We rely on our advisor, an affiliate of our officers and non-independent directors, to manage our business and select and manage our investments. Our advisor is a recently formed entity with no operating history. The success of our business will depend on the success of our advisor in performing these duties.

•	You will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as a stockholder. In addition, our board of directors may approve changes to our policies without your approval.

•	Under our charter, the maximum amount of our indebtedness may not exceed 300% of our net assets, as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors and if the excess borrowing is disclosed to stockholders along with the justification. As of the date of this prospectus, our board of directors has approved debt in excess of this limitation in connection with all of our equity interests in real property acquired to date. As of December 31, 2011, the ratio of our borrowings to the cost of our assets was 91%. For purposes of determining our leverage ratio and compliance with the limitation on borrowings imposed by our charter, we consider the debt attributable to our interest in the joint ventures through which we own our equity interests in real property as our borrowings.

•	We may fail to qualify as a REIT for federal income tax purposes. We would then be subject to corporate level taxation and we would not be required to pay any distributions to our stockholders.

•	No public market exists for our common stock and it may never be listed on a national securities exchange or quoted on a national market system. You may not be able to easily resell your shares or to resell your shares at a price that is equal to or greater than the price you paid for them.

•	We have issued 1,000 shares of non-participating, non-voting, convertible stock to our advisor, at a price of $1.00 per share. Upon certain events, the convertible stock will convert into shares of our common stock with a value equal to 15% of the excess of (i) our enterprise value plus the aggregate value of distributions paid to stockholders over (ii) the aggregate purchase price paid by stockholders for our shares plus an 8% cumulative, non-compounded annual return. The interests of stockholders purchasing in this offering will be diluted upon such conversion.

•	We anticipate that we will invest in multifamily development projects. These investments involve risks beyond those presented by stabilized, income-producing properties. These risks may diminish the return to our stockholders.

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•	We anticipate that we will invest in subordinated and bridge loans originated for multifamily acquisitions and for multifamily development projects. Subordinated and bridge loans involve greater risk of loss than senior secured loans because such investments may be partially or entirely lost as a result of foreclosure by the senior lender.

•	Our board of directors may elect not to implement, or may delay, our listing or liquidation policy within the contemplated four to six years from the termination of our offering stage. As such, you may have to hold your shares for an indefinite period of time.

If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives would be substantially impaired. In turn, the value of our common stock and our ability to make distributions would be materially reduced.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable as fiduciaries to us and to our stockholders. Our board of directors consists of five members, three of whom are independent of us and our advisor. Our directors are elected annually by our stockholders.

Our board of directors has adopted our investment policies and will review these investment policies at least annually to determine whether our policies continue to be in the best interests of our stockholders.

Our Sponsor — Bluerock

Bluerock Real Estate, L.L.C., our affiliate, which we refer to as our sponsor or Bluerock, is a national real estate investment firm headquartered in Manhattan with a regional office in Southfield, Michigan. Bluerock focuses on acquiring, managing, developing and syndicating stabilized, value-added and opportunistic multifamily and commercial properties throughout the United States. Bluerock and its principals have collectively sponsored or structured real estate transactions totaling approximately 25 million square feet and with approximately $3 billion in value. Bluerock currently serves as the manager of four private real estate funds. See “Management — Our Sponsor — Bluerock Real Estate, L.L.C.”

R. Ramin Kamfar is the Chief Executive Officer of Bluerock, and has approximately 20 years of experience in building operating companies, and in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, public and private financings and retail operations.

James G. Babb, III is the Chief Investment Officer and Managing Director of Bluerock. Mr. Babb has been involved exclusively in real estate acquisition, management, financing and disposition for more than 20 years, primarily on behalf of investment funds since 1992. Prior to his tenure with Bluerock, Mr. Babb was one of the founding team members and Senior Vice President of Starwood Capital where he was involved in the formation of seven private real estate funds, which we refer to as the Starwood Funds, with investment objectives similar to ours (but not focused solely on multifamily sector investments) and that have invested an aggregate of approximately $8 billion (including equity, debt and investment of income and sales proceeds) in approximately 250 separate transactions. During his tenure with Starwood Capital, Mr. Babb either personally led or shared investment responsibility for the following:

•	Starwood Funds:

The structuring of over 75 real estate investment transactions totaling $2.5 billion of asset value in transactions comprising more than 20 million square feet of residential, office and industrial properties located in 25 states and seven foreign countries;

The first two Starwood Funds were almost exclusively focused on multifamily assets, acquired primarily through the purchase of equity and distressed debt from the Resolution Trust Corporation, the Federal Deposit Insurance Corporation, various savings and loan associations, over-leveraged partnerships and tax-exempt bondholders during the real estate credit crunch of the early 1990s. A significant number of the properties were later contributed to the initial public offering of Equity Residential Properties Trust (NYSE: EQR), the nation’s largest multifamily REIT at that time;

•	Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT):

Substantially all of the hotel investments made by a global owner/operator of hotels with brands such as Sheraton, Westin, the St. Regis Luxury Collection, and the W, which incorporated an “Enhanced” strategy to transform the concept of a hotel from a functional product to a lifestyle product in order to increase room rates, market share, and customer loyalty;

•	iStar Financial (NYSE: SFI):

The creation and launch of a separate private fund focused on tailored high-yield debt and debt/equity investments backed by commercial real estate, many with control or participation features that enabled the fund to enhance yield at a lower risk profile in the capital structure, in addition to acquiring commercial bank debt obligations that were restructured or converted to an ownership position at substantial discounts to replacement cost. The investments in the fund were subsequently used to sponsor the public offering of iStar Financial, the largest publicly owned finance company at that time focused exclusively on commercial real estate;

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•	Through the Starwood Funds, playing an integral role in raising over $2.6 billion of equity from institutional and third-party investors.

Bluerock utilizes the Enhanced Multifamily strategy at select apartment properties that it owns or manages. This strategy focuses on creating a sustainable competitive advantage in the multifamily sector by implementing property improvements and operating initiatives designed to foster a “sense of community” among residents of the properties. It focuses on a targeted demographic of residents who desire superior amenities, including cosmetic and architectural improvements, as well as the incorporation of technology, music and activities to create a sense of comfort in their community.

Our Advisor

We are externally managed and advised by Bluerock Enhanced Multifamily Advisor, LLC, a Delaware limited liability company formed in July 2008 to serve as our advisor. Our advisor is owned by BER Holdings, LLC, which is a wholly owned affiliate of Bluerock.

Our advisor conducts our operations and manages our portfolio of real estate and real estate-related investments. Our advisor has substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to the oversight and approval of our board of directors.

Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. The term of the current advisory agreement ends October 15, 2012, subject to renewals by our board of directors for an unlimited number of successive one-year periods.

Our officers and our affiliated directors are all officers of our advisor. Our advisor’s management team will draw upon relationships and resources of Bluerock in order to provide us with extensive experience in the multifamily sector of the real estate industry, including application of Enhanced Multifamily strategies and initiatives as appropriate to particular properties. The names and biographical information of our directors and officers are set forth under “Management – Our Executive Officers and Directors.”

Our Dealer Manager

Bluerock Capital Markets, an affiliate of our advisor and us, serves as the dealer manager of this offering. Bluerock Capital Markets, is a member firm of FINRA and was organized in 2005 under the name Halcyon Capital Markets. In 2011, an affiliate of our sponsor acquired Halcyon Capital Markets and changed its name to Bluerock Capital Markets. Bluerock Capital Markets was acquired for the purpose of participating in and facilitating the distribution of securities of Bluerock sponsored programs. Bluerock controls our dealer manager. See “Prospectus Summary – Organizational Chart for Our Company, Our Advisor, Our Dealer Manager, and Affiliates.” Bluerock Capital Markets provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. Bluerock Capital Markets is located at 11 Fish Cove Road, Meredith, New Hampshire, 03253, and its telephone number is (877) 826-BLUE (2583).

Compensation to Our Advisor and its Affiliates

Set forth below is a summary of the fees and compensation we expect to pay our advisor and its affiliates, including our dealer manager, for services related to this offering and for managing our business and assets.

Description of Fee	Calculation of Fee	Estimated Amount if Maximum Sold
Offering Stage
Selling Commissions	We pay the dealer manager up to 7% of the gross proceeds of our primary offering, a portion of which may be reallowed to participating broker-dealers. No selling commissions are payable on shares sold under the distribution reinvestment plan.	$70,000,000
Dealer Manager Fee	We pay the dealer manager 2.6% of the gross proceeds of our primary offering. No dealer manager fee is payable on shares sold under the distribution reinvestment plan. The dealer manager expects to reallow a portion of the dealer manager fee to participating broker-dealers.	$26,000,000

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Description of Fee	Calculation of Fee	Estimated Amount if Maximum Sold
Additional Underwriting Expenses

Our advisor or its affiliates may advance, and we will reimburse, underwriting expenses (in addition to selling commissions and the dealer manager fee) but only to the extent that such payments will not cause the total amount of underwriting compensation paid in connection with this offering to exceed 10% of the gross proceeds of our primary offering as of the date of termination. These additional underwriting expenses may include (a) amounts used to reimburse our dealer manager for actual costs incurred by its FINRA-registered personnel for travel, meals and lodging to attend retail seminars sponsored by participating broker-dealers; (b) sponsorship fees for seminars sponsored by participating broker-dealers; (c) amounts used to reimburse broker-dealers, including our dealer manager, for the actual costs incurred by their FINRA-registered personnel for travel, meals and lodging in connection with attending bona fide training and education meetings hosted by our advisor or its affiliates; (d) legal fees allocated to our dealer manager; and (e) certain promotional items.

$956,234
Issuer Organization and Offering Costs

Our advisor or its affiliates may advance, and we will reimburse, issuer organization and offering costs incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by our advisor or its affiliates and would not cause the cumulative selling commissions, dealer manager fee, additional underwriting expenses and issuer organization and offering expenses paid by us to exceed 15% of the gross proceeds of our primary offering as of the date of the reimbursement. We estimate such expenses will be approximately 1.6% of the gross proceeds of the primary offering if the maximum offering is sold.

$16,019,306
Acquisition and Development Stage
Acquisition Fees

For its services in connection with the selection, due diligence and acquisition of a property or investment, our advisor receives an acquisition fee equal to 1.75% of the purchase price. The purchase price of a property or investment equals the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such real property or investment. The purchase price allocable for a joint venture investment equals the product of (1) the purchase price of the underlying property and (2) our ownership percentage in the joint venture. With respect to investments in and originations of loans, we pay an origination fee in lieu of an acquisition fee.

$16,380,000 (assuming no debt)/ $65,520,000 (assuming leverage of 75% of cost).
Origination Fees

For its services in connection with the selection, due diligence and acquisition or origination of mortgage, subordinated, bridge or other loans, our advisor receives an origination fee equal to 1.75% of the greater of the amount funded by us to originate such loans or the purchase price of any loan we purchase, including third-party expenses. We will not pay an acquisition fee with respect to such loans.

$4,095,000 (assuming no debt)/ $16,380,000 (assuming leverage of 75% of the cost).
Operating Stage
Asset Management Fee

We pay our advisor a monthly asset management fee for day-to-day management of our assets and operations, which equals one-twelfth of 1% of the higher of the cost or the value of each asset, where (A) cost equals the amount actually paid, excluding acquisition fees and expenses, to purchase each asset we acquire, including any debt attributable to the asset (including debt encumbering the asset after its acquisition), provided that, with respect to any properties we develop, construct or improve, cost will include the amount expended by us for the development, construction or improvement, and (B) the value of an asset is the fair market value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves; provided, however, that 50% of the advisor’s asset management fee will not be payable until stockholders have received distributions in an amount equal to at least a 6% per annum cumulative, non-compounded return on invested capital, at which time all such amounts will become due and payable. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions identified as special distributions from the sale of our assets. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all of an asset.

Actual amounts depend upon the assets we acquire and, therefore, cannot be determined at the present time

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Description of Fee	Calculation of Fee	Estimated Amount if Maximum Sold
Property Management Fee

We pay Bluerock REIT Property Management, LLC, a wholly owned subsidiary of our advisor, a property management fee equal to 4% of the monthly gross revenues from any properties it manages. Alternatively, we may contract property management services for certain properties directly to non-affiliated third parties, in which event we will pay our advisor an oversight fee equal to 1% of monthly gross revenues of such properties.

Actual amounts depend upon the gross revenues of the properties and, therefore, cannot be determined at the present time
Financing Fee

We pay our advisor a financing fee equal to 1% of the amount available under any loan or line of credit made available to us. The advisor may reallow some or all of this fee to reimburse third parties with whom it may subcontract to procure such financing for us.

Actual amounts depend upon the amount of indebtedness incurred to acquire an investment and, therefore, cannot be determined at the present time.
Reimbursable Expenses

We reimburse our advisor for all reasonable and actually incurred expenses in connection with the services provided to us, including related personnel, rent, utilities and information technology costs, subject to the limitation that we will not reimburse our advisor for any amount which would cause our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters to exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and nonrecurring factors. We will not reimburse for personnel costs in connection with services for which our advisor receives acquisition, origination or disposition fees.

Actual amounts depend upon expenses paid or incurred and, therefore, cannot be determined at the present time
Disposition/Liquidation/Listing Fee
Disposition Fee

To the extent it provides a substantial amount of services in connection with the disposition of one or more of our properties or investments (except for securities that are traded on a national securities exchange), our advisor will receive fees equal to the lesser of (A) 1.5% of the sales price of each property or other investment sold or (B) 50% of the selling commission that would have been paid to a third-party sales broker in connection with such disposition. However, in no event may the disposition fees paid to our advisor or its affiliates and to unaffiliated third parties exceed in the aggregate 6% of the contract sales price.

Actual amounts depend upon the sale price of investments and, therefore, cannot be determined at the present time
Common Stock Issuable Upon Conversion of Convertible Stock

Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus an 8% cumulative, non-compounded, annual return on the original issue price of those shares or (B) subject to the conditions described below, we list our common stock for trading on a national securities exchange. For these purposes and elsewhere in this prospectus, a “listing” which will result in conversion of our convertible stock to common stock also will be deemed to have occurred on the effective date of any merger of our company in which the consideration received by the holders of our common stock is cash and/or the securities of another issuer that are listed on a national securities exchange.

Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and, therefore, cannot be determined at the present time

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Description of Fee	Calculation of Fee	Estimated Amount if Maximum Sold

In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) our “enterprise value” (as defined in our charter) plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over the (2) aggregate purchase price paid by stockholders for those shares plus an 8% cumulative, non-compounded, annual return on the original issue price of those shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event that either of the events triggering the conversion of the convertible stock occurs after our advisory agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor), the number of shares of common stock that our advisor will receive upon the conversion will be prorated to account for the period of time that the advisory agreement was in force.

All of this compensation is more fully described under “Management Compensation.”

Conflicts of Interest

Our officers and directors, and the owners and officers of our advisor and its affiliates, including our dealer manager, are also involved in the ownership and advising of other real estate entities and programs, including those sponsored by Bluerock and its affiliates or in which Bluerock is a manager or participant. These pre-existing interests, and similar additional interests as may arise in the future, may give rise to conflicts of interest with respect to our business, our investments and our investment opportunities. In particular, but without limitation:

•	Our advisor, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties and the acquisition of real estate-related investments, and such conflicts may not be resolved in our favor. This could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment in us.

•	If we acquire properties from or make investments in entities owned or sponsored by affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations with a third-party, but we would do so only if our board of directors, including a majority of our independent directors, approves the investment and only if there is substantial justification for such excess price and such excess is reasonable.

•	The absence of arm’s-length bargaining may mean that our agreements with our advisor, our dealer manager and their affiliates may not be as favorable to you as a stockholder as they otherwise might have been if negotiated at arm’s-length.

•	Our advisor and its affiliates receive substantial fees and other compensation, including those based upon our acquisitions, the assets we own, manage and develop, and dispositions of such assets. Therefore, our advisor and its affiliates may make recommendations to us that we buy, hold or sell property or other investments in order to increase their own compensation. Further, our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions.

•	Our dealer manager receives fees in connection with our public offerings of equity securities.

•	Our advisor and its affiliates, including our officers, some of whom are also our directors, face conflicts of interest caused by their ownership of our advisor and our dealer manager and their roles with other programs, which could result in actions that are not in the long-term best interests of our stockholders.

•	If the competing demands for the time of our advisor, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

•	Our officers, some of whom are also our directors, are also owners, officers and directors of our advisor and affiliates of our advisor, including Bluerock and our dealer manager, face conflicts of interest related to the positions they hold with those other entities, which could hinder our ability to successfully implement our business strategy or to generate returns to our stockholders.

•	As of the date of this prospectus all of our investments have been made through joint venture arrangements with affiliates of our advisor. These arrangements were not the result of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which could result in a disproportionate benefit to affiliates of our advisor.

These conflicts of interest, among others, could limit the time and quality of services that our officers and directors and our advisor and its officers devote to our company, because of the similar services they provide to other real estate entities, and could impair our ability to find or compete for acquisitions and tenants with such entities.

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Organizational Chart for Our Company, Our Advisor and Affiliates

The following chart shows our ownership structure and our relationship with our advisor and its affiliates.

R. Ramin Kamfar and a family LLC controlled by Mr. Kamfar
100%
100%
Bluerock Real Estate, L.L.C. (Sponsor)
BR Capital Markets, LLC (Affiliate of Bluerock)
100%
90%
BER Holdings, LLC, (Affiliate of Bluerock)
Bluerock Capital Markets, LLC (Dealer Manager)
22,802 shares of common
General Public
1,000 shares of convertible stock
100%
Bluerock Enhanced Multifamily Advisor, LLC (Advisor)
100%
Advisory Agreement
Bluerock Enhanced Multifamily Trust, Inc. (Company)
Dealer Manager Agreement
Bluerock REIT Property Management, LLC (Property Manager)
100%
General Partner Interest
Bluerock REIT Holdings, LLC
Limited Partner Interest
Bluerock Enhanced Multifamily Holdings, L.P. (Operating Partnership)
Real Estate and Real Estate Related Investments

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Distributions to Stockholders

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual taxable income (excluding net capital gains and income from operations or sales through a taxable REIT subsidiary, or TRS). We expect to pay regular monthly distributions to our stockholders out of our cash available for distribution, in an amount determined by our board of directors. Generally, our policy will be to pay distributions from cash flow from operations. However, some or all of our distributions may be paid from sources other than cash flows from operations, such as from the proceeds of this offering, borrowings, advances from our advisor or from our advisor’s deferral of its fees and expense reimbursements. The amount of distributions will depend upon a variety of factors, including:

•	our cash available for distribution;

•	our overall financial condition;

•	our capital requirements;

•	the annual distribution requirements applicable to REITs under the federal income tax laws; and

•	such other considerations as our board of directors may deem relevant.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan pursuant to which you may have the distributions payable to you reinvested in shares of our common stock at $9.50 per share. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your distributions to the extent they constitute taxable income. If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.

Share Repurchase Plan

Our board of directors has adopted a share repurchase plan that permits you to sell your shares back to us, subject to the significant conditions and limitations described below. Our board of directors can amend or terminate our share repurchase plan upon 30 days’ prior notice without the approval of our stockholders.

The repurchase price for repurchases sought upon a stockholder’s death or “qualifying disability,” as defined in “Share Repurchase Plan,” will be the amount paid to acquire the shares from us, subject to certain conditions.

Stockholders seeking to have shares repurchased by us pursuant to our share repurchase plan must present for repurchase a minimum of 25% of their shares. The purchase price for shares repurchased under the share repurchase plan will be as set forth below until we establish an estimated value of our shares. We do not currently anticipate obtaining appraisals for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. We expect to begin establishing such estimated value of our shares based on the value of our real estate and real estate-related investments beginning 18 months after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public equity offerings, and have not done so for one year. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the operating partnership.) We will retain persons independent of us and our advisor to prepare the estimated value of our shares. Prior to establishing the estimated value of our shares, the prices at which we will initially repurchase shares are as follows:

•	the lower of $9.25 or the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	the lower of $9.50 or the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	the lower of $9.75 or the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

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•	the lower of $10.00 or the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

The purchase price per share as described above for shares repurchased prior to establishing the estimated value of our shares will be reduced by the aggregate amount of net proceeds per share, if any, distributed to the investors prior to the repurchase date as a result of a sale of one or more of our assets that constitute a return of capital distributed to investors as a result of such sales, which we refer to as a “special distribution.” After we begin establishing the estimated value of our shares, we will repurchase shares at the lesser of (1) 100% of the average price per share the original purchaser paid to us for all of the shares (as adjusted for any stock distributions, combinations, splits, recapitalizations, special distributions and the like with respect to our common stock) or (2) 90% of the net asset value per share, as determined by the most recent estimated value of such shares.

We intend to repurchase shares quarterly under the plan. We will not repurchase in excess of 5% of the number of shares of common stock outstanding as of the same date in the prior calendar year. Generally, the cash available for repurchases will be limited to the net proceeds from the sale of shares under our distribution reinvestment plan during the previous fiscal year. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund repurchase requests pursuant to the limitations outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. You will have no right to request repurchase of your shares if the shares are listed for trading on a national securities exchange.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts, or IRAs, and retirement plans subject to ERISA and/or the Code. ERISA refers to the Employee Retirement Income Security Act of 1974, as amended, and is a federal law that regulates the operation of certain retirement plans. Any retirement plan trustee, fiduciary or other person considering purchasing shares for a retirement plan or an IRA should carefully read that section of this prospectus. This section of the prospectus should also be reviewed by fiduciaries of other retirement plans, such as governmental plans and church plans, that are not subject to ERISA but may be subject to similar state laws.

Restriction on Share Ownership

Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% in value of outstanding shares of our stock and more than 9.8% in value or in number of shares, whichever is more restrictive, of outstanding shares of our common stock, unless otherwise excepted by our board of directors. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Listing or Liquidation Policy

We intend to complete a transaction providing liquidity for our stockholders within four to six years from the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public equity offerings, and have not done so for one year. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the operating partnership.) A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. We cannot predict the exact date by which we will complete a liquidity event, as market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or the commencement of our liquidation beyond six years from the termination of our offering stage. The sale of all, or substantially all, of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock. A public market for our shares may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital. There is no assurance however that we will list our shares or that a public market will develop if we list our shares.

If we do not begin the process of listing our shares of common stock on a national securities exchange by the end of six years from the completion of our offering stage, or have not otherwise completed a liquidity event by such date, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of our board of directors, including a majority of independent directors, determines that liquidation is not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of our independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires that a majority of our board of directors, including a majority of our independent directors, revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of our independent directors, again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets.

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Even if we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located, and federal income tax effects on stockholders that may prevail in the future. We cannot assure you that we will be able to liquidate all of our assets. After commencing a liquidation, we would continue in existence until all properties and other assets are liquidated.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (ii) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of an investment company as we intend to invest primarily in real property through our wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property or in other entities that they manage or co-manage that own real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. As we are organized as a holding company that conducts its businesses primarily through the operating partnership, which in turn is a holding company conducting its business through its wholly and majority-owned subsidiaries, both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test.

In addition, we believe neither we nor the operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor the operating partnership will engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the operating partnership’s wholly owned or majority-owned subsidiaries, we and the operating partnership will be engaged primarily in the non-investment company businesses of these subsidiaries.

Even if the value of investment securities held by our subsidiaries were to exceed 40%, we expect our subsidiaries to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of our subsidiaries’ portfolios be comprised of qualifying real estate assets and at least 80% of each of their portfolios be comprised of qualifying real estate assets and real estate-related assets under the Investment Company Act (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition or disposition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of an investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

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RISK FACTORS

Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Investment Risks

No current public trading market exists for our stock, therefore, it may be difficult for you to sell your stock. If you sell your stock, it may be at a substantial discount.

No current public market exists for our stock and we can provide no assurances that a public market will ever exist for our stock. Our charter contains restrictions on the ownership and transfer of our stock, and these restrictions may inhibit your ability to sell your stock. Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% in value of our outstanding shares of stock and more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common stock, unless otherwise excepted by our board of directors or charter. We have adopted a share repurchase plan, however it is limited in terms of the number of shares of stock which may be repurchased annually. Our board of directors may also limit, suspend or terminate our share repurchase plan at any time.

In addition, it may be difficult for you to sell your stock promptly or at all. If you are able to sell your shares of stock, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment is expected to be reduced by selling commissions, dealer manager fees, organization and offering expenses, and acquisition and origination fees and expenses. If our offering expenses are higher than we anticipate, we will have a smaller amount available for investment. You should consider our stock as an illiquid investment, and you must be prepared to hold your stock for an indefinite period of time. Please see “Description of Capital Stock — Restrictions on Ownership and Transfer” for a more complete discussion on certain restrictions regarding your ability to transfer your stock.

We have arbitrarily established the per share offering prices and the offering price may not reflect the true value of the shares; therefore, investors may be paying more for a share than the share is actually worth.

If we listed our shares on a national securities exchange, the share price might drop below our stockholder’s original investment. Neither prospective investors nor stockholders should assume that the per share price reflects the intrinsic or realizable value of our shares or otherwise reflects our value, earnings or other objective measures of worth. See “Plan of Distribution.”

We have experienced losses in the past, and we may experience similar losses in the future.

From inception through December 31, 2011, we had a cumulative net loss of $7,061,122.  Our losses can be attributed, in part, to the initial start-up costs and operating expenses incurred prior to purchasing properties or making other investments that generate revenue.  In addition, acquisition costs and depreciation and amortization expenses substantially reduced our income. For the reasons described above, we cannot assure you that, in the future, we will be profitable or that we will realize growth in the value of our assets.

Our lack of prior operating history makes it difficult for you to evaluate this investment.

We and our advisor are recently formed entities with no prior operating history and may not be able to successfully operate our business or achieve our investment objectives. The past performance of other real estate investment programs sponsored by affiliates of our advisor may not be indicative of the performance we will achieve. We may not be able to conduct our business as described in our plan of operation.

We have paid and may continue to pay distributions from offering proceeds, borrowings or the sale of assets to the extent our cash flow from operations or earnings are not sufficient to fund declared distributions. Rates of distribution to you will not necessarily be indicative of our operating results. If we make distributions from sources other than our cash flows from operations or earnings, we will have fewer funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source, including the net proceeds from this offering. During the early stages of our operations until the proceeds of this offering are invested in real estate and real estate-related investments, we have funded and expect to continue to fund distributions from the proceeds of this offering and borrowings. Thereafter, we may pay distributions from proceeds of this offering, borrowings and the sale of assets to the extent distributions exceed our earnings or cash flows from operations. For the year ended December 31, 2011, none (or 0%) of our distributions paid during that period were covered by our cash flow from operations or our funds from operations for that same period. To the extent we fund distributions from sources other than cash flow from operations, we will have fewer funds available for the acquisition of properties and your overall return may be reduced. Further, to the extent distributions exceed our earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder will be required to recognize capital gain.

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This is a blind pool offering, therefore you will not have the opportunity to evaluate our investments before we make them and we may make real estate investments that would have changed your decision as to whether to invest in our common stock.

Other than as described in a supplement to this prospectus, we have not acquired any properties or made any other investments, nor have we identified or contracted any probable investments. We are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate and real estate-related investments. We have established criteria for evaluating potential investments. See “Investment Strategy, Objectives and Policies.” However, you will be unable to evaluate the transaction terms, location, and financial or operational data concerning the investments before we invest in them. Except for any investments that may be described in a supplement to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments prior to our investment. You will be relying entirely on the ability of our advisor to identify suitable investments and propose transactions for our board of directors to oversee and approve. These factors increase the risk that we may not generate the returns that you seek by investing in our shares.

We differ from prior programs sponsored by Bluerock in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.

The past performance of other investment programs sponsored by Bluerock may not be indicative of our future results, and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations of those programs. As our portfolio is unlikely to resemble the portfolios of the prior Bluerock programs, the returns to our stockholders will vary from those generated by prior programs. We are the first publicly-offered investment program sponsored by Bluerock or any of its affiliates. Therefore, the prior Bluerock programs, which were conducted through privately-held entities, were not subject to the up-front commissions, fees and expenses associated with this offering or to many of the laws and regulations to which we are subject. Bluerock has no experience operating a REIT or any other publicly-offered investment program. As a result of all these factors, you should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs sponsored by Bluerock or its affiliates.

Because we will continue to sell shares at a fixed price during the course of this offering and, at the same time, will be acquiring real estate and real estate-related investments with the proceeds of the offering, if you purchase shares after we raise the minimum offering, which we did as of May 2010, you will experience dilution to the extent that future shares are issued when and if the value of our underlying net assets exceeds the price you paid for your shares in the offering.

Under the terms of this offering, we will sell shares of our common stock at a fixed price of $10.00 per share. We may continue selling shares at $10.00 per share for the duration of this offering or until the maximum offering is sold. During such time, we may acquire real estate or real estate-related investments. Any future issuances of our shares, including any shares issued in connection with a follow-on offering, will have a dilutive effect on the earlier purchasers of our common stock to the extent that at the time of such future issuances, the value of our underlying net assets exceeds the price they paid for their shares.

As of the date of this prospectus we have raised approximately $14.1 million in primary offering proceeds in this offering, which commenced on October 15, 2009. In addition, from November 17, 2010 until March 2, 2011, we suspended this offering in order to restate certain of our financial statements. If the rate at which we raise offering proceeds does not improve significantly, our general and administrative costs may remain higher relative to the size of our portfolio and our portfolio may not be as diversified as it would be otherwise.

This offering is being made on a “best efforts” basis whereby the participating broker-dealers are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of our common stock. We commenced this offering on October 15, 2009 and as of the date of this prospectus we have raised approximately $14.1 million in primary offering proceeds. In addition, from November 17, 2010 until March 2, 2011, we suspended this offering while we amended and restated our previously issued financial statements for the year ended December 31, 2009 and the periods ended March 31, 2010 and June 30, 2010. If the rate at which we raise offering proceeds does not improve significantly, our general and administrative costs may remain higher relative to the size of our portfolio, and our net income and the distributions we make to stockholders would be reduced. In addition, we will be limited in our ability to make additional investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. In that case, the likelihood that any single property’s performance would materially reduce our overall profitability will increase. Moreover, we cannot predict the impact of the restatement on our ability to increase sales.

We have restated our financials statements for certain periods, which subjected us to significant cost and a number of additional risks and uncertainties, including increased costs for accounting and legal fees and the increased possibility of legal proceedings.

On November 11, 2010, the audit committee of our board of directors determined that our audited financial statements for the year ended December 31, 2009 and our unaudited interim financial statements for the periods ended March 31, 2010 and June 30, 2010 should no longer be relied upon because certain adjustments to our accounting methods regarding business combinations and investments in unconsolidated entities were necessary. As a result of such determination we filed an amended Annual Report on Form 10-K/A and amended Quarterly Reports on Form 10-Q/A to correct the errors identified. These restatements resulted in substantial unanticipated costs in the form of accounting, legal fees, and similar professional fees, in addition to the substantial diversion of time and attention of our Chief Financial Officer and members of our accounting team in preparing the restatements. Although the restatement is complete, we can give no assurances that we will not incur additional costs associated with the restatements.

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In addition, we may be subject to legal claims by current stockholders, regulators or others as a result of the offer and sale of shares of our common stock in this offering using incorrect financial statements. If such events occur, we may incur defense costs regardless of the outcome of these actions and insurance may not be sufficient to cover the losses we may incur. Likewise, such events might cause a further diversion of our management’s time and attention. If we do not prevail in one or more of these potential actions, we could be required to pay damages or settlement costs, which could be substantial relative to the current state of our company.

The cash distributions you receive may be less frequent or lower in amount than you expect.

Our directors determine the amount and timing of distributions. Our directors consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you how long it may take to generate sufficient available cash flow to make distributions nor can we assure you that sufficient cash will be available to make distributions to you. We may borrow funds, return capital or sell assets to make distributions. With no prior operations, we cannot predict the amount of distributions you may receive. We may be unable to pay or maintain cash distributions or increase distributions over time.

Also, because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to acquire properties and real estate-related investments as offering proceeds become available, the income from those investments and yields on securities of other real estate companies that we invest in, as well as our operating expense levels and many other variables. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return of capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. For further information regarding the tax consequences in the event we make distributions other than from funds from operations, please see “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.” In addition, to the extent we make distributions to stockholders with sources other than cash flow from operations, the amount of cash that is available for investment in real estate assets will be reduced, which will in turn negatively impact our ability to achieve our investment objectives and limit our ability to make future distributions.

The properties we acquire or develop may not produce the cash flow that we expect in order to meet our REIT minimum distribution requirements. We may decide to borrow funds to meet the REIT minimum distribution requirements, which could adversely affect our overall financial performance.

We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, which may decrease future distributions to stockholders.

The inability of our advisor to retain or obtain key personnel, property managers and leasing agents could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Kamfar, Babb and Ruddy, executive officers of us and our advisor. Neither we nor our advisor have employment agreements with any of these executive officers nor do we currently have key man life insurance on any of these key personnel. If either of Messrs. Kamfar, Babb and Ruddy were to cease their affiliation with us or our advisor, our advisor may be unable to find suitable replacements, and our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s, property managers’ and leasing agents’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, property managers or leasing agents, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

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We rely on Bluerock Capital Markets to sell our shares of common stock pursuant to this offering. If Bluerock Capital Markets is not able to market our shares effectively, we may be unable to raise sufficient proceeds to meet our business objectives.

We have engaged Bluerock Capital Markets to act as our dealer manager for this offering, and we rely on Bluerock Capital Markets to use its best efforts to sell the shares offered hereby. Although our sponsor is an affiliate of our dealer manager, it does not control our dealer manager’s day-to-day capital-raising efforts and we have no assurance that our dealer manager’s capital-raising efforts will be successful. It would also be challenging and disruptive to locate an alternative dealer manager for this offering. Without improved capital raising, our portfolio will be smaller relative to our general and administrative costs and less diversified than it otherwise would be, which could adversely affect the value of your investment in us.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-managed.

At some point in the future, our board of directors may consider internalizing the functions performed for us by acquiring our advisor’s assets. The method by which we could internalize these functions could take many forms. There is no assurance that internalizing our management functions will be beneficial to us and our stockholders and could result in dilution of your interests as a stockholder and could reduce earnings per share and funds from operation per share. For example, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our advisor, property manager or their affiliates. Internalization transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments to pay distributions. All these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

Risks Related to This Offering and Our Corporate Structure

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

Our charter restricts direct or indirect ownership by one person or entity to no more than 9.8% in value of the outstanding shares of our stock and 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of our common stock unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. If also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, our board of directors could authorize the issuance of up to 50,000,000 shares of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. See “Description of Capital Stock — Preferred Stock.”

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on our advisor and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Under the direction of our board of directors our advisor makes all decisions with respect to the management of our company. Our advisor has no operating history and no experience operating a public company. It depends upon the fees and other compensation that it receives from us in connection with the purchase, management and sale of our properties to conduct its operations. Any adverse changes in the financial condition of our advisor or property manager or our relationship with our advisor or property manager could hinder its ability to successfully manage our operations and our portfolio of investments.

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You will have limited control over changes in our policies and day-to-day operations, which limited control increases the uncertainty and risks you face as a stockholder. In addition, our board of directors may change our major operational policies without your approval.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. See “Important Provisions of Maryland Corporate Law and Our Charter and Bylaws.”

Our advisor is responsible for the day-to-day operations of our company and the selection and management of investments and has broad discretion over the use of proceeds from this offering. Accordingly, you should not purchase shares of our common stock unless you are willing to entrust all aspects of the day-to-day management and the selection and management of investments to our advisor, who will manage our company in accordance with the advisory agreement. In addition, our advisor may retain independent contractors to provide various services for our company, and you should note that such contractors will have no fiduciary duty to you or the other stockholders and may not perform as expected or desired.

Your investment will be diluted upon conversion of the convertible stock.

Our advisor has been issued 1,000 shares of our convertible stock. Under certain circumstances, each outstanding share of our convertible stock may be converted into shares of our common stock, which will have a dilutive effect to our stockholders. Our convertible stock will be converted into shares of common stock if (1) we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus an 8% cumulative, non-compounded, annual return on that price or (2) we list our common stock for trading on a national securities exchange (for this purpose, “listing” would also include a merger transaction whereby holders of our common stock receive cash and/or listed securities of another issuer). Upon the occurrence of any of these events, each share of convertible stock will be converted into shares of our common stock with a value equal to 15% of the excess of (i) our enterprise value plus the aggregate value of the distributions paid to date on the then outstanding shares over (ii) the aggregate purchase price paid by stockholders for those outstanding shares plus an 8% cumulative, non-compounded, annual return on that price. See “Description of Capital Stock — Convertible Stock.”

The conversion of the convertible stock held by our advisor due upon termination of the advisory agreement and the voting rights granted to the holder of our convertible stock, may discourage a takeover attempt or prevent us from effecting a merger that would otherwise be in the best interests of our stockholders.

If we engage in a merger in which we are not the surviving entity or our advisory agreement is terminated without cause, our advisor and its affiliates may be entitled to conversion of the convertible stock. The existence of this convertible stock may deter a prospective acquirer from bidding on our company, which may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a separate class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the holders of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock. In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction. By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.

If we sell substantially less than all of the shares we are offering, the costs we incur to comply with the rules of the SEC regarding internal controls over financial reporting and other fixed costs will be a larger percentage of our net income and will reduce the return on your investment.

We expect to incur significant costs in establishing and maintaining adequate internal controls over our financial reporting for the company and that our management will spend a significant amount of time assessing the effectiveness of our internal control over financial reporting. We do not anticipate that these costs or the amount of time our management will be required to spend will be significantly less if we sell substantially less than all of the shares we are offering.

Your rights as stockholders and our rights to recover claims against our officers, directors and advisor directors are limited.

Under Maryland law, our charter and under the terms of certain indemnification agreements with our directors, we may generally indemnify our directors, our advisor and their respective affiliates for any losses or liability suffered by any of them and hold these persons or entities harmless for any loss or liability suffered by us as long as: (1) these persons or entities have determined in good faith that the loss or liability was in our best interest; (2) these persons or entities were acting on our behalf or performing services for us; (3) the loss or liability was not the result of the negligence or misconduct of the directors (or, with respect to the independent directors, gross negligence or willful misconduct), the advisor or their respective affiliates or (4) the indemnity or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases.

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You may not be able to sell your stock under the share repurchase plan.

Our board of directors could choose to amend the terms of our share repurchase plan without stockholder approval. Our board is also free to amend or terminate the plan at any time. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase plan. If our board terminates our share repurchase plan, you may not be able to sell your shares even if you deem it necessary or desirable to do so. In addition, the share repurchase plan includes numerous restrictions that would limit your ability to sell your stock. If you are able to resell your shares to us pursuant to our share repurchase plan, you will likely receive substantially less than the amount paid to acquire the shares from us or the fair market value of your shares, depending upon how long you owned the shares. See “Share Repurchase Plan.”

If we do not successfully implement our listing or liquidation policy, you may have to hold your investment for an indefinite period.

Though we presently intend to complete a transaction providing liquidity to stockholders within four to six years from the completion of our offering stage, our charter does not require our board of directors to pursue such a liquidity event. We cannot predict the exact date by which we will complete a liquidity event, as market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or delay the commencement of our liquidation beyond six years from the termination of our offering stage. If our board of directors does determine to pursue our liquidation policy, we would be under no obligation to conclude the process within a set time. The timing of the sale of assets will depend on real estate and financial markets, economic conditions in the areas in which properties are located, and federal income tax effects on stockholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would remain in existence until all properties and assets are liquidated. If we do not pursue a liquidity event, or delay such an event due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

Risks Related to Conflicts of Interest

Our advisor, our executive officers and their affiliates face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment.

We rely on our advisor to identify suitable investment opportunities. We may be buying properties at the same time as other entities that are affiliated with or sponsored by our advisor. Other programs sponsored by our advisor or its affiliates also rely on our advisor, our executive officers and their affiliates for investment opportunities. Bluerock has sponsored privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs. Many investment opportunities would be suitable for us as well as other programs. Our advisor could direct attractive investment opportunities or tenants to other entities. Such events could result in our investing in properties that provide less attractive returns or getting less attractive tenants, thus reducing the level of distributions which we may be able to pay to you and the value of your investment. See “Conflicts of Interest.”

If we acquire properties from affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations.

The prices we pay to affiliates of our advisor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties or if the price to us is in excess of such cost, substantial justification for such excess must exist and such excess must be reasonable and consistent with current market conditions as determined by a majority of our independent directors. Substantial justification for a higher price could result from improvements to a property by the affiliate of our advisor or increases in market value of the property during the period of time the property is owned by the affiliates of our advisor as evidenced by an appraisal of the property. In no event will we acquire property from an affiliate at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third-party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders. In the event that we acquire a property from our advisor or its affiliates such purchases will be limited, in the aggregate, to no more than 25% of the total proceeds raised in this offering as of the date of the transaction.

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Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates perform services for us in connection with the selection and acquisition of our properties and other investments, and possibly the development, management and leasing of our properties. They are paid significant fees for these services, which reduces the amount of cash available for investment and for distribution to stockholders. The fees to be paid to our advisor and its affiliates were not determined on an arm’s-length basis. We cannot assure you that a third-party unaffiliated with our advisor would not be willing to provide such services to us at a lower price. If the maximum offering amount is raised (including shares of stock issued pursuant to our distribution reinvestment plan), we estimate that 10.66% of the gross proceeds of this offering will be paid to our advisor, its affiliates and third parties for up-front fees and expenses associated with the offer and sale of our stock and the acquisition of our assets, including estimated acquisition and origination fees of 1.75% of the cost of assets. The expenses we actually incur in connection with the offer and sale of our stock, excluding acquisition and origination fees and expenses, may exceed the amount we expect to incur .

These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange. See “Management Compensation.”

Our advisor, our dealer manager and their affiliates, including our officers, some of whom are also directors, face conflicts of interest caused by compensation arrangements with us and other programs sponsored by affiliates of our advisor, including Bluerock, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor, our dealer manager and their affiliates receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers, some of whom are also our directors. Among other matters, the compensation arrangements could affect their judgment with respect to property acquisitions from, or the making of investments in, other programs sponsored by Bluerock, which might entitle affiliates of our advisor to disposition fees and other possible fees in connection with its services for the seller.

Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to make distributions to you or result in a decline in the value of your investment.

If the competing demands for the time of our advisor, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

We do not have any employees. We rely on the employees of our advisor and its affiliates for the day-to-day operation of our business. The amount of time that our advisor and its affiliates spend on our business will vary from time to time and is expected to be more while we are raising money and acquiring properties. Our advisor and its affiliates, including our officers, have interests in other programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our advisor will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our advisor will devote adequate time to our business. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of these things occur, the returns on our investments, our ability to make distributions to stockholders and the value of your investment may suffer. See “Conflicts of Interest.”

Because other real estate programs offered through Bluerock Capital Markets are conducting offerings concurrently with our offering, Bluerock Capital Markets may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Bluerock Capital Markets, our dealer manager, also acts as the dealer manager for the private offerings of other Bluerock-sponsored real estate programs. These private offerings may be raising capital in their respective private offerings concurrently with our offering. In addition, other Bluerock-sponsored programs may seek to raise capital through public or private offerings conducted concurrently with our offering. As a result, Bluerock Capital Markets may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Such conflicts may not be resolved in our favor, and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

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Because Bluerock Capital Markets is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Bluerock Capital Markets, our dealer manager, is one of our affiliates. Because Bluerock Capital Markets is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Risks Related to Our Transition of Dealer Managers

The No Objections Letter issued by FINRA to Bluerock Capital Markets to act as our dealer manager contains a qualification for the resolution of excess underwriting compensation issues relating to our former dealer manager, which could adversely affect our capital-raising efforts.

As required by the rules of FINRA, total underwriting compensation paid in connection with this offering cannot exceed an amount equal to 10% of our gross proceeds from the sale of shares of our common stock in the primary offering.  Payments made by our advisor’s affiliates and us to Select Capital Corporation, our former dealer manager, exceeded this underwriting compensation limit during Select’s term as our dealer manager.  Bluerock Capital Markets received a No Objections Letter (“NOL”) to act as our dealer manager for this offering in July 2011 and, as of that time, FINRA had not resolved this excess compensation issue and placed a qualification in the NOL that would allow FINRA to impose further requirements or restrictions on Bluerock Capital Markets serving as our dealer manager, including imposing restrictions on the nature, amount or other terms of the underwriting compensation paid in connection with this offering or any future offering.  Such requirements or restrictions could require us to further suspend our offering until FINRA is satisfied that its conditions have been addressed, which would likely have an adverse effect on our capital-raising efforts.

General Risks Related to Investments in Real Estate

Our operating results may be affected by economic conditions that have an adverse impact on the real estate market in general, and may cause us to be unable to realize appreciation in the value of our properties.

Our operating results will be subject to risks generally associated with the ownership of real estate, including, but not limited to changes in general economic conditions, changes in interest rates and the availability of mortgage funds that may make the sale a of property difficult.

Although we intend to hold our real estate and related investments until such a time as our advisor determines that a sale or other disposition appears to be advantageous to our overall investment objectives, we cannot predict the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of this uncertainty, we cannot assure you that we will realize any appreciation in the value of our real estate properties.

Competition from other apartment properties for tenants could reduce our profitability and the return on your investment.

The apartment property industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and in the larger geographic market where our apartment communities will be located. Overbuilding of apartment properties may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates.

Increased competition and increased affordability of single-family homes could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any apartment properties we may acquire will most likely compete with numerous housing alternatives in attracting residents, including single-family homes, as well as owner-occupied single and multifamily homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.

We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find tenants to lease units in our apartment properties;

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•	force us to lower our rental prices in order to lease units in our apartment properties; and/or

•	substantially reduce our revenues and cash available for distribution to our stockholders.

We compete with numerous other parties or entities for real estate assets and tenants and may not compete successfully.

We compete with numerous other persons or entities engaged in real estate investment activities, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may be willing to offer space at rates below our rates, causing us to lose existing or potential tenants.

Many of our investments will be dependent on tenants for revenue, and lease terminations could reduce our revenues from rents, resulting in the decline in the value of your investment.

The underlying value of our properties and the ability to make distributions to you depend upon the ability of the tenants of our properties to generate enough income to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. Tenants’ inability to timely pay their rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our tenants’ ability to make lease payments. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and may also cause the value of your investment to decline.

Our operating results and distributable cash flow depend on our ability to generate revenue from leasing our properties to tenants on terms favorable to us.

Our operating results depend, in large part, on revenues derived from leasing space in our properties. We are subject to the credit risk of our tenants, and to the extent our tenants default on their leases or fail to make rental payments we may suffer a decrease in our revenue. In addition, if a tenant does not pay its rent, we may not be able to enforce our rights as landlord without delays and we may incur substantial legal costs. We are also subject to the risk that we will not be able to lease space in our value-added or opportunistic properties or that, upon the expiration of leases for space located in our properties, leases may not be renewed, the space may not be re-leased or the terms of renewal or re-leasing (including the cost of required renovations or concessions to customers) may be less favorable to us than current lease terms. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property. Further, costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment. These events would cause a significant decrease in revenues and could cause us to reduce the amount of distributions to our stockholders.

Short-term multifamily and apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Costs incurred in complying with governmental laws and regulations may reduce our net income and the cash available for distributions.

Our company and the properties we expect to own are subject to various federal, state and local laws and regulations relating to environmental protection and human health and safety. Federal laws such as the National Environmental Policy Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act and the Hazard Communication Act and their resolutions and corresponding state and local counterparts govern such matters as wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. The properties we acquire will be subject to the Americans with Disabilities Act of 1990 which generally requires that certain types of buildings and services be made accessible and available to people with disabilities. These laws may require us to make modifications to our properties. Some of these laws and regulations impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were illegal. Compliance with these laws and any new or more stringent laws or regulations may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. In addition, there are various federal, state and local fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance.

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Our properties may be affected by our tenants’ activities or actions, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. The presence of hazardous substances, or the failure to properly remediate these substances, may make it difficult or impossible to sell or rent such property. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Any uninsured losses or high insurance premiums will reduce our net income and the amount of our cash distributions to stockholders.

Our advisor will attempt to obtain adequate insurance to cover significant areas of risk to us as a company and to our properties. However, there are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may not elect to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt, if any;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	create working capital reserves; and/or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally two years, and comply with certain other requirements in the Code.

As part of otherwise attractive portfolios of properties, we may acquire some properties with existing lock-out provisions, which may inhibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Loan provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Loan provisions may prohibit us from reducing the outstanding indebtedness with respect to properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

Loan provisions could impair our ability to take actions that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our stock, relative to the value that would result if the loan provisions did not exist. In particular, loan provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Actions of our joint venture partners could subject us to liabilities in excess of those contemplated or prevent us from taking actions which are in the best interests of our stockholders which could result in lower investment returns to our stockholders.

We have entered into joint ventures with affiliates and other third parties to acquire or improve properties. We may also purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

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•	joint venturers may share certain approval rights over major decisions;

•	that such co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of termination or liquidation of the joint venture;

•	the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt;

•	the possibility that we may incur liabilities as a result of an action taken by our co-venturer, co-owner or partner;

•	that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT;

•	disputes between us and our joint venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable joint venture to additional risk; or

•	that under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

These events might subject us to liabilities in excess of those contemplated and thus reduce your investment returns. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture.

General Risks Related to Real Estate-Related Investments

If we make or invest in mortgage loans as part of our plan to acquire the underlying property, our mortgage loans may be affected by unfavorable real estate market conditions, including interest rate fluctuations, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans as well as interest rate risks. To the extent we incur delays in liquidating such defaulted mortgage loans, we may not be able to obtain sufficient proceeds to repay all amounts due to us under the mortgage loan. Further, we will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties fall, our risk will increase because of the lower value of the security associated with such loans.

Subordinated loan investments involve a greater risk of loss of investment and reductions of return than senior loans secured by income-producing properties.

Subordinated loans may be secured by second mortgages on the underlying real property or by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our subordinated loan. If a borrower defaults on our subordinated loan or debt senior to our loan, or in the event of a borrower bankruptcy, our subordinated loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, subordinated loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may invest in real estate-related securities of both publicly traded and private real estate companies. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of: (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) subordination to the prior claims of banks and other senior lenders to the issuer; (3) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (4) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (5) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

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Investments in real estate-related securities may be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

If we invest in certain real estate-related securities that we may purchase in connection with privately negotiated transactions, they will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our long-term stabilized portfolio in response to changes in economic and other conditions may be relatively limited. The subordinated and bridge loans we may purchase will be particularly illiquid investments due to their short life. Moreover, in the event of a borrower’s default on an illiquid real estate security, the unsuitability for securitization and potential lack of recovery of our investment could pose serious risks of loss to our investment portfolio.

Delays in restructuring or liquidating non-performing real estate-related securities could reduce the return on your investment.

If we invest in real estate-related securities, they may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may receive from an investment.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, nor our operating partnership, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We expect that our operating partnership’s and subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our operating partnership and our wholly and majority-owned subsidiaries, primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to investors and possibly lower your returns.

We expect that most of our assets will be held through wholly owned or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, through our wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through the operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor the operating partnership will be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because neither we nor the operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the operating partnership’s wholly owned or majority-owned subsidiaries, we and the operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

In the event that the value of investment securities held by the subsidiaries of our operating partnership were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited to these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

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In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, nor our operating partnership nor subsidiaries are required to register as an investment company, each entity may be unable to sell assets they would otherwise want to sell and may need to sell assets they would otherwise wish to retain. In addition, we, our operating company or our subsidiaries may be required to acquire additional income or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition or disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information on issues related to compliance with the Investment Company Act, see “Investment Strategy, Objectives and Policies — Investment Company Act Considerations.”

Risks Associated with Debt Financing

We have used and may continue to use debt financing to acquire properties and otherwise incur other indebtedness, which increases our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We are permitted to acquire real properties and other real estate-related investments including entity acquisitions by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income,” or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Although our charter imposes limits on our total indebtedness, there is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other investment. If we mortgage a property and have insufficient cash flow to service the debt, we risk an event of default which may result in our lenders foreclosing on the properties securing the mortgage. Further, we may exceed the limits set forth in our charter if approved by a majority of our independent directors and the excess borrowing is disclosed to stockholders in our next quarterly report following the borrowing, along with justification for the excess.

As of the date of this prospectus, all of our investments in equity interests in real property have been made through financings secured by our interests in the joint venture through which we own the interest, and we have $1,931,484 of debt related to such investments coming due in 2012. We expect to repay our notes payable upon maturity with the proceeds to be raised from this offering. If we are unable to repay the any principal amount upon maturity, we will seek to extend the loan or refinance. If we cannot repay or refinance the note, then we may lose our interest in the joint ventures securing the note. See “Investment Strategy, Objectives and Policies — Borrowing Policies.”

High levels of debt or increases in interest rates could increase the amount of our loan payments, which could reduce the cash available for distribution to stockholders.

Our policies do not limit us from incurring debt and as of the date of this prospectus our independent directors have approved borrowings in excess of the limit set forth in our charter in connection with all of our equity interests in real property acquired to date. As of December 31, 2011, the ratio of our borrowings to the cost of our assets was 91%.

These high debt levels cause us to incur higher interest charges, result in higher debt service payments, and may be accompanied by restrictive covenants. Interest we pay reduces cash available for distribution to stockholders. Additionally, with respect to our variable rate debt, increases in interest rates increase our interest costs, which reduces our cash flow and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss. In addition, if we are unable to service our debt payments, our lenders may foreclose on our interests in the real property that secures the loans we have entered.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash distributions we can make.

To qualify as a REIT, we will be required to distribute at least 90% of our annual taxable income (excluding net capital gains) to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

Our ability to obtain financing on reasonable terms would be impacted by negative capital market conditions.

Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. Although this condition occurred initially within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

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Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective, may reduce the overall returns on your investment, and may expose us to the credit risk of counterparties.

We may use derivative financial instruments to hedge exposures to interest rate fluctuations on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to financing, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Complying with REIT requirements may limit our ability to hedge risk effectively.

The REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates, will not be treated as gross income for purposes of either the 75% or the 95% Income Test, as defined below in “Federal Income Tax Considerations — Income Tests,” unless specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry real estate assets or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% Income Test (or assets that generate such income). To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the 75% and 95% Income Tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing for the purchaser of such property.

If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In certain cases, we may receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments may be spread over a number of years. In such cases, you may experience a delay in the distribution of the proceeds of a sale until such time.

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Federal Income Tax Risks

If we fail to qualify as a REIT, we will be subjected to tax on our income and the amount of distributions we make to our stockholders will be less.

We elected to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2010 and intend to operate in a manner designed to permit us to continue to qualify as a REIT. A REIT generally is not taxed at the corporate level on income and gains it currently distributes to its stockholders. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we have received the opinion of Alston & Bird LLP that, commencing with the taxable year in which we satisfy the minimum offering requirement (December 31, 2010), we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT. This opinion has been issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court. The opinion of Alston & Bird LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Alston & Bird LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we elect to be taxed as a REIT and then were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	we would have less cash to make distributions to our stockholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

Although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine to delay or revoke our REIT election.

We encourage you to read the “Federal Income Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so. See “Federal Income Tax Considerations — Distribution Requirements.”

The failure of a subordinated loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire subordinated loans, for which the IRS has provided a safe harbor in Revenue Procedure 2003-65. Pursuant to such safe harbor, if a subordinated loan is secured by interests in a pass-through entity, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from the subordinated loan will be treated as qualifying mortgage interest for purposes of the REIT 75% Income Test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. We may, however, acquire subordinated loans that do not meet all of the requirements of this safe harbor. In the event we own a subordinated loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

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You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to the plan. For federal income tax purposes, you will be taxed on this amount in the same manner as if you have received cash; namely, to the extent that we have current or accumulated earnings and profits, you will have ordinary taxable income. To the extent that we make a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the tax basis in your stock, and the amount of the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received. See “Federal Income Tax Considerations — Distribution Requirements.”

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Code for properties held at least two years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal and state income taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our real estate assets and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

The use of taxable REIT subsidiaries would increase our overall tax liability.

Some of our assets may need to be owned or sold, or operations conducted, by taxable REIT subsidiaries. Any of our taxable REIT subsidiaries will be subject to federal and state income tax on their taxable income. The after-tax net income of our taxable REIT subsidiaries would be available for distribution to us. Further, we will incur a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm’s length basis. For example, to the extent that the rent paid by one of our taxable REIT subsidiaries exceeds an arm’s length rental amount, such amount potentially is subject to the excise tax. We intend that all transactions between us and our taxable REIT subsidiaries will be conducted on an arm’s length basis and, therefore, that any amounts paid by our taxable REIT subsidiaries to us will not be subject to the excise tax.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

 We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, the IRS could challenge such characterization. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

The tax imposed on REITs engaging in “prohibited transactions” may limit our ability to engage in transactions which would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held in inventory primarily for sale to customers in the ordinary course of business. Although we do not intend to hold any properties that would be characterized as inventory held for sale to customers in the ordinary course of our business, subject to certain statutory safe-harbors, such characterization is a factual determination and no guarantee can be given that the IRS would agree with our characterization of our properties or that we will always be able to make use of the available safe-harbors.

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The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations.

We may make investments in entities that own or are deemed to be taxable mortgage pools. Similarly, certain of our securitizations could be considered to result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “Federal Income Tax Considerations — Taxable Mortgage Pools and Excess Inclusion Income” below.

Distributions payable by REITs do not qualify for the reduced tax rates under recently enacted tax legislation.

Current law generally reduces the maximum tax rate for dividend distributions payable by corporations to individuals meeting certain requirements to 15% through 2012. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. As a result, distributions (other than capital gain distributions) paid by us to individual investors will generally be subject to the federal income tax rates that are otherwise applicable to ordinary income. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that make distributions, which could reduce the value of the stock of REITs, including our stock.

Distributions to tax-exempt investors may be classified as unrelated business taxable income and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);

•	part of the income and gain recognized by a tax exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor. See “Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders.”

Legislative or regulatory action could adversely affect the taxation of investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of title I of ERISA, including pension or profit sharing plans and entities that hold assets of such plans, which we refer to as ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts. (Collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans” or “Benefit Plan Investors”). If you are investing the assets of any Benefit Plan, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will not impair the liquidity of the Benefit Plan;

•	your investment will not produce “unrelated business taxable income” for the Benefit Plan;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the Benefit Plan; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common shares.

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Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. Such plans should satisfy themselves that the investment satisfies applicable law.

An investment in our stock may not be suitable for every Benefit Plan, and may result in the plan fiduciary breaching its duty to the plan.

When considering an investment in our stock, persons with investment discretion over assets of any ERISA Plan should consider whether the investment satisfies the fiduciary requirements of ERISA. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All ERISA Plan investors should also consider whether the investment is prudent under ERISA’s fiduciary standards. All Benefit Plans should determine whether the purchase of our stock meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our stock, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards set forth in the “Suitability Standards” section in this prospectus.

ERISA fiduciaries are required to determine annually the fair market value of each asset in the ERISA plan based on liquidation value. In addition, a trustee or custodian of an IRA must provide an IRA holder with a statement of the value of the IRA assets each year. The annual statement of value that we will be sending to stockholders subject to ERISA and the Code and to certain other plan stockholders is only an estimate and may not comply with any reporting and disclosure or annual valuation requirements under ERISA, the Code or other applicable law.

To assist fiduciaries subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in our shares, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries who identify themselves to us and request the reports. Until 18 months after the completion of our offering stage, we intend to use the price paid per share as the estimated value of a share of our common stock, subject to certain reductions based on special distributions to stockholders due to sales of properties or other assets. When determining the estimated value of our shares, which we expect to provide to stockholders beginning 18 months after the completion of our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based on a number of assumptions that may not be accurate or complete. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

We cannot assure you that:

•	a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

•	stockholders could realize that value if they were to attempt to sell their stock; or

•	an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

For a more complete discussion of the foregoing issues and other risks associated with an investment in our stock by retirement plans, please see the “ERISA Considerations” section of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

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ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering assuming we sell (1) $1,000,000,000 in shares, the maximum offering amount, in the primary offering and no shares pursuant to our distribution reinvestment plan and (2) $1,000,000,000 in shares, the maximum offering amount, in the primary offering and $285,000,000 in shares, the maximum amount available pursuant to our distribution reinvestment plan. Shares of our common stock will be sold at $10.00 per share in the primary offering and at $9.50 per share pursuant to the distribution reinvestment plan. We reserve the right to reallocate shares of our common stock between the primary offering and the distribution reinvestment plan.

Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering, we estimate that between approximately 89.34% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 86.89% (assuming no shares available under our distribution reinvestment plan are sold) of our gross offering proceeds will be available for investments. On a per share basis, the funds available for investment would be $8.93 and $8.69 for shares sold at $10.00 per share. We will use the remainder of the offering proceeds to pay offering expenses, including selling commissions and the dealer manager fee, and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of our real estate investments. We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share repurchase plan; capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; funding obligations under any of our real estate loans receivable; investments in real estate properties and real estate-related assets, which would include payment of acquisition fees or origination fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our distribution reinvestment plan are used for investments in real estate properties and for real estate-related assets, sales under our distribution reinvestment plan will result in greater fee income for our advisor because of acquisition, origination and other fees.

During the early stages of our operations until the proceeds of this offering are invested in real estate and real estate-related investments, we have funded and expect to continue to fund distributions from the proceeds of this offering and borrowings. Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have used less than 89.34% of the gross proceeds in this offering for investment in real estate (including capitalized tenant improvements and leasing concessions and the payment of acquisition expenses). Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow.

	Maximum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,000,000,000	100.00%	$1,285,000,000	100.00%
Selling Commissions(1)	70,000,000	7.00%	70,000,000	5.45%
Dealer Manager Fee(1)	26,000,000	2.60%	26,000,000	2.02%
Additional Underwriting Expenses(2)(3)	956,234	0.10%	956,234	0.07%
Issuer Organization and Offering Costs(3)(4)	16,019,306	1.60%	16,019,306	1.25%
Acquisition and Origination Fees(5)	15,487,500	1.55%	20,475,000	1.59%
Acquisition and Origination Expenses(5)	2,655,000	0.27%	3,510,000	0.27%
Amount Available for Investment	$868,881,960	86.89%	$1,148,039,460	89.34%

________________

(1)	No selling commissions or dealer manager fees are payable on shares sold under the distribution reinvestment plan.

(2)	Includes: (a) amounts used to reimburse our dealer manager for actual costs incurred by its FINRA-registered personnel for travel, meals and lodging to attend retail seminars sponsored by participating broker-dealers; (b) sponsorship fees for seminars sponsored by participating broker-dealers; (c) amounts used to reimburse broker-dealers, including our dealer manager, for the actual costs incurred by their FINRA-registered personnel for travel, meals and lodging in connection with attending bona fide training and education meetings hosted by our advisor or its affiliates; (d) legal fees allocated to our dealer manager; and (e) certain promotional items. The maximum amount of underwriting compensation that we may pay in connection with this offering is 10.0% of gross proceeds of our primary offering. See “Plan of Distribution.”

(3)	Our advisor or its affiliates may advance, and we will reimburse, underwriting expenses (other than selling commissions and the dealer manager fee) and issuer organization and offering costs incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by our advisor or its affiliates and would not cause the cumulative selling commissions, dealer manager fee, additional underwriting expenses and issuer organization and offering expenses paid by us to exceed 15.0% of the gross proceeds of our primary offering as of the date of the reimbursement.

(4)	Includes all issuer organization and offering expenses to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, technology, filing fees, charges of our escrow agent and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering and amounts to reimburse costs in connection with preparing supplemental sales materials and reimbursements for actual costs incurred for travel, meals and lodging by employees of our advisor and its affiliates to attend retail seminars hosted by broker-dealers or bona fide training and education meetings hosted by our advisor or its affiliates. We expect that our issuer organization and offering expenses will represent a lower percentage of the gross proceeds of our primary offering as the amount of proceeds we raise in the primary offering increases. In the table above, we have assumed that all issuer organization and offering expenses will constitute approximately 1.6% of gross proceeds from our primary offering if we raise the maximum offering amount.

(5)	For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments. However, we intend to leverage our investments with debt.

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MULTIFAMILY MARKET OVERVIEW

General

According to U.S. Census Bureau data provided by the National Multi Housing Council (NMHC), there were over 17 million apartment residences in the United States in 2010 with a value of nearly $1.83 trillion, compared to 15 million apartment units in 1990 with an estimated value of $585 billion.

According to the National Multi Housing Council, or NMHC, renters could make up one-half of all new households this decade comprising upwards of 7 million new renter households. Changes in population growth, demographics, societal preferences, environmental concerns, mobility, flexibility, and convenience are creating unprecedented demand for apartments. The NMHC cites apartments as both an economically smart choice for communities and households and an environmentally sustainable choice.

According to the Joint Center for Housing Studies of Harvard University The State of the Nation’s Housing 2011 report, which we refer to as the JCHS-Harvard Report, renter-household growth outpaced owner-household growth for four consecutive years from 2006-2010. Renter households increased an average of 692,000 annually while owner households decreased 201,000 annually on average. This trend marked a reversal of the previous decade and a half. According the JCHS Harvard Report, this shift is being driven by two underlying trends: 1) the rising number of renters who have deferred homebuying, and 2) the rising number of owners who have switched back to renting.

Typical first time home buyers have remained renters. While the number of households aged 25-34 increased one percent from 2007-2009, the number of households in this age group that bought their first home fell 14 percent. In addition, the number of first time homebuyers in the 35-44 year old age group fell 21 percent.

Many one time homeowners have also switched back to renting. The JCHS-Harvard Report estimates approximately 3.5 million homes were lost to foreclosure between 2008 and 2010. The report indicates that number continues to rise as lenders work through backlogs of troubled loans creating even more renters in the coming years. These new renters may refrain from homebuying for some time as they build their savings and reestablish their credit ratings.

Apartments serve the lifestyle needs of a diverse group of community residents. With a relatively low cost-per-resident ratio due to apartments’ high density nature, apartments are better able to provide the amenities that attract upper-income households. Many households are drawn to the lack of maintenance and ability to relocate inexpensively that multifamily housing provides. Using well-planned designs and monitoring systems, apartments are also able to provide security and crime prevention for their residents. Finally, an apartment property’s proximity to employment centers, public transportation and other neighborhood services offers renters a location advantage not available in single-family developments.

According to Morgan Stanley’s Housing Market Insight report in July 2011, “the combination of falling home prices, limited mortgage credit, continued liquidations, and better rental options is fundamentally changing the way Americans live.” Several key factors may in fact make it even harder to buy a home including mortgage reform, continued home price declines and long work out periods for distressed homes. Their conclusion is that this change is only beginning and the U.S. will become a society of renters for many years to come.

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Employment/Household Formation Forecast

After growing from 2003-2007, U.S. non-farm employment declined in 2008 and 2009 during the Great Recession. 2010 saw a reversal of this trend with 1,027,000 jobs created. As the U.S. approaches a more stabilized economic recovery, job growth is expected to increase. The Bureau of Labor Statistics estimates 0.7% annual job growth through 2020 resulting in 20.5 million new jobs.

The improvement in employment growth is expected to facilitate new household creation. According to the U.S. Census Bureau, the number of U.S. households experienced a rare decline in 2008 due to significant “doubling-up” and adult-aged children moving in with their parents. However, 2011 marked a major reversal as more households were formed than in any year since 2005. Household growth is expected to accelerate in the near future due to the growth of the 20-34 year old age group. The chart below titled “Echo Boomer Renter Population” shows historical data and 5 year projections of this age group.

Demand for multifamily is highly correlated to job and household growth. According to AXIOmetrics, a leading multifamily research firm, for every 1,000 jobs created, there is net new demand for up to 177 apartment units. The chart below, from Property and Portfolio Research, illustrates this correlation.

Source: Property and Portfolio Research

Further, the multifamily market is subject to the basic forces of supply and demand as outlined below:

Demand Overview

Demographic forces are indicating strong growth for multifamily demand in the foreseeable future due to a variety of factors, including the following:

•	Increasing Number of Echo Boomers. According to a RREEF Research report in May 2011, Echo Boomers, or children of the Baby Boomers, represent the largest demographic group in the nation’s history numbering approximately 80 million Americans. This segment of the population is currently in their teens through early 30s and is about 12 percent larger than the previous generation. According to RREEF Research, the Great Recession impacted the group’s ability to secure employment thus forcing them to “double-up” with parents and friends. As jobs become available and they continue to exit universities, these young adults are expected to fuel tremendous demand for apartments.

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Echo Boomer Renter Population

Source: Marcus and Millichap ** Projections

•	Propensity of Echo Boomers to Rent Longer . In their U.S. Real Estate Strategic Outlook report, RREEF Research indicates that “Echo Boomers” have “less of a propensity for homeownership than previous generations.” Thus, as they become renters, they are likely to remain renters much longer than previous generations, increasing the overall rentership rate. According to the NMHC, since more young adult households are renting and postponing buying homes, it is expected that rental demand will surge in the coming decade as more Echo Boomers enter the workforce and seek places to live. The need to adapt to the fast-paced knowledge-based economy, and the freedom to pursue economic opportunities wherever they present themselves also provide demand for the relatively short-term financial obligations of renting.

•	Increase in Baby Boomer Decision to Rent vs. Purchase. The NHMC also projects that additional demand for apartments will be generated by the Baby Boomers. As the Echo Boomer children leave home, their empty-nester parents are also expected to become renters, as they seek to simplify their lifestyle, reduce home maintenance obligations and shed home ownership chores.

•	Immigration. According to projections developed by the Pew Research Center, 82% of the population increase from 2005-2050 will be from immigrants and their U.S.-born descendants. According to a November 2007 report by Marcus and Millichap’s National Multi-Housing Group, approximately 85% of immigrants are expected to rent, compared with 32% of the U.S. residents overall. In addition, immigrants on average rent apartments for about eight to ten years, much longer than non-immigrants.

•	Home Ownership Crisis . The resilient fundamentals of the national apartment market are being further supported by the number of individuals losing their home in foreclosure or being forced to sell because they can no longer afford their mortgages. According to a report by RealtyTrac, Inc., a third-party company that maintains one of the largest foreclosure activity databases for the U.S., foreclosure filings were reported for 1.89 million U.S. properties in 2011. It is expected that many of these individuals will enter the renter market as “renters-by-necessity” and will stay renters for the foreseeable future. Additionally, the number of renters exiting apartments to purchase single-family homes has decreased dramatically as loans for first-time home buyers become increasingly scarce and qualifying standards become increasingly challenging. Diminishing home equity values have also quelled the desire of renters to purchase single-family homes. Futher, according to a Barron’s article titled “Renter Nation” published July 26, 2010, the U.S. homeownership rate dropped from 69.2% in 2004 to 66% in the fourth quarter of 2011, and is likely to hit 64% by 2015 with each 1% drop equivalent to approximately 1.3 million households. The average household includes more than two people meaning roughly 10 million extra residents could be moving into rentals over the next five years.

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Percentage of U.S. Homeownership

Source: U.S. Census Bureau, projections by Barron’s

•	Change in Demographics of Typical Households. A demographic shakeup in the traditional American household will also likely boost apartment demand. According to the NMHC, in 1955, married couples with children made up 44% of all households. Today, they constitute just 20% and the rate continues to decline. In fact, NMHC projects 86% of household growth between 2000 and 2040 will be those without children. They also project the fastest growing population segments in the next decade to be young adults in their 20s and empty nesters in their 50s, those most likely to seek options other than single family homes.

•	Increased Population. By 2025, the U.S. will have nearly 43 million more people than in 2011 according to the U.S. Census Bureau.

RREEF Research notes that 2010 was a strong year for multifamily with 227,000 institutional quality units were absorbed during the year, higher than the previous cyclical record achieved in 2000. RREEF Research concludes that as the job market improves and household formations continue among the Echo Boom generation, the next several years are expected to be particularly attractive for multifamily investment.

Supply Overview

Projections of additions to supply in the short-term are generally based on permitting and construction activity, while longer term projections are based on economics, construction cost, land availability and demand.

The JCHS-Harvard Report indicates that multifamily construction dipped to its lowest level in 17 years totaling just 124,000 units in 2010 after averaging 224,000 annually from 2004-2008. Recent challenges in the debt and equity markets and the financial environment have contributed to declines in multifamily starts in recent years. Further, according to data from the U.S. Census Bureau, U.S. multifamily starts reflect a cumulative shortfall of approximately 564,000 units from 2008-2011 compared to the 2000-2008 average. The NMHC projects that the U.S. will need approximately 300,000 units constructed each year moving forward while 2011 only delivered 167,000.

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Supply: Multifamily Construction near 20-Year Lows

Source: U.S. Census Bureau data.

Supply-Demand Imbalance

The RREEF Research US Real Estate Strategic Outlook dated March 2012 notes that the national multifamily vacancy rate is expected to fall below 5 percent in 2012 with strong growth in effective rents. The report also states that completions are expected to be at historic lows through 2013, allowing for continued strong rent growth in the near term. According to REIS, Inc. a leading commercial real estate research firm, the U.S. is projected to experience a supply-demand imbalance as a result of the increased demand and lack of construction in the next several years which the Company expects will increase occupancy levels, rental rates, and potentially drive increasing values for apartment holdings.

Source: REIS, Inc. Q4 2011

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Multifamily Market Types

According to an August 2006 RREEF Real Estate Research report, U.S. apartment markets are generally categorized either as:

•	Growth Markets. “Growth Markets” include many of the historically fastest growing metropolitan areas, such as Phoenix, Atlanta and Las Vegas, in terms of population and employment. These markets often have weak barriers to entry with considerably lower housing costs.

•	Lifestyle Markets. “Lifestyle Markets,” such as New York, San Francisco, Seattle and San Jose, are those markets where the high cost of homeownership, lengthy commutes, the local employment mix and other factors generate large numbers of “renters-by-choice.” These markets typically enjoy high barriers to entry and considerably higher housing costs.

We intend to generally focus on Lifestyle Markets because we believe the breadth of rental demand, the relative affluence of renter households, the size and diversity of the economic base and high barriers to entry create a less volatile environment. In these markets, we intend to emphasize investments in submarkets with strong accessibility to major employment centers, direct linkages to the local transportation network and mass transit system, proximity to major shopping nodes, and other such amenities that appeal to affluent and mobile renters.

We will also make selective investments in Growth Markets, targeting “lifestyle locations” within these larger Growth Markets, where such locations typically have the same relative advantages of high barriers to entry, accessibility to major employment centers, transportation systems, shopping and amenities that we look for in the Lifestyle Markets.

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INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

We intend to acquire a diversified portfolio of real estate and real estate-related investments, with a primary focus on well-located, institutional quality apartment properties with strong and stable cash flows. We intend to implement what we refer to as the Enhanced Multifamily strategy, which is described in more detail below. Further, we seek to take advantage of the current projected supply-demand imbalance caused by the increase in demand and lack of new construction for apartments.

We also intend to acquire well-located residential properties that we believe present significant possibilities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and those available at opportunistic prices from distressed or time-constrained sellers. As appropriate, we intend to implement Enhanced Multifamily strategies at these properties as well.

We will also seek to originate or invest in real estate-related securities that we believe present the potential for high current income or total return, including but not limited to mortgage, bridge or subordinated loans, debt securities and preferred or other equity securities of other real estate companies, and may invest in entities that make similar investments. See “— Investment in and Originating Real Estate-Related Investments.” Subject to the provisions our charter, some of the above investments may be made in connection with programs sponsored, managed or advised by our affiliates or affiliates of our advisor, and we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our advisor. We may serve as mortgage lender to, or acquire interests in or securities issued by these joint ventures, tenant-in-common investments or other joint venture arrangements or other programs sponsored by our advisor’s affiliates.

Our board of directors has delegated to its investment committee the authority to approve all property acquisitions, developments and dispositions, as well as all real estate and real estate-related investments and all investments consistent with our investment objectives, for investments up to $50,000,000, including our financing of such investments. Our advisor will recommend suitable investments for consideration by the investment committee and, where required, the full board of directors. See “Management — Committees of the Board of Directors — Investment Committee.”

Investment Objectives

Our primary investment objectives are to:

•	preserve and protect your capital investment;

•	provide you with a potential hedge against inflation through shorter-term tenant leases;

•	provide you with attractive and stable cash distributions; and

•	increase the value of our assets in order to generate capital appreciation for you.

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Investment Approach

Our board, including a majority of our independent directors, may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our board will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that our board include the basis for their determination in minutes of their meetings and in an annual report delivered to our stockholders.

Within our investment policies and objectives, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the provisions in our charter that the consideration paid for each property we acquire is ordinarily based on the fair market value as determined by a majority of our directors.

Our advisor’s senior executives, Messrs. Kamfar, Babb, and Ruddy, bring over 60 years of combined expertise gained through hands-on experience in acquisitions, asset management, dispositions, development/ redevelopment, leasing, property management, portfolio management and in building operating and real estate companies.

Our Target Portfolio

We intend to achieve our investment objectives by acquiring a diverse portfolio of real estate and real estate-related investments. We plan to diversify our portfolio by investment type, size, property location and risk with the goal of attaining a portfolio that will generate attractive returns for our investors with the potential for capital appreciation. Our targeted portfolio allocation is as follows:

•	Enhanced Multifamily. We intend to allocate approximately 50% of our portfolio to investments in well-located, institutional-quality apartment properties that we believe demonstrate strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. As appropriate, we intend to implement our advisor’s Enhanced Multifamily strategy (as described below) at these properties, which we anticipate will create sustainable long-term increases in property value and lead to increased returns to our investors by, among other benefits, generating higher rental revenue and reducing resident turnover.

•	Value-Added Residential. We intend to allocate approximately 30% of our portfolio to investments in well-located, residential properties that offer a significant potential for short-term capital appreciation through repositioning, renovation or redevelopment. In addition, we will seek to acquire properties available at opportunistic prices from distressed or time-constrained sellers in need of liquidity. As appropriate, we intend to implement our advisor’s Enhanced Multifamily strategy at these properties as well.

•	Real Estate-Related Investments. We intend to allocate approximately 20% of our portfolio in other real estate-related investments with the potential for high current income or significant total returns. These investments could include first and second mortgages, subordinated, bridge and other loans, debt and other securities related to or secured by real estate assets, and common and preferred equity, which may include securities of other REITs and real estate companies. Excluded from this 20% allocation are joint venture investments in which we exercise some control. Subject to the provisions of our charter, some of these investments may be made in connection with programs sponsored, managed or advised by our affiliates or those of our advisor.

Although the above outlines our target portfolio, we may make adjustments based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition. We may use the proceeds of this offering to purchase or invest in any type of real estate or real estate-related investment which we determine is in the best interest of our stockholders, subject to the provisions of our charter which limit certain types of investments.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of assets. When considering an investment, we will generally evaluate the following:

•	the performance and risk characteristics of that investment;

•	how that investment will fit within our target portfolio objectives; and

•	the expected returns of that investment on a risk-adjusted basis, relative to other investment alternatives.

As such, our actual portfolio composition may vary substantially from the target portfolio described above.

We will typically hold fee title or a long-term leasehold estate in the properties we acquire. However, subject to any required approvals and maintaining our status as a REIT, we may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will consider doing so if we believe it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. Also, we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our advisor, including other present and future real estate programs sponsored by affiliates of our advisor. We may also serve as lender to these joint ventures, tenant-in-common programs or other programs sponsored by affiliates of our advisor.

Our Target Markets

Although we intend to diversify our portfolio by geographic location, we expect to focus on markets located in the United States with high potential for attractive returns. As a result, our actual investments may result in concentrations in a limited number of geographic regions. We will seek to focus on markets where affiliates of Bluerock have established relationships, transaction history, market knowledge and access to potential ‘‘off-market’’ investments directly from sellers, as well as an ability to direct property management and leasing operations efficiently. Our preferred target markets have three distinct characteristics:

•	Supply. High barriers-to-entry, such as zoning, land use restrictions, cost, or other characteristics that tend to limit supply;

•	Demand. Strong economic predictors, such as employment growth, household income, economic diversity, favorable population demographics or other characteristics that tend to generate high demand; and

•	Retention. Attractive quality of life, such as recreation, leisure, infrastructure, education, limited home ownership opportunities (i.e., low affordability index) or other characteristics that tend to generate high demand and retention.

We will review and may periodically adjust our target markets in response to changing market conditions and to maintain a diverse portfolio. Our initial target markets, along with their metropolitan statistical area (MSA) rank in population, are listed below:

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Western Region	MSA	Eastern Region	MSA
Greater Los Angeles	2	Greater New York	1
Dallas/Fort Worth	4	Chicago	3
Houston	5	Washington/N. Virginia/Maryland	7
San Francisco Bay Area	11	South Florida/Miami	8
Seattle/Tacoma/Bellevue	15	Atlanta	9
Minneapolis	16	Boston	10
San Diego County	17	Tampa	18
Denver	21	Orlando	26
Portland	23	Charlotte	33
San Antonio	24	Nashville	37
Kansas City	29	Louisville	42
San Jose	31	Raleigh Durham	47
Austin	34	Charleston	78
		Chattanooga	98

Source: US Census, July 1, 2011 Population Estimates

Additionally, certain secondary markets demonstrating strong fundamentals, employment diversity and attractive pricing will be pursued on a selective basis.

Economic and real estate market conditions vary widely within each region and submarket, and we intend to spread our portfolio investments both across these regions and among the submarkets within these regions.

Investment Size

We also intend to diversify by investment size. We expect that our real property investments will typically range in size from $20 million to $150 million; however, we may make occasional investments outside of this range if we believe that the investment will help us meet our investment objectives and its projected risk-adjusted return merits such concentration.

Enhanced Multifamily Strategy

Our advisor’s Enhanced Multifamily strategy consists of a series of initiatives which we believe can create a sustainable competitive advantage and allow us to realize long-term increases in property value. This strategy seeks to transform the perception of the apartment from a purely functional one (i.e., as solely a place to live) to a lifestyle product/community (i.e., as a place to live, interact and socialize) thereby creating an enhanced perception of value among residents, allowing for premium rental rates and resulting in enhanced resident retention.

The initiatives consist of amenities and attributes that go beyond traditional features, and incorporate cosmetic and architectural improvements along with technology, music and activities to establish an enhanced sense of comfort and appeal to our target residents’ desire for a “sense of community” by creating places to gather, socialize and interact in a highly amenitized environment. These initiatives may include:

•	common areas with Wi-Fi allowing residents to stay connected online while socializing with friends;

•	unique places to gather and socialize, such as outdoor kitchens and fireplaces;

•	state-of-the-art fitness centers providing a range of fitness and wellness classes;

•	architecturally appealing common areas designed to encourage social interaction and a “sense of community”;

•	a state-of-the-art security system;

•	occasional live music and other performances;

•	group activities, such as book clubs, cooking classes and wine tastings;

•	resort-like pools; and

•	social activities incorporated into each property through a concierge program.

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Where appropriate, our Enhanced Multifamily initiatives may also include a “Green Lifestyle” program that incorporates environmentally sound and energy efficient products to enable the residents to live an environmentally friendly lifestyle, which we believe will further develop a “sense of community” by appealing to our target residents’ social and environmental concerns.

The Enhanced Multifamily strategy is specifically targeted to appeal to the following two lucrative and rapidly growing segments of the multifamily market:

Lifestyle Renters are generally established, adult households with multiple housing choices open to them, which choose to rent an apartment for primarily nonfinancial reasons. They include Baby Boomers who have become empty nesters and who are seeking to live a simpler lifestyle without the responsibilities of home ownership, as well as some older members of the Echo Boomer generation. Lifestyle Renter households generally meet three criteria:

•	they are old enough to be established in the labor force and to have stopped having to move every year or two for reasons of job or school;

•	they have adult interests and schedules; and

•	they earn enough income to purchase a home if they choose to do so and may have been homeowners previously.

Middle Market Renters are generally younger and more mobile than Lifestyle Renters, and while they can generally afford to own, they have chosen either to save their money (perhaps to purchase a larger house at a later date), to spend it on other goods and services or to invest it in something other than housing, or they are in a personal or job transition. For Middle Market Renters an apartment can provide an inexpensive and maintenance-free residence. This segment is made up of several main subgroups, including:

•	young adults, who are in a transitional stage in terms of both their personal and work lives — they may be recent college graduates or others who are on a track to earn enough money to purchase a home, but have not yet reached that point or are too mobile to settle down;

•	women who live alone and who may choose apartments because they require little maintenance and may offer a sense of personal security that is often lacking in single-family homes; and

•	family households, including married couples with no children, couples with children and single-parent households.

As a further benefit, by appealing to and attracting the upper income segments of the rental market, we believe the initiatives can generate significant additional revenue-enhancing options at the properties, including the ability to provide and charge for premium units, upgrade packages, and equipment rentals such as washers and dryers, flat screen televisions and premium sound systems.

Investments in Stabilized Properties

We intend to allocate approximately 50% of our portfolio to investments in well-located, institutional quality apartment properties demonstrating strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. Such properties typically will have been developed after 1995 and demonstrate a high potential to increase rents and generate capital appreciation through the implementation of our Enhanced Multifamily strategy to create communities which appeal to the rapidly growing Lifestyle Renter and Middle Market Renter segments of the market, and where we seek to create sustainable long-term increases in property value and lead to increased returns for our investors by, among other benefits, enhancing rental revenue and resident retention.

Investments in “Value-Added” Properties

We intend to allocate approximately 30% of our portfolio to “value-added” residential properties with the potential for short-term capital appreciation. These assets generally will be well-located and fundamentally sound residential properties where there is an opportunity to improve net operating income and overall property value, without limitation, through:

•	investment of additional funds;

•	aggressive marketing and management to increase rental revenue;

•	creation of incremental sources of revenue; and

•	disciplined management procedures to reduce operating costs.

We may employ one or more of the following strategies with respect to the acquisition and management of these properties:

•	Renovating/Repositioning. These properties may be poorly managed, have significant deferred maintenance and/or suffer from a rental base that is below competing properties in the market and which, through a cost-effective renovation program and implementation of institutional-quality management practices and systems, can be repositioned to attract new residents at higher rental rates.

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•	Redeveloping. These properties may have excess land or unrealized development rights allowing for additional units and/or common areas in order to generate incremental sources of revenue, increased operational efficiencies or improved land use.

•	Opportunistic Purchase. These properties can be acquired at what we believe are opportunistic prices (i.e., at prices below what would be available in an otherwise efficient market) from sellers who are distressed or face time-sensitive deadlines and are in need of liquidity.

•	Value Investing. These are well-located, fundamentally sound properties that can be acquired at attractive values in markets that are temporarily overbuilt or oversold, but which have solid demographic characteristics, and where the market recovery is expected to favorably impact the value of these properties.

•	Portfolio Purchase. Some portfolios which due to large size, overly broad asset mix or mixed investment type (stabilized vs. value-added) may attract a limited pool of qualified potential purchasers and therefore may be available with a bargain element for a well capitalized purchaser able to purchase the portfolio as a whole.

In addition, although our Enhanced Multifamily operating and property initiatives are primarily intended for the stabilized properties we acquire, we intend to implement some or all of these initiatives where appropriate for our value-added properties.

We generally intend to hold our properties for two to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. However, economic and market conditions, and changes in REIT regulations, may cause us to adjust our expected holding period in order to maximize our potential returns. We cannot predict the various market conditions that will exist at any given time in the future. Because of this uncertainty, we cannot assure you that we will be able to sell our properties at a profit, which could adversely affect our ability to realize any potential appreciation on our investments.

Investments in and Originating Real Estate-Related Investments

We intend to allocate approximately 20% of our target portfolio to real estate-related investments with a potential for high current income or total return, including first and second mortgages, subordinated, bridge and other real estate-related loans, debt securities related to or secured by real estate assets, and common and preferred equity securities, which may include equity securities of other REITs or real estate companies. Excluded from this 20% allocation are joint venture investments in which we exercise some control.

We may originate or make investments in all types of real estate-related loans. Some of the types of loans in which we may invest or originate, other than traditional commercial mortgage loans, are described below:

•	Second Mortgages. Second mortgages are secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness.

•	B-Notes. B-Notes are junior participations in a first mortgage loan on a single property or group of related properties, which share a single borrower and mortgage with the senior, participating A-Note and are secured by the same collateral.

•	Subordinated Loans. Subordinated loans usually rank junior in priority of payment to senior secured loans and second mortgages. Subordinated loans are generally not secured by mortgage interests in the borrower’s real estate, but have a pledge of ownership interests of an entity that directly or indirectly owns real property and therefore are situated above preferred equity and common stock in the capital structure of a borrower. Due to their junior status compared to senior secured loans and second mortgages, subordinated loans typically offer the ability to achieve higher returns through both higher interest rates and possible equity ownership in the form of warrants, enabling the owner of the subordinated loan to participate in the capital appreciation of the borrower. We may hold senior or junior positions in subordinated loans, such senior or junior position denoting the particular leverage strip that may apply.

•	Bridge Loans. Bridge loans are financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property.

•	Convertible Mortgages. Convertible mortgages are similar to equity participations, and generally benefit from the cash flow and/or any appreciation in the value of the subject property.

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We may invest in or originate debt securities in cases in which we believe there is a possibility of exercising our foreclosure rights against the property in order to acquire the underlying asset, where the amount of our debt investment provides an attractive cost basis for ownership.

We intend to structure, underwrite and originate many of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted components. We may fund the loans we originate with proceeds from this offering and borrowings from other lenders, including warehouse lines of credit, which we may procure. We may require other collateral to provide additional security for our loans, including letters of credit, personal guarantees or collateral unrelated to the property we finance. We may structure our loans so that we receive a stated fixed or variable interest rate. The loans also may be structured to include a percentage of gross revenues or a percentage of the increase in the fair market value of the property relating to the loan. Loans we structure may be payable upon maturity, refinancing or sale of the property. Our loans may also have prepayment lockouts, yield maintenance, prepayment penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

These mortgage loan investments will typically range in size from $10 million to $50 million, have terms from two to six years and bear interest at a rate of 300 to 1,200 basis points over the applicable interest rate index. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage and the condition of title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. For example, we may find such justification in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the amount of our mortgage loan investment provides an attractive cost basis for ownership of the underlying property.

In evaluating prospective investments in and originations of loans, our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which the note is secured;

•	the property’s potential for appreciation;

•	the stability and economic strength of the market, submarket and property;

•	the debt coverage ratio provided by historical and projected net operating income;

•	historical and projected levels of rental increase and occupancy rates;

•	the liquidity of the investment;

•	the current and future quality of the location;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience, creditworthiness and liquidity of the borrower;

•	the ability to acquire the underlying real estate; and

•	general economic condition of the macro and micro market of the property.

Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. We anticipate that most loans will have a term of five years or less. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on the percentage of our assets that may be invested in any type of loan or in any single loan, or the types of properties subject to mortgages or other loans in which we may invest. When determining whether to make investments in mortgage and other loans, we will consider such factors as:

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•	positioning our overall portfolio to achieve an optimal mix of real estate investments;

•	the diversification benefits of the loans relative to the rest of the portfolio;

•	the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and

•	other factors considered important to meeting our investment objectives.

Subject to any required approvals and maintaining our status as a REIT, we may also invest in or acquire operating companies or other entities that own and operate real estate or real estate-related investments that meet our investment objectives. We will consider doing so if we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may purchase the common or preferred stock or debt of these entities or options to acquire their stock. We may target a public company that owns commercial real estate or real estate-related debt or investments when we believe its stock is trading at a discount to that company’s net asset value, and may seek to obtain a controlling interest in the companies that we target.

Development and Construction of Properties

We may invest proceeds from this offering, but not more than 10% of our total assets, in unimproved properties or in mortgage loans secured by such unimproved properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition, and no development or construction is planned to commence within one year of the acquisition.

Joint Venture Investments

We may enter into joint ventures, partnerships, tenant-in-common investments, other co-ownership arrangements with real estate developers, owners and other third parties, including affiliates of our advisor, for the acquisition, development, improvement and operation of properties and as of the date of this prospectus, all of our investments in equity interests in real property have been made through joint venture arrangements with affiliates of Bluerock as well as unaffiliated third parties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition, development and management expertise in order to achieve one or more of the following four primary objectives:

•	increase the return on our invested capital;

•	diversify our access to equity capital;

•	broaden our invested capital into additional projects in order to promote our brand and increase market share; and

•	obtain the participation of sophisticated partners in our real estate decisions.

We may invest in joint ventures with our affiliates or affiliates of our advisor only if a majority of our directors, including a majority of our independent directors, approve the transaction as fair and reasonable and on substantially the same terms and conditions as those received by the other joint venturers. In determining whether to invest in a particular joint venture, our advisor will evaluate the investment that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property or other investment, the interest in each may be specially allocated based upon the respective proportion of funds invested by each co-venturer. Entering into joint ventures with other programs sponsored by affiliates of our advisor will result in conflicts of interest. See “Conflicts of Interest — Joint Venture Investments.”

We will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture investment, we expect to consider the following:

•	Our ability to manage and control the joint venture. We will seek to obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. We will consider requiring buy/sell rights, redemption rights or forced liquidation rights to allow us to control the timing of our exit.

•	Our ability to control transfers of interests held by other partners to the venture. We will consider requiring consent provisions, rights of first refusal, and or forced redemption rights in connection with transfers.

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Network of Operating Partners

We believe successful investing in multifamily real estate requires more than just capital; local market knowledge, relationships and operational expertise are essential to the success of any investment. One of the critical elements of our investment process is the identification of uniquely qualified, specialized top-tier real estate local operating partners who bring significant value in terms of specialized expertise, market knowledge, relationships and execution to the transaction.

Our advisor's principals have spent over 15 years developing and cultivating a broad network of operating partners who are knowledgeable, disciplined, have successful track records, possess significant local market knowledge and relationships, and that have a high degree of integrity. This network of partners brings the following advantages to augment the likelihood of success of an investment:

•	extensive knowledge base and familiarity with local market conditions to enable better deal sourcing and underwriting;

•	significant local contacts and relationships which can promote deal flow and the sourcing of proprietary private-market transactions;

•	substantial local management and execution capabilities;

•	local name recognition that can increases our credibility in sourcing opportunities; and

•	the ability to leverage the operator's management team and operating infrastructure in order to limit the overhead burden for our investors.

In addition, we will generally require ”skin in the game” or meaningful capital contributions from operating partner in terms of an equity co-investment (generally 15% or more of required equity), and will structure transactions in order to assure an alignment of interests between our investors and our local partners. This important feature allows investors to invest not only with Bluerock, but alongside top-tier real estate operating firms nationally. Nothwithstanding the investment, we expect to maintain substantial control over strategic decision-making in our ventures with local operating partners.

We will generally seek local partners who have the ability to provide property management services. In our advisor’s experience, local partners can provide superior management execution as co-investors in the property than would be available from disinterested third party management companies. Our asset management team will then work with our local partners to oversee the implementation of each asset's business plan, including budgeting, capital expenditures, tenant improvements and financial performance. A few key attributes we look for in potential operating partners includes some or most of the following:

•	experienced owners/managers

•	track record of success

•	understanding of local market conditions

•	sound company infrastructure

•	ability to execute on a specific business plan

•	well-capitalized organization

Our Advisor’s Approach to Evaluating Potential Investments

Our advisor has developed a disciplined investment approach that combines its experience with a structure that emphasizes thorough market research, local market knowledge, underwriting discipline, and risk management in evaluating potential investments, as follows:

•	National Market Research. The investment team extensively researches the acquisition and underwriting of each transaction, utilizing both real-time market data and the transactional knowledge and experience of Bluerock’s network of professionals.

•	Local Market Knowledge. The expertise, and access to coveted off-market opportunities, is provided by our local partners or real estate professionals with whom Bluerock has developed strong relationships over the years.

•	Underwriting Discipline. Our advisor follows a disciplined process to examine and evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation, which includes a review of property fundamentals, such as tenant/lease base, lease rollover, expense structure, occupancy, and property capital expenditure; capital markets fundamentals, including cap rates, interest rates and holding period; and market fundamentals, such as rental rates, concession and occupancy levels at comparable properties, along with projected product delivery and absorption rates. Our advisor will strive to verify all assumptions by third-party research from credible sources, to the extent practical, in order to ensure consistency in the underwriting approach. Only those real estate assets meeting our investment criteria will be accepted for inclusion in our portfolio.

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•	Risk Management. Risk management is a fundamental principle in our advisor’s construction of our portfolio and in the management of each investment. Diversification of our portfolio by investment type, investment size and investment risk is critical to controlling portfolio-level risk.

When evaluating potential acquisitions, developments and dispositions, we generally consider the following factors as relevant:

•	strategically targeted markets;

•	income levels and employment growth trends in the relevant market;

•	employment, household growth and net migration of the relevant market’s population;

•	barriers to entry that would limit competition (zoning laws, building permit availability, supply of undeveloped or developable real estate, local building costs and construction costs, among other factors);

•	the location, construction quality, condition and design of the property;

•	the current and projected cash flow of the property and the ability to increase cash flow;

•	the potential for capital appreciation of the property;

•	purchase price relative to the replacement cost of the property;

•	the terms of resident leases, including the potential for rent increases;

•	the potential for economic growth and the tax and regulatory environment of the community in which the property is located;

•	the occupancy and demand by residents for properties of a similar type in the vicinity (the overall market and submarket);

•	the prospects for liquidity through sale, financing or refinancing of the property;

•	the benefits of integration into existing operations;

•	purchase prices and yields of available existing stabilized properties, if any;

•	competition from existing properties and properties under development and the potential for the construction of new properties in the area; and

•	potential for opportunistic selling based on demand and price of high quality assets, including condominium conversions.

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Conditions to Closing Real Property Investments

Our advisor will perform a diligence review on each property that we purchase. Our property acquisitions may also be supported by an appraisal. The purchase price of each property will not exceed its fair market value as determined by our independent directors at the time of our acquisition of the property. We will also generally seek to condition our obligation to close the purchase of any property on the delivery of certain documents from the seller or developer. Such documents, where available, include, but are not limited to:

•	historical operating statements from ownership for the past three years, with month and year-to-date for last year and the current year;

•	detailed rent roll for the most recent month, including concessions, security deposits, delinquencies, in place rents and street rents, including updated rent rolls as appropriate;

•	capital expenditure history through the current year-to-date, including detail of any exterior work;

•	personal property inventory;

•	tax bills and assessment notices for the property for the past three years, including any correspondence relating to tax appeals;

•	utility bills (gas, electric, water and sewer) for the past year, as well as current year-to-date;

•	aged receivables;

•	all contracts and service agreements, including equipment leases;

•	tenant and vendor correspondence files;

•	correspondence with government agencies;

•	any current or prior code violations;

•	environmental, asbestos, soil, physical and engineering reports;

•	surveys;

•	form leases;

•	list of personnel, wages & benefits;

•	plans and specifications (including as-built);

•	certificates of occupancy;

•	unexpired warranties;

•	corporate Units Agreements;

•	list of any pending litigation affecting either the property or the residents;

•	title commitment and copies of underlying recorded documents; and

•	business licenses and permits.

In order to be as thorough as reasonably possible in our due diligence, our advisor will typically obtain additional third-party reports. Such reports may include, property condition, soil, mechanical-electrical-plumbing, structural, roof, air quality, mold, termite, radon, seismic, lease audit, net operating income audit and others. We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property.

Asset-Level Business Strategy

Our advisor’s investment approach also includes active and aggressive management of each asset acquired. Our advisor believes that active management is critical to creating value.

Prior to the purchase of an individual asset or portfolio, our asset managers will work closely with our advisor’s acquisition officers and underwriting teams to develop an asset-level business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our advisor will review asset-level business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Our advisor will design this process to allow for realistic yet aggressive enhancement of value throughout the investment period. Furthermore, implementation of our Enhanced Multifamily operating and property initiatives will play an important role in increasing property values and standardizing asset management procedures at a high level of performance.

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In an effort to keep an asset in compliance with our underwriting standards, our advisor’s acquisition officers will remain involved through the investment life cycle of the acquired asset and will actively consult with our asset managers throughout the hold period. Our asset managers typically will be responsible for investments in only a few markets, which allows them to have in-depth knowledge of each market for which they are responsible. This focus also allows the asset managers to establish networks of relationships with each market’s competitive property set. In addition, our advisor’s executive officers will continuously review the operating performance of investments against projections, and will provide the oversight necessary to detect and resolve issues as they arise.

Dispositions

We intend to hold our properties for an extended period, typically two to six years depending on the asset, which we believe is the optimal period to enable us to, as appropriate, implement our advisor’s Enhanced Multifamily strategy and capitalize on the potential for increased income and capital appreciation. The period that we will hold our investments will vary depending on the type of asset, interest rates and other factors.

Our advisor will develop a well-defined exit strategy for each investment. Specifically, our advisor will assign a sale date to each asset we acquire prior to its purchase as part of the original business plan for the asset. Our advisor will thereafter continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives, to determine the optimal time to sell the asset in order to maximize stockholder value and returns. Periodic reviews of each asset will focus on the remaining available value enhancement opportunities for the asset and the demand for the asset in the marketplace.

Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, publicly and privately-placed debt instruments or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may finance the acquisition or origination of certain real estate-related investments with warehouse lines of credit. Our indebtedness, including our warehouse facilities and bank credit facilities, may include a recourse component, meaning that lenders retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time which any given asset may be used as eligible collateral. The form of our indebtedness may be long-term or short-term, fixed or floating rate, or in the form of a revolving credit facility. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. We may use borrowing proceeds to: finance acquisitions of new properties or assets or originations of new loans; to pay for capital improvements, or repairs; to refinance existing indebtedness; to pay distributions; or to provide working capital.

We intend to focus our investment activities on obtaining a diverse portfolio of real estate investments. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. There is no limitation on the amount we may borrow for the purchase of any single property or other investment. Our charter limits our borrowings to 300% of our net assets as of the date of any borrowing, which is generally expected to approximate 75% of the cost of our investments; however, we may exceed that limit if a majority of our independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing. We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Our board of directors must review our aggregate borrowings at least quarterly. Other than as described in a supplement to this prospectus, we have no agreements or letters of intent in place for any financing sources.

By operating on a leveraged basis, we expect that we will have more funds available to us for investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. Lenders may have recourse to assets not securing the repayment of the indebtedness. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us.

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When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties and other assets for cash with the intention of obtaining a loan for a portion of the purchase price at a later time. Our advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our independent directors approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

Listing or Liquidation Policy

We intend to complete a transaction providing liquidity for our stockholders within four to six years from the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public offerings and have not done so for one year. A liquidity event could include: (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. We cannot predict the exact date by which we will complete a liquidity event, as market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or the commencement of our liquidation beyond six years from the termination of our offering stage. The sale of all, or substantially all, of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock. A public market for our shares may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital. There is no assurance however that we will list our shares or that a public market will develop if we list our shares.

If we do not begin the process of listing our shares of common stock on a national securities exchange by the end of six years from the completion of our offering stage, or have not otherwise completed a liquidity event by such date, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of our board of directors, including a majority of independent directors, determines that liquidation is not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of our independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires that a majority of our board of directors, including a majority of our independent directors, revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of our independent directors, again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets.

Even if we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located, and federal income tax effects on stockholders that may prevail in the future. We cannot assure you that we will be able to liquidate all of our assets. After commencing a liquidation, we would continue in existence until all properties and other assets are liquidated.

Charter Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities prior to our shares being listed on a national securities exchange. Prior to such date, we will not:

•	borrow in excess of 300% of our “net assets,” as defined by the NASAA Statement of Policy Regarding Real Estate Investment Trusts, as amended from time to time, which we refer to as the NASAA REIT Guidelines; however, we may exceed that limit if a majority of our independent directors approves borrowings in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing;

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•	invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness secured by a mortgage on real property which is subordinate to the lien or other indebtedness of our advisor, our directors or any of our affiliates;

•	pay acquisition fees and acquisition expenses that are unreasonable or exceed 6% of the purchase price of the property; in the case of a loan, acquire or originate a loan if the related origination fees and expenses are not reasonable or exceed 6% of the funds advanced; or, in the case of an equity investment or other investment in securities, pay acquisition fees and acquisition expenses that are unreasonable or exceed 6% of the value of the investment as determined by a majority of our independent directors, provided that, notwithstanding the above, we may pay in excess of 6% if a majority of our independent directors determines that the transaction is commercially competitive, fair and reasonable to us;

•	acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue options or warrants to our advisor, our directors or any of their affiliates except on the same terms as such options or warrants are sold to the general public;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase plan or the ability of our operating partnership to issue redeemable partnership interests; or

•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described herein under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock” below.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% Test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (ii) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property through our wholly or majority owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its business primarily through the operating partnership, which in turn is a holding company conducting its business through its subsidiaries, both we and our operating partnership intend to conduct our operations so that they comply with the 40% Test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because neither we nor our operating partnership will engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the operating partnership’s wholly owned or majority-owned subsidiaries, we and the operating partnership will be engaged primarily in the non-investment company businesses of these subsidiaries.

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Even if the value of investment securities held by our subsidiaries were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires our subsidiaries to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets.

For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Whole loans will be classified as qualifying real estate assets, as long as the loans are “fully secured” by an interest in real estate at the time our subsidiary originates or acquires the loan. We will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We will treat mezzanine loan investments as qualifying real estate assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc., SEC No-Action Letter (May 24, 2007).

Consistent with the guidance provided by the staff of the Division of Investment Management of the SEC, we will consider a participation in a whole mortgage loan and subordinate loans to be a qualifying real estate asset only if (1) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (2) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (4) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

We will treat investments by our subsidiaries in securities issued by companies primarily engaged in the real estate business, interests in securitized real estate loan pools, loans fully secured by a lien on the subject real estate and additional assets of the real estate developer (which may include equity interests in the developer entity and a pledge of additional assets of the developer including parcels of undeveloped or developed real estate), and any loans with a loan-to-value ratio in excess of 100% as real estate-related assets. Commercial mortgage-backed securities and collateralized debt obligations will also be treated as real-estate related assets.

Consistent with guidance issued by the SEC, we will treat our subsidiaries’ joint venture investments as qualifying assets that come within the 55% basket only if we have the right to approve major decisions affecting the joint venture; otherwise, they will be classified as real-estate related assets.

The treatment of any other investments as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.

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In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority owned subsidiaries of our operating partnership.

Finally, to maintain compliance with the Investment Company Act exceptions, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income-or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our adviser will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Disclosure Policies with Respect to Future Probable Acquisitions

Except as disclosed in a supplement to this prospectus, we have not acquired or contracted to acquire any specific assets. Affiliates of our advisor are continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other programs sponsored by Bluerock. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a property, group of properties or other assets, the purchase price of which exceeds 10% of our total assets, based on our most recent balance sheet that gives effect to any previous acquisitions, that were probable or completed since the date of the last balance sheet, this prospectus will be supplemented to disclose the probability of acquiring the asset. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific asset, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

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MANAGEMENT

Our Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our day-to-day operations and our portfolio of real estate assets, subject to the board’s supervision.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as an ordinarily prudent person in a similar position would use under similar circumstances. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In general, a majority of the independent directors must approve matters relating to minimum capital, duties of directors, the advisory agreement, liability and indemnification of directors, advisor or affiliate fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment plan. At the first meeting of our board of directors consisting of a majority of independent directors, our charter and each of the above matters were reviewed and ratified by a vote of the directors and a majority of the independent directors.

We have five directors, three of whom are independent directors. An “independent” director is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another program sponsored by Bluerock will not, by itself, preclude independent director status.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee and an investment committee.

We do not currently have a compensation committee because we do not plan to pay any compensation to our officers since we are externally managed by our advisor and have no employees.

Audit Committee

Our board of directors has established an audit committee. The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary functions are:

•	to evaluate and approve the services and fees of our independent registered public accounting firm;

•	to periodically review the auditors’ independence; and

•	to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, management’s system of internal controls and the audit and financial reporting process.

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The audit committee is comprised of three individuals, all of whom are independent directors. The audit committee also considers and approves the audit and non-audit services and fees provided by the independent public accountants.

The members of our audit committee are Brian D. Bailey, I. Bobby Majumder and Romano Tio.

The background and experience of Messrs. Bailey, Majumder and Tio are described below in “Management —Our Executive Officers and Directors.”

Investment Committee

Our board of directors has delegated to the investment committee (1) certain responsibilities with respect to investments in specific real estate and real estate-related investments proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors.

Our board of directors has delegated to the investment committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, as well as all real estate-related investments and all other investments in real estate consistent with our investment objectives, for investments costing up to $50 million, including any financing of such investment. The board of directors, including a majority of the independent directors, must approve all investments for an investment costing greater than $50 million, including the financing of such investment. Our advisor will recommend suitable investments for consideration by the investment committee. If the members of the investment committee approve a given investment, then our advisor will be directed to make such investment on our behalf, if such investment can be completed on terms approved by the committee. Investments may be acquired from our advisor or its affiliates or our officers and directors or their affiliates, provided that a majority of our board of directors (including a majority of the independent directors), not otherwise interested in the transaction, approves the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the investments to our advisor, its affiliates or any of our officers and directors, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.

The members of our Investment Committee are James G. Babb, III, Brian D. Bailey and Romano Tio.

The background and experience of Messrs. Babb, Bailey and Tio are described below in “Management — Our Executive Officers and Directors.”

Our Executive Officers and Directors

The individuals listed as our executive officers below also serve as officers and employees of our advisor. As executive officers of the advisor, they serve to manage the day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities and operating acquired investments and monitoring the performance of those investments to ensure that they are consistent with our investment objectives. The duties that these executive officers perform on our behalf will not involve the review, selection and recommendation of investment opportunities, but rather the performance of corporate governance activities on our behalf that require the attention of one of our corporate officers, including signing certifications required under Sarbanes-Oxley Act of 2002, as amended, for filing with the our periodic reports.

The following table and biographical descriptions set forth certain information with respect to the individuals who are our executive officers and directors:

Name	Age*	Position
R. Ramin Kamfar	48	Chairman of the Board and Chief Executive Officer
James G. Babb, III	47	President, Chief Investment Officer and Director
Jordan B. Ruddy	49	Senior Vice President and Chief Operating Officer
Jerold E. Novack	56	Senior Vice President and Chief Financial Officer
Michael L. Konig	51	Senior Vice President, Secretary and General Counsel
Brian D. Bailey	45	Independent Director
I. Bobby Majumder	43	Independent Director
Romano Tio	52	Independent Director

* As of April 1, 2012

R. Ramin Kamfar, Chairman of the Board and Chief Executive Officer. Mr. Kamfar serves as our Chairman of the Board and Chief Executive Officer, and is the Chief Executive Officer of our advisor. He has also served as the Chairman and Chief Executive Officer of Bluerock since its inception in October 2002. Mr. Kamfar has approximately 20 years of experience in building operating companies, and in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, public and private financings, and retail operations.

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From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers Inc., New York, New York, where he specialized in mergers and acquisitions, corporate finance and private placements. From 1993 to 2002, Mr. Kamfar was the CEO and Chairman of New World Restaurant Group, Inc. (now known as Einstein Noah Restaurant Group, Inc (NASDAQ: BAGL)), a company he founded and grew through a consolidation and turnaround of several companies to approximately 800 locations and $400 million in gross revenues and a portfolio of brands which included Einstein Bros.® and Noah’s NY Bagels®. From 1999 to 2002, Mr. Kamfar served as an active investor, advisor and member of the Board of Directors of Vsource, Inc., a technology company subsequently sold to Symphony House (KL: SYMPHNY), a leading business process outsourcing company focused on the Fortune 500 and Global 500. Mr. Kamfar received an M.B.A. degree with distinction in Finance in 1988 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with distinction in Finance in 1985 from the University of Maryland located in College Park, Maryland.

James G. Babb, III, President and Chief Investment Officer. Mr. Babb serves as our President and Chief Investment Officer and is on our board of directors, and is the President and Chief Investment Officer of our advisor. Mr. Babb is also the Managing Director and Chief Investment Officer of Bluerock, which he joined in July 2007. He oversees all real estate sourcing, diligence, structuring and acquisitions for Bluerock. He has been involved exclusively in real estate acquisition, management, financing and disposition for more than 20 years, primarily on behalf of investment funds since 1992.

From 1992 to August 2003, Mr. Babb helped lead the residential and office acquisitions initiatives for Starwood Capital Group, or Starwood Capital, most recently as a Senior Vice President. Starwood Capital was formed in 1992 and during his tenure raised and invested funds on behalf of institutional investors through seven private real estate funds, each of which had investment objectives similar to ours (but not limited to multifamily investments), and which in the aggregate ultimately invested approximately $8 billion in approximately 250 separate transactions. During such period, Mr. Babb led or shared investment responsibility for over 75 investment transactions totaling approximately $2.5 billion of asset value in more than 20 million square feet of residential, office and industrial properties located in 25 states and seven foreign countries, including a significant number of transactions that were contributed to the initial public offering of Equity Residential Properties Trust (NYSE: EQR), and to create iStar Financial Inc. (NYSE: SFI). Mr. Babb was also active in Starwood Capital’s efforts to expand its platform to invest in Europe. From August 2003 to July 2007, Mr. Babb founded his own principal investment company, Bluepoint Capital, LLC. Bluepoint was a private real estate investment company focused on the acquisition, development and/or redevelopment of residential and commercial properties in the Northeast United States and Western Europe. Mr. Babb received a B.A. degree in Economics in 1987 from the University of North Carolina at Chapel Hill.

Jordan B. Ruddy, Senior Vice President and Chief Operating Officer. Jordan Ruddy serves as the Senior Vice President and Chief Operating Officer of our company and of our advisor. Mr. Ruddy is also the President and Chief Operating Officer for Bluerock, which he joined in 2002. Mr. Ruddy has 20 years of experience in real estate acquisitions, financings, management and dispositions.

From 2000 to 2001, Mr. Ruddy served as an investment banker at Banc of America Securities LLC, where he was responsible for various types of real estate investment banking transactions including equity offerings, debt placements and asset sales. From 1997 to 2000, Mr. Ruddy served as Vice President of Amerimar Enterprises, a real estate company specializing in value-added investments nationwide, where he managed acquisitions, financings, leasing, asset management and dispositions involving over 1,500,000 square feet of commercial and multifamily real estate. From 1995 to 1997, Mr. Ruddy served as an investment banker at Smith Barney Inc., where he was responsible for various types of real estate investment banking transactions including equity offerings, debt placements and asset sales. From 1988 to 1993, Mr. Ruddy served in the real estate department of The Chase Manhattan Bank, most recently as a Second Vice President. Mr. Ruddy received an M.B.A. degree in Finance and Real Estate in 1995 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with high honors in Economics in 1986 from the London School of Economics, located in London, England.

Jerold E. Novack, Senior Vice President and Chief Financial Officer. Mr. Novack serves as Senior Vice President and Chief Financial Officer of our company and our advisor. Mr. Novack has also served as the Senior Vice President — Chief Financial Officer of Bluerock since October 2004. Mr. Novack has over 25 years of experience in public and private financings, operations and management.

From June 1994 to April 2002, Mr. Novack served in senior financial positions of New World Restaurant Group, Inc. (now known as Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL)), including as its Executive Vice President and Chief Financial Officer. From 1982 to 1993, Mr. Novack held various senior financial positions at several specialty retail chains, including Mercantile Department Stores and Brooks Fashion Stores. Mr. Novack received a B.S. degree in Accounting in 1976 from Brooklyn College, City University of New York.

Michael L. Konig, Senior Vice President, Secretary and General Counsel. Mr. Konig serves as the Senior Vice President and General Counsel of our company and our advisor. Mr. Konig has also served as counsel for Bluerock and its affiliates since December 2004. Mr. Konig has over 20 years of experience in law and business.

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From 1987 to 1997, Mr. Konig was an attorney at the firms of Greenbaum Rowe Smith & Davis and Ravin Sarasohn Cook Baumgarten Fisch & Baime, representing borrowers and lenders in numerous financing transactions, primarily involving real estate, distressed real estate and Chapter 11 reorganizations, as well with respect to a broad variety of litigation and corporate law matters. From 1998 to 2002, Mr. Konig served as legal counsel, including as General Counsel, at New World Restaurant Group, Inc. (now known as Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL)). From 2002 to December 2004, Mr. Konig served as Senior Vice President of Roma Food Enterprises, Inc. where he led operations and the restructuring and sale of the privately held company with approximately $300 million in annual revenues. Mr. Konig received a J.D. degree cum laude in 1987 from California Western School of Law, located in San Diego, California, and an M.B.A. degree in Finance in 1988 from San Diego State University.

Brian D. Bailey, Independent Director. Mr. Bailey has served as one of our independent directors since January 2009. Mr. Bailey has more than 15 years of experience in sourcing, evaluating, structuring and managing private investments, as well as 8 years of experience with real estate and real estate-related debt financing. Mr. Bailey founded and currently serves as Managing Member of Carmichael Partners, LLC, a private equity investment firm based in Charlotte, North Carolina. From December 2008 to December 2009, Mr. Bailey served as a Senior Advisor of Carousel Capital, LLC, a private equity investment firm. From April 2000 to December 2008, Mr. Bailey served as a Managing Partner of Carousel Capital. Since its inception, Carousel has made portfolio investments in more than 25 operating companies and has completed numerous additional acquisitions and financings related to these portfolio companies, including sale leaseback transactions, and has utilized such financings in several of its investments. Mr. Bailey’s duties at Carousel Capital included sourcing and evaluating investment opportunities, managing the firm’s investment process, serving on the firm’s Investment Committee, managing the firm’s fundraising efforts and communications with its limited partners and Board of Advisors, and serving as a director on the boards of certain portfolio companies, some of which have meaningful real estate assets on their balance sheets. Thus, Mr. Bailey has been involved in the management of numerous real estate issues over the course of his involvement with such portfolio companies. From 1999 to 2000, Mr. Bailey was a team member of Forstmann Little & Co., a private equity firm in New York, New York. From 1996 to 1999, Mr. Bailey was a Principal at the Carlyle Group, a global private equity firm in Washington, D.C. Earlier in his career, Mr. Bailey worked in the leveraged buyout group at CS First Boston in New York, New York and in the mergers and acquisitions group at Bowles Hollowell Conner & Company in Charlotte, North Carolina. Mr. Bailey has also worked in the public sector, as Assistant to the Deputy Chief of Staff and Special Assistant to the President at the White House from 1994 to 1996 and as Director of Strategic Planning and Policy at the U.S. Small Business Administration in 1994. He currently serves as a director of the Telecommunications Development Fund, a private equity investment fund headquartered in Washington, DC, and as a trustee at the North Carolina School of Science and Mathematics. Mr. Bailey received a B.A. degree in Mathematics and Economics in 1988 from the University of North Carolina at Chapel Hill and an M.B.A. degree in 1992 from the Stanford Graduate School of Business, located in Stanford, California.

I. Bobby Majumder, Independent Director. Mr. Majumder has served as one of our independent directors since January 2009. Mr. Majumder became a partner at the law firm of K&L Gates LLP in May 2005, where he specializes in corporate and securities transactions with an emphasis on the representation of underwriters, placement agents and issuers in both public and private offerings, private investment in public equity (PIPE) transactions and venture capital and private equity funds. From January 2000 to April 2005, Mr. Majumder was a partner at the firm of Gardere Wynne Sewell LLP. Through his law practice, Mr. Majumder has gained significant experience relating to the acquisition of a number of types of real property assets including raw land, improved real estate and oil and gas interests. He is an active member of the Park Cities Rotary Club, a charter member of the Dallas Chapter of The Indus Entrepreneurs and an Associates Board member of the Cox School of Business at Southern Methodist University. Mr. Majumder received a J.D. degree in 1993 from Washington and Lee University School of Law, located in Lexington, Virginia, and a B.A. degree in 1990 from Trinity University, located in San Antonio, Texas.

Romano Tio, Independent Director. Mr. Tio has served as one of our independent directors since January 2009. Mr. Tio serves as Managing Director at RM Capital Management LLC, a boutique investment and advisory firm focused on investing in distressed commercial mortgages at discounts that provide attractive risk adjusted returns. From January 2008 to May 2009, Mr. Tio served as a Managing Director and co-head of the commercial real estate efforts of HCP Real Estate Investors, LLC, an affiliate of Harbinger Capital Partners Funds, a $10+ billion private investment firm specializing in event/distressed strategies. From August 2003 until December 2007, Mr. Tio was a Managing Director at Carlton Group Ltd., a boutique real estate investment banking firm where he was involved in over $2.5 billion worth of commercial real estate transactions. Earlier in his career, Mr. Tio was involved in real estate sales and brokerage for 25 years. Mr. Tio received a B.S. degree in Biochemistry in 1982 from Hofstra University located in Hempstead, New York.

Selection of Our Board of Directors

In determining the composition of our board of directors, our goal was to assemble a group of individuals of sound character, judgment and business acumen, whose varied backgrounds, leadership experience and real estate experience would complement each other to bring a diverse set of skills and perspectives to the board.

Mr. Kamfar, who controls our sponsor, was chosen to serve as the Chairman of the Board because, as our Chief Executive Officer, Mr. Kamfar is well positioned to provide essential insight and guidance to the board from the inside perspective of the day-to-day operations of the company. Furthermore, Mr. Kamfar brings to the board approximately 20 years of experience in building operating companies, and in various aspects of real estate, mergers and acquisitions, private equity investing, public and private financings, and retail operations. His experience with complex financial and operational issues in the real estate industry, as well as his strong leadership ability and business acumen make him critical to proper functioning of our board.

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Mr. Babb was selected to serve as one of our directors because of his extensive expertise in real estate acquisition, management, finance and disposition. With more than 20 years of experience investing in and managing real estate investments, Mr. Babb offers key insights and perspective with respect to our real estate portfolio. As one of our executive officers and the Chief Investment Officer of our advisor, Mr. Babb also informs and advises the board with respect to the critical operational issues facing our company.

Mr. Bailey was selected as one of our independent directors to leverage his extensive experience in sourcing, evaluating, structuring and managing private equity investments and his experience related to real estate and real estate-related debt financing. In addition, Mr. Bailey’s prior service on the audit committees of numerous privately-held companies provides him with the requisite skills and knowledge to serve effectively on our audit committee.

Mr. Majumder was selected as one of our independent directors due to his depth of legal experience in advising clients with respect to corporate and securities transactions, including representations of underwriters, placement agents and issuers in both public and private offerings. Mr. Majumder also brings with him significant legal experience relating to the acquisition of a number of types of real estate assets.

Mr. Tio was selected as one of our independent directors as a result of his demonstrated leadership skill and industry-specific experience developed through a number of high-level management positions with investment and advisory firms specialized in the commercial real estate sector.

Our Advisor

We are externally managed and advised by Bluerock Enhanced Multifamily Advisor, LLC. Our officers and two of our directors are also officers of our advisor. Our advisor is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of directors. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. Bluerock serves as the manager of our advisor. Our advisor will conduct our operations and manage our portfolio of real estate and real estate-related investments. We have no paid employees.

The executive officers of our advisor are as follows:

Name	Age*	Position
R. Ramin Kamfar	48	Chief Executive Officer
James G. Babb, III	47	President and Chief Investment Officer
Jordan B. Ruddy	49	Senior Vice President and Chief Operating Officer
Jerold E. Novack	56	Senior Vice President and Chief Financial Officer
Michael L. Konig	51	Senior Vice President and General Counsel

*As of April 1, 2012

The background and experience of Messrs. Kamfar, Babb, Novack, Ruddy and Konig are described above in “Manage-ment — Our Executive Officers and Directors.”

Our Sponsor — Bluerock Real Estate, L.L.C.

Bluerock is a national real estate investment firm headquartered in Manhattan with a regional office in Southfield, Michigan. Bluerock focuses on acquiring, managing, developing and syndicating stabilized, value-added and opportunistic multifamily and commercial properties throughout the United States. Bluerock and its principals have collectively sponsored or structured real estate transactions totaling approximately 25 million square feet and with approximately $3 billion in value. Mr. Kamfar controls Bluerock. Mr. Babb is Bluerock’s Chief Investment Officer and Managing Director. Mr. Babb has been involved exclusively in real estate acquisition, management, financing and disposition for more than 20 years, primarily on behalf of investment funds since 1992, including as one of the founding team members and as a Senior Vice President of Starwood Capital, an investment management firm specializing in real estate and real estate-related investments on behalf of institutional investors. Mr. Babb is the President and Chief Investment Officer of our company and of our advisor. See “— Our Advisor’s Chief Investment Officer.”

Our Advisor’s Chief Investment Officer

Mr. Babb is the President and Chief Investment Officer of our company and of our advisor. Prior to his tenure with Bluerock, Mr. Babb was a founder and Senior Vice President of Starwood Capital where he was involved in the formation of the Starwood Funds with investment objectives similar to ours (but not focused solely on apartment sector investments) and that have invested an aggregate of approximately $8 billion (including equity, debt and investment of income and sales proceeds) in approximately 250 separate transactions. During his tenure with Starwood Capital, Mr. Babb either personally led or shared investment responsibility for the following:

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•	Starwood Funds:

The structuring of over 75 real estate investment transactions totaling $2.5 billion of asset value in transactions comprising more than 20 million square feet of residential, office and industrial properties located in 25 states and seven foreign countries;

The first two Starwood Funds were almost exclusively focused on multifamily assets, acquired primarily through the purchase of equity and distressed debt from the Resolution Trust Corporation, the Federal Deposit Insurance Corporation, various savings and loan associations, over-leveraged partnerships and tax-exempt bondholders during the real estate credit crunch of the early 1990s. A significant number of the properties were later contributed to the initial public offerings of Equity Residential Properties Trust (NYSE: EQR), the nation’s largest multifamily REIT at that time;

•	Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT):

Substantially all of the hotel investments made by a global owner/operator of hotels with brands such as Sheraton, Westin, the St. Regis Luxury Collection, and the W, which incorporated an “Enhanced” strategy to transform the concept of a hotel from a functional product to a lifestyle product in order to increase room rates, market share, and customer loyalty;

•	iStar Financial (NYSE: SFI):

The creation and launch of a separate private fund focused on tailored high-yield debt and debt/equity investments backed by commercial real estate, many with control or participation features that enabled the fund to enhance yield at a lower risk profile in the capital structure, in addition to acquiring commercial bank debt obligations that were restructured or converted to an ownership position at substantial discounts to replacement cost. The investments in the fund were subsequently used to sponsor the public offering of iStar Financial, the largest publicly owned finance company at that time focused exclusively on commercial real estate; and

•	Through the Starwood Funds, playing an integral role in raising over $2.6 billion of equity from institutional and third-party investors.

By noting Mr. Babb’s prior role in the raising of capital from institutional investors, we do not suggest that we are assured of raising funds in this offering from such investors. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $10 per share.

In addition, you should note that Bluerock has not sponsored the funds and programs formed or participated in by Mr. Babb, and you should not assume that you will experience returns comparable to those experienced by investors in those programs, or that the investment opportunities similar to those available to those programs will be available to us. Therefore, investors who purchase shares of our common stock will not thereby acquire any ownership interest in Starwood Capital or the Starwood Funds, and the information presented here regarding Starwood Capital and Starwood Funds is provided solely for you to evaluate Mr. Babb’s experience and expertise.

Our Dealer Manager

Bluerock Capital Markets, our dealer manager, is a member firm of FINRA and was organized in 2005 under the name Halcyon Capital Markets. In 2011, an affiliate of our sponsor acquired Halcyon Capital Markets and changed its name to Bluerock Capital Markets. Bluerock Capital Markets was acquired for the purpose of participating in and facilitating the distribution of securities of Bluerock sponsored programs. Bluerock controls our dealer manager. See “Prospectus Summary—Organizational Chart for Our Company, Our Advisor, Our Dealer Manager, and Affiliates.” Bluerock Capital Markets provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus.

Compensation of Directors and Officers

Director Compensation

We pay each of our independent directors an annual retainer of $25,000. In addition, we will pay our independent directors $2,500 in cash per board meeting attended, $2,000 in cash for each committee meeting attended, and $1,000 in cash for each teleconference meeting of the board or any committee. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

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We have approved and adopted an independent directors compensation plan, which will operate as a sub-plan of our Incentive Plan as described below. See “—Incentive Stock Plan.” Under the independent directors compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors received, in connection with the commencement of this offering, 5,000 shares of restricted stock. Going forward, each new independent director that joins the board will receive 5,000 shares of restricted stock upon election or appointment to the board. In addition, on the date following an independent director’s re-election to the board, he or she will receive 2,500 shares of restricted stock. Restricted stock will generally vest as to 20% of the shares on the date of grant and as to 20% of the shares on each of the first four anniversaries of the date of grant. Notwithstanding the foregoing, the restricted stock will become fully vested on the earlier occurrence of (1) the termination of the grantee’s service as a director due to his or her death, disability or termination without cause or (2) the occurrence of a change in our control.

Executive Officer Compensation

We do not currently have any employees and our company’s executive officers are employed by our advisor. We will not reimburse our advisor for compensation paid to our executive officers. Officers will be eligible for awards under our Incentive Plan, however, we currently do not intend to grant any such awards. As of the date of this prospectus, no awards have been granted to our executive officers under our Incentive Plan.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its reasonable efforts to present us with investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor will manage our day-to-day operations, retain the property managers for our property investments (subject to the authority of our board of directors and officers) and perform other duties, including:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our real estate investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement, our advisor may be entitled to previously earned but unpaid fees and to convert the convertible stock it holds. See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, the costs of providing services to us (other than for services for which it earns specified fees) and payments made by our advisor to third parties in connection with potential investments.

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Our advisor and its affiliates may engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor will have a fiduciary duty to our company’s stockholders. A copy of the advisory agreement has been filed as an exhibit to the registration statement, of which this prospectus is a part, and you may obtain a copy from us.

Other Services

In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, loan servicing, property tax reduction and risk management fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

Annual Determination of Fees and Expenses by Independent Directors

The independent directors will determine, from time to time but at least annually, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our company’s total assets, other than intangibles, calculated at cost before deducting depreciation, bad debt or other non-cash reserves, less total liabilities and computed at least quarterly on a consistently applied basis.

In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. This determination also will be reflected in the minutes of the meetings of the board of directors. Such factors include:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the fees charged to similar REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and any affiliate through their relationship with us, including real estate commissions, servicing and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of the service and advice furnished by our advisor;

•	the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio of properties in relationship to the investments generated by our advisor for its own account or for the account of other entities it advises.

Possible Internalization

Many REITs that are listed on a national securities exchange or included for quotation on a national market system are considered “self-administered” because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have our shares listed for trading on a national securities exchange or included for quotation on a national market system, it may be in our best interest to become self-administered. The method by which we could internalize these functions could involve one of several different forms. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the internalization of our advisor into our company and the termination of the advisory agreement and property management agreement, with the consideration in such internalization and for such termination to be determined by our company and our advisor. In the event our advisor is internalized into our company, many of our advisor’s key employees will become employees of our company. In such an internalization transaction, there is no assurance that we will realize the perceived benefits of such a transaction or that we will be able to integrate a new staff of managers or employees. While we would then be relieved of paying fees to our advisor under the advisory agreement, we would be required to pay the salaries of our advisor’s employees and related costs and expenses formerly absorbed by our advisor under the advisory agreement. Finally, internalization transactions have been the subject of litigation, and defending against claims from such litigation could reduce the amounts available for investment. See “Risk Factors — Investment Risks — If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-managed.”

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Incentive Stock Plan

We have adopted the Bluerock Enhanced Multifamily Trust, Inc. Long Term Incentive Plan, which we refer to as the Incentive Plan, in order to enable us to (1) provide an incentive to our employees, officers, directors, and consultants and employees and officers of our advisor to increase the value of our common stock, (2) give such persons a stake in our future that corresponds to the stake of each of our stockholders, and (3) obtain or retain the services of these persons who are considered essential to our long-term success, by offering such persons an opportunity to participate in our growth through ownership of our common stock or through other equity-related awards. We intend to issue awards only to our independent directors under our Incentive Plan (which awards will be granted under the independent directors compensation plan as discussed above under “— Compensation of Directors and Officers”).

We have reserved and authorized an aggregate number of 2,000,000 shares of our common stock for issuance under the Incentive Plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Incentive Plan will be adjusted proportionately, and the board of directors must make such adjustments to the Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the Incentive Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors, or a committee of the board, administers the Incentive Plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. The Incentive Plan provides for the granting of awards in the following forms to persons selected by the plan administrator for participation in the Incentive Plan:

•	options to purchase shares of our common stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors);

•	stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the base price of the award;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the plan administrator;

•	restricted or deferred stock units, which represent the right to receive shares of stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•	performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the plan may be granted in the form of a performance award);

•	dividend equivalents, which entitle the holder of a full-value award to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the full-value award;

•	other stock based awards in the discretion of the plan administrator, including unrestricted stock grants; and/or

•	cash-based awards.

Any stock options and stock appreciation rights granted under the Incentive Plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant.

As described above under “— Compensation of Directors and Officers”, the board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.

No awards will be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the Incentive Plan will be transferable except through the laws of descent and distribution.

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The Incentive Plan will automatically expire on the tenth anniversary of the date on which it is adopted, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the Incentive Plan at any time. The expiration or other termination of the Incentive Plan will have no adverse impact on any award previously granted. The board of directors may amend the Incentive Plan at any time, but no amendment will adversely affect any award previously granted, and no amendment to the Incentive Plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the Incentive Plan.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates except to the extent prohibited by the Maryland General Corporation Law and as set forth below.

Under the Maryland General Corporation Law, a Maryland corporation may limit in its charter the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, the Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that a director, our advisor and any affiliate of our advisor will be indemnified by us for losses suffered by such person and held harmless for losses suffered by us only if all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

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Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the person seeking the advancement has provided us with written affirmation of such person’s good faith belief that the standard of conduct necessary for indemnification has been met; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes in a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

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MANAGEMENT COMPENSATION

The Compensation Table below outlines all the compensation that we will pay to our advisor and its affiliates, the dealer manager and the broker-dealers participating in this offering during the stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table.

Type of Compensation	Method of Compensation	Estimated Amount of Maximum Offering(1)

	Offering Stage
Selling Commissions(2)	We pay the dealer manager up to 7.0% of the gross proceeds of our primary offering, a portion of which may be reallowed to participating broker- dealers. No selling commissions are payable on shares sold under the distribution reinvestment plan.	$70,000,000
Dealer Manager Fee(2)	We pay the dealer manager 2.6% of the gross proceeds of our primary offering. No dealer manager fee is payable on shares sold under the distribution reinvestment plan. The dealer manager expects to reallow a portion of the dealer manager fee to participating broker-dealers.	$26,000,000
Additional Underwriting Expenses

Our advisor or its affiliates may advance, and we will reimburse, underwriting expenses (in addition to selling commissions and the dealer manager fee) but only to the extent that such payments will not cause the total amount of underwriting compensation paid in connection with this offering to exceed 10.0% of the gross proceeds of our primary offering as of the date of termination. These additional under-writing expenses may include (a) amounts used to reimburse our dealer manager for actual costs incurred by its FINRA- registered personnel for travel, meals and lodging to attend retail seminars sponsored by participating broker-dealers; (b) sponsorship fees for seminars sponsored by participating broker-dealers; (c) amounts used to reimburse broker-dealers, including our dealer manager, for the actual costs incurred by their FINRA-registered personnel for travel, meals and lodging in connection with attending bona fide training and education meetings hosted by our advisor or its affiliates; (d) legal fees allocated to our dealer manager; and (e) certain promotional items.

		$956,234
Issuer Organization and Offering Costs(3)

Our advisor or its affiliates may advance, and we will reimburse, issuer organization and offering costs incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by our advisor or its affiliates and would not cause the cumulative selling commissions, dealer manager fee, additional underwriting expenses and issuer organization and offering expenses borne by us to exceed 15.0% of the gross proceeds of our primary offering as of the date of the reimbursement. We estimate such expenses will be approximately 1.5% of the gross proceeds of the primary offering if the maximum offering is sold.

		$15,000,000
	Acquisition and Development Stage
Acquisition Fees(4)

For its services in connection with the selection, due diligence and acquisition of a property or investment, our advisor receives an acquisition fee equal to 1.75% of the purchase price. The purchase price of a property or investment equals the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such property or investment. The purchase price allocable for a joint venture investment equals the product of (1) the purchase price of the underlying property and (2) our ownership percentage in the joint venture. With respect to investments in and originations of loans, we pay an origination fee in lieu of an acquisition fee.

		$16,380,000 (assuming no debt) $65,520,000 (assuming leverage of 75% of the cost).
Origination Fees(4)

For its services in connection with the selection, due diligence and acquisition or origination of mortgage, subordinated, bridge or other loans, our advisor or its affiliate(s) will receive an origination fee equal to 1.75% of the greater of the amount funded by us to originate such loans or of the purchase price of any loan we purchase, including third-party expenses. We will not pay an acquisition fee with respect to such loans.

		$4,095,000 (assuming no debt) $16,380,000 (assuming leverage of 75% of the cost).

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Type of Compensation	Method of Compensation	Estimated Amount of Maximum Offering(1)

Operating Stage
Asset Management Fee

We pay our advisor a monthly asset management fee for management of our assets and operations, which day-to-day equals one-twelfth of 1% of the higher of the cost or the value of each asset, where (A) cost equals the amount actually paid, excluding acquisition fees and expenses, to purchase each asset we acquire, including any debt attributable to the asset (including debt encumbering the asset after its acquisition), provided that, with respect to any properties we develop, construct or improve, cost will include the amount expended by us for the development, construction or improvement, and (B) the value of an asset is the fair market value established by the most recent independent valuation report, without reduction for depreciation, bad debts or other non-cash reserves; provided, however, that 50% of the advisor’s asset management fee will not be payable until stockholders have received distributions in an amount equal to at least a 6.0% per annum cumulative, non-compounded return on invested capital, at which time all such amounts will become due and payable. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions identified as special distributions from the sale of our assets. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all of an asset.

Actual amounts depend upon the assets we acquire and, therefore, cannot be determined at the present time
Property Management Fee

We pay Bluerock REIT Property Management, LLC, a wholly owned subsidiary of our advisor, a property management fee equal to 4% of the monthly gross revenues from any properties it manages. Alternatively, we may contract property manager services for certain properties directly to non-affiliated third parties, in which event we will pay our advisor an oversight fee equal to 1% of monthly gross revenues of such properties.

Actual amounts to be paid depend upon the gross revenues of the properties and, therefore, cannot be determined at the present time
Financing Fee

We pay our advisor a financing fee equal to 1% of the amount available under any loan or line of credit made available to us. The advisor may reallow some or all of this fee to reimburse third parties with whom it may subcontract to procure such financing for us.

Actual amounts depend upon the amount of indebtedness incurred to acquire an investment and, therefore, cannot be determined at the present time.
Reimbursable Expenses(4)

We reimburse our advisor or its affiliates for all reasonable and actually incurred expenses in connection with the services provided to us, including related personnel, rent, utilities and information technology costs.

Actual amounts to be paid depend upon expenses paid or incurred and therefore cannot be determined now.
Disposition/Liquidation/Listing Stage
Disposition Fee(5)

To the extent it provides a substantial amount of services in connection with the disposition of one or more of our properties or investments (except for securities that are traded on a national securities exchange), our advisor will receive fees equal to the lesser of (A) 1.5% of the sales price of each property or other investment sold or (B) 50% of the selling commission that would have been paid to a third-party sales broker in connection with such disposition. However, in no event may the disposition fees paid to our advisor or its affiliates and to unaffiliated third parties exceed in the aggregate 6.0% of the contract sales price.

Actual amounts depend upon the sale price of investments and, therefore, cannot be determined at the present time
Common Stock Issuable Upon Conversion of Convertible Stock

Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus an 8% cumulative, non-compounded, annual return on the original issue price of those shares; or (B) subject to the conditions described below, we list our common stock for trading on a national securities exchange. For these purposes and elsewhere in this prospectus, a “listing” which will result in conversion of our convertible stock to common stock also will be deemed to have occurred on the effective date of any merger of our company in which the consideration received by the holders of our common stock is cash and/or the securities of another issuer that are listed on a national securities exchange. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15.0% of the excess of (1) our “enterprise value” (as defined in our charter) plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over the (2) aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event that either of the events triggering the conversion of the convertible stock occurs after our advisory agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor), the number of shares of common stock that our advisor will receive upon conversion will be prorated to account for the period of time that the advisory agreement was in force.

Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time

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(1)	The maximum dollar amounts are based on the sale of the maximum of $1,000,000,000 in shares to the public in our primary offering and the maximum of $285,000,00 in shares pursuant to our distribution reinvestment plan.

(2)	All or a portion of the selling commissions or, in some cases, the dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through registered investment advisors or banks acting as trustees of fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan. See “Plan of Distribution.”

(3)	“Issuer Organization and Offering Costs” include all organization and offering expenses (other than selling commissions, the dealer manager fee and additional underwriting expenses) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, technology, filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, amounts to reimburse costs in connection with preparing supplemental sales materials, and reimbursements for actual costs incurred for travel, meals and lodging by employees of our advisor and its affiliates to attend retail seminars hosted by broker-dealers and bona fide training and education meetings hosted by our advisor or its affiliates.

(4)	We will not reimburse our advisor for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined (1) without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and (2) excluding any gain from the sale of our assets for that period. We will not reimburse for personnel costs in connection with services for which our advisor receives acquisition, origination or disposition fees. In addition, our charter limits our ability to make or purchase property or other investments if the total of all acquisition or origination fees and expenses relating to the investment exceed 6% of the contract purchase price or 6% of the total funds advanced. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. See “Investment Strategy, Objectives and Policies — Charter Imposed Investment Limitations.” “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, wholesaling, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) reasonable incentive fees based on the gain in the sale of our assets; and (6) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

(5)	Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. In addition, the disposition fee paid upon the sale of any assets other than real property will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, loan servicing, property tax reduction, development, construction management and risk management fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

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We do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines that it is prudent to do so under the circumstances.

In those instances in which there are maximum amounts or ceilings on the compensation which may be received by our advisor for services rendered, our advisor may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category.

Limitation on Operating Expenses

In the absence of a showing to the contrary, satisfactory to a majority of our independent directors, our total operating expenses will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

•	2% of our average invested assets; or

•	25% of our net income for such year.

Absent a satisfactory rationale, the independent directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations.

Within 60 days after the end of any four fiscal quarters for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our average invested assets or 25% of net income, we will send our stockholders a written disclosure of such fact. Our advisor will reimburse us at the end of the fiscal quarter the amount by which the aggregate expenses paid or incurred by us exceed the limitations provided above, if such excess amount is not approved by a majority of our independent directors.

Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under GAAP, including the fees we pay to our advisor. However, total operating expenses do not include:

•	the expenses we incur in raising capital such as organization and offering expenses, legal, audit, accounting, wholesaling, underwriting, brokerage, listing registration and other such fees, printing and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock;

•	interest payments;

•	taxes;

•	non-cash expenditures, such as depreciation, amortization and bad debt reserves;

•	reasonable incentive fees based on the gain from the sale of our assets, if any; and

•	acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

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CONFLICTS OF INTEREST

Our management will be subject to various conflicts of interest arising out of our relationship with our advisor, our dealer manager and their affiliates. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Competition for the Time and Service of Our Advisor and Its Affiliates

We rely on our advisor and its affiliates to select our properties and manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of our company, our advisor and its affiliates. We estimate that our officers will devote between 25% and 75% of their time to our business. This amount will vary from week to week depending on our needs and the status of this offering, as well as the needs of our affiliates for which our officers perform functions. Certain of our advisor’s affiliates, including its principals, are presently, and plan in the future to continue to be, and our advisor plans in the future to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and certain of its affiliates have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees will devote only as much of their time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other affiliates of our sponsors and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliates of our sponsors than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the activities of affiliates of our sponsors in which they are involved.

Allocation of Investment Opportunities

Bluerock has sponsored privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. As a result of this competition, certain investment opportunities may not be available to us. Our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs.

Our advisor will present an investment opportunity to the affiliate for which the investment opportunity is most suitable in our advisor’s view. This determination is made by our advisor. However, our advisory agreement requires that our advisor inform our board of directors of the method to be applied by it in allocating investment opportunities among us and its other affiliates.

Affiliated Dealer Manager

Because Bluerock Capital Markets is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities.

Acquisitions From Our Advisor and Its Affiliates

We may acquire properties or real estate-related investments from our advisor, directors, officers or their respective affiliates. The prices we pay for such properties or real estate-related investments will not be the subject of arm’s-length negotiations. However, we will not acquire a property or a real estate-related debt or investment from our advisor, directors, officers or its respective affiliates, including our officers and directors, unless a competent independent appraiser (a member in good standing of the Appraisal Institute) confirms that our purchase price is equal to or less than the property’s fair market value and a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction and the purchase price are fair, reasonable and in our best interests. We cannot absolutely assure that the price we pay for any such property or real estate-related investment will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property’s current appraised value. In the event that we acquire a property from our advisor or its affiliates such purchases will be limited, in the aggregate, to no more than 25% of the total proceeds raised in this offering as of the date of the transaction.

Joint Venture Investments

As of the date of this prospectus, all of our investments in equity interests in real property have been made through joint venture arrangements with affiliates of Bluerock as well as unaffiliated third parties. We expect that our advisor will continue to be presented with opportunities to purchase all or a portion of a property. In such instances, it is likely that we will continue to work together with other programs sponsored by Bluerock to apportion the assets within the property among us and the other programs in accordance with the investment objectives of the various programs. After such apportionment, the property would be owned by two or more programs sponsored by Bluerock or joint ventures composed of programs sponsored by affiliates of Bluerock. The negotiation of how to divide the property among the various programs will not be at arm’s length and conflicts of interest will arise in the process. Under our charter, the terms and conditions on which we invest in such joint ventures must be fair and reasonable to us and must be substantially the same as those received by the other joint venturers, both as determined by a majority of our board and a majority of our independent directors. Nevertheless, we cannot assure you that we will be as successful as we otherwise would be if we enter into joint venture arrangements with other programs sponsored by Bluerock or with affiliates of our sponsor or advisor. It is possible that in connection with the purchase of a property or in the course of negotiations with other programs sponsored by Bluerock to allocate portions of such property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable. Although independent appraisals of the assets comprising the property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm’s-length transaction with a third party unaffiliated with our advisor.

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Our advisor and its affiliates may have conflicts of interest in determining which Bluerock sponsored program should enter into any particular joint venture agreement. The terms pursuant to which affiliates of Bluerock manage one of our joint venture partners will differ from the terms pursuant to which our advisor manages us. Moreover, affiliates of our sponsor may also have a much more significant ownership interest in such joint venture partner than in us. As a result, our sponsor may have financial incentives to (1) recommend that we co-invest with such joint venture partner rather than pursue an investment opportunity on our own as the sole investor and (2) structure the terms of the joint venture in a way that favors such joint venture partner. In addition, the co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. Since our sponsor and its affiliates control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture do not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor, our dealer manager and their affiliates receive the compensation as described in “Management Compensation.” The acquisition fee payable is based upon the purchase price of the properties we acquire and is payable to our advisor despite the lack of cash available to make distributions to our stockholders. In addition, a wholly owned subsidiary of our advisor receives the property management fee computed based upon the amount of gross revenues generated by our properties. To that extent, our advisor benefits from our retaining ownership of properties and leveraging our properties, while our stockholders may be better served by our disposing of a property or holding a property on an unleveraged basis.

Legal Counsel for us, Our Sponsor and Some of Our Affiliates is the Same Law Firm

Kaplan Voekler Cunningham & Frank, PLC acts as legal counsel to us, our sponsor and some of our affiliates. Kaplan Voekler Cunningham & Frank, PLC is not acting as counsel for any specific group of stockholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Kaplan Voekler Cunningham & Frank, PLC may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or our affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Kaplan Voekler Cunningham & Frank, PLC may inadvertently act in derogation of the interest of parties which could adversely affect us, and our ability to meet our investment objectives and, therefore, our stockholders.

Certain Conflict Resolution Measures

Allocation of Investment Opportunities

We rely on our sponsor, Bluerock, and the executive officers and real estate professionals of our sponsor acting on behalf of our advisor to identify suitable investments. Our sponsor currently serves as advisor or manager for other real estate investment programs and intends to sponsor future real estate programs with investment objectives similar to ours. As such, many investment opportunities may be suitable for us as well as other real estate programs sponsored by affiliates of our advisor, and we will rely upon the same executive officers and real estate professionals to identify suitable investments for us as such other programs. When these real estate professionals direct investment opportunities to any real estate program sponsored or managed by Bluerock, they, in their sole discretion, will offer the opportunity to the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. As a result, these Bluerock real estate professionals could direct attractive investment opportunities to other entities or investors.

Our advisor’s success in generating investment opportunities for us and its fair allocation of opportunities among programs sponsored by its affiliates are important criteria in the determination by our independent directors to continue or renew our annual contract with our advisor. Our independent directors have a duty to ensure that our advisor fairly applies its method for allocating investment opportunities among the programs sponsored by our advisor or its affiliates.

Independent Directors

In order to ameliorate the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are “independent” directors. An “independent” director is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another affiliated-sponsored program will not, by itself, preclude independent director status. The independent directors are, as a group, authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to act upon are:

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•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	originations of loans;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of our advisor and affiliates at a substantial price; and

•	whether and when our company or its assets are sold.

A majority of our board of directors, including a majority of our independent directors will approve any investments we acquire from our sponsor, advisor and director, or any of their respective affiliates.

Charter Provisions Relating to Conflicts of Interest

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

Advisor Compensation

Our charter requires that our independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the independent committee:

•	the amount of the advisory fee in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for the account of its other clients.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The independent directors or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions

We will not purchase or lease properties in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us. We expect that from time to time our advisor or its affiliates will temporarily enter into contracts relating to investment in properties and other assets, all or a portion of which is to be assigned to us prior to closing, or may purchase property or other investments in their own name and temporarily hold title for us.

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Loans

We will not make any loans to our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage and the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our independent directors approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Other Transactions Involving Affiliates

A majority of our independent directors must conclude that all other transactions, including joint ventures, between us and our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses

Our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. If our independent directors determine that such excess expenses are justified, within 60 days after the end of the fiscal quarter, we will send our stockholders a written disclosure of such fact. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) reasonable incentive fees based on the gain from the sale of our assets; and (6) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates

Until our shares of common stock are listed on a national securities exchange, our charter prohibits the issuance of options or warrants to purchase our capital stock to our advisor, our directors or any of their affiliates (1) on terms more favorable than we offer such options or warrants to the general public or (2) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares

Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

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Reports to Stockholders

Our charter requires that we prepare and deliver an annual report and deliver to our stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees or charges paid to our advisor and any of its affiliates by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates

Our charter prohibits our advisor, our directors and their affiliates from voting their shares regarding (1) the removal of our advisor, any such directors or any of their affiliates or (2) any transaction between any of them and us and further provides that, in determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, any such director and any of their affiliates may not vote or consent, any shares owned by any of them will not be included.

Financial Support From Our Sponsor

Our current corporate operating expenses exceed the cash flow received from our investments in real estate joint ventures. If the rate at which we raise offering proceeds does not improve significantly, our general and administrative costs will remain higher relative to the size of our portfolio. Moreover, we cannot predict the impact of the restatement on our ability to increase sales. To the extent cash on hand is not sufficient to meet our short-term liquidity requirements we expect to utilize credit facilities obtained from affiliates or unaffiliated third parties. Our sponsor has agreed to provide financial support to us, as necessary, sufficient for us to satisfy all of our obligations and debt service requirements as they come due until at least January 1, 2013 and will satisfy, on a timely basis, all of our liabilities and obligations that we are unable to satisfy when due, through and including January 1, 2013, and had previously agreed to provide similar financial support for 2011. Our sponsor has also agreed to defer payment of current year property and asset management fees and operating expenses that are allocated to us, acquisition fees, property and asset management fees and other costs, and operating expenses which have been accrued as of December 31, 2011, and offering costs advanced on our behalf. In addition, our sponsor, which has management control of the affiliates that are lenders to us, has the authority to extend and will extend our notes outstanding beyond December 31, 2012, depending on our ability to repay those obligations, and has previously extended these notes.

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SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

General

We have adopted a distribution reinvestment plan, or DRIP, that allows you the opportunity to purchase, through reinvestment of distributions, additional shares of common stock. The following is a summary of our DRIP. A complete copy of our DRIP is attached as Exhibit B to this prospectus.

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of common stock. As a participant in the DRIP, you may purchase shares at $9.50 per share until all $285,000,000 in shares that are authorized and reserved initially for the DRIP have been purchased or until the termination of the initial public offering, whichever occurs first. We may, in our sole discretion, effect registration of additional shares of common stock for issuance under the DRIP.

Eligibility

You must participate with respect to 100% of your shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee. We may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

As of the date of this prospectus, the DRIP will be administered by us or our affiliate, which we refer to as the DRIP Administrator, but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you.

Enrollment

You may become a participant in the DRIP by indicating your election to participate on your signed enrollment form available from the DRIP Administrator enclosed with this prospectus and returning it to us at the time you subscribe for shares.

Your participation in the DRIP will begin with the first distribution payment after your enrollment form is received by us, provided such form is received on or before ten days prior to the payment date established for that distribution. If your enrollment form is received after the tenth day prior to the record date for a distribution and before payment of that distribution, reinvestment of your distributions will begin with the next distribution payment date.

Costs

Purchases under the DRIP will not be subject to selling commissions or dealer manager fees. All costs of administration of the DRIP will be paid by us.

Purchases of Shares

Common stock distributions will be invested within 30 days after the date on which common stock distributions are paid. Payment dates for common stock distributions will be ordinarily on or about the last calendar day of each month but may be changed to quarterly in our sole discretion. Any distributions not so invested will be returned to participants in the DRIP. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions. We will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, we will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. We will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on our books. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested.

Optional Cash Purchases. Until determined otherwise by us, DRIP participants may not make additional cash payments for the purchase of common stock under the DRIP.

Reports

Within 90 days after the end of the fiscal year, you will receive a report of all your investment, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by us or DRIP Administrator and tax information with respect to income earned on shares purchased under the DRIP for the year. These statements are your continuing record of the cost of your purchases and should be retained for income tax purposes. We shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934, or the Exchange Act.

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Certificates for Shares

The ownership of shares purchased under the DRIP will be uncertificated and noted in book-entry form until our board of directors determines otherwise. The number of shares purchased will be shown on your statement of account.

Termination of Participation

You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next distribution payment date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following distribution payment date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying us and completing all necessary forms and otherwise as required by us.

We reserve the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause our underlying assets to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP

The board of directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP (except for the ability of each participant to withdraw from participation in the DRIP) without the consent of participants or other stockholders, provided that written notice of termination or any material amendment is sent to participants at least 10 days prior to the effective date thereof. The board of directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the board of directors, jeopardize our status as a real estate investment trust under the Code.

Voting of Shares Held Under the DRIP

You will be able to vote all whole shares of common stock purchased under the DRIP at the same time that you vote the other shares registered in your name on our records. Fractional shares will not be voted.

Responsibility of the DRIP Administrator Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. You should recognize that neither we nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from us and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

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SHARE REPURCHASE PLAN

Our board of directors has adopted a share repurchase plan that enables you to sell your shares to us in limited circumstances. The purchase price for such shares repurchased under the share repurchase plan will be as set forth below until we begin providing stockholders with an estimated value of our shares. We expect to establish an estimated value of our shares beginning 18 months after the completion of our offering stage. Our advisor, or another firm we choose for that purpose, will estimate the value of our shares based on a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. For these reasons, the estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. We will consider our offering stage complete when we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public offerings, and have not done so for one year. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the operating partnership.) Unless the shares are being repurchased in connection with a stockholder’s death or “qualifying disability” (as defined below), the prices at which we repurchase shares prior to the time we establish an estimated value of our shares are as follows:

•	The lower of $9.25 or the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

The purchase price per share as described above for shares repurchased prior to obtaining an estimated value of our shares will be reduced by the aggregate amount of net proceeds per share, if any, distributed to the investors prior to the repurchase date as a result of a sale of one or more of our properties that constitute a return of capital distributed to investors as a result of such sales, which we refer to as a “special distribution.” After we begin establishing an estimated value of our shares we will repurchase shares at the lesser of (1) 100% of the average price per share the original purchaser paid to us for all of the shares (as adjusted for any stock distributions, combinations, splits, recapitalizations, special distributions and the like with respect to our common stock) or (2) 90% of the net asset value per share, as determined by the most recent estimated value of our shares.

There are several limitations on our ability to repurchase your shares under the plan:

•	Our share repurchase plan limits the number of shares we may repurchase to those that we could purchase with the net proceeds from the sale of shares under our distribution reinvestment plan during the previous fiscal year;

•	During any calendar year, we may not repurchase in excess of 5% of the number of shares of common stock outstanding as of the same date in the prior calendar year; and

•	We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

Generally, the cash available for repurchase will be limited to the net proceeds from the sale of shares under our distribution reinvestment plan during the previous fiscal year. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund repurchase requests pursuant to the limitations outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. We have engaged DST Systems, P.O. Box 219003, Kansas City, Missouri 64121-9003 to administer the share repurchase plan. We intend to repurchase shares quarterly under the plan. The plan administrator must receive your written request for redemption on or before the last day of the second month of each calendar quarter in order to have shares eligible for repurchase in that same quarter. If we cannot repurchase all shares presented for repurchase in any quarter, we will attempt to honor repurchase requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (1) if a pro rata repurchase would result in you owning less than half of the minimum purchase amount of 250 shares, then we will repurchase all of your shares; and (2) if a pro rata repurchase would result in you owning more than half but less than all of the minimum purchase amount, then we will not repurchase any shares that would reduce your holdings below the minimum purchase amount. In the event that you are selling all of your shares, there will be no holding period requirement for shares purchased pursuant to our distribution reinvestment plan.

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If we do not completely satisfy a stockholder’s repurchase request at quarter-end because the plan administrator did not receive the request in time or because of the restrictions on the number of shares we could repurchase under the plan, we will treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the stockholder withdraws his or her request before the next date for repurchases. Any stockholder can withdraw a repurchase request upon written notice to the plan administrator at any time prior to the date of repurchase.

We treat repurchases sought upon a stockholder’s death or “qualifying disability” differently from other repurchases in the following respects:

•	prior to the time we begin establishing an estimated value of our shares, which we expect to be 18 months after the completion of our offering stage, the repurchase price is the amount paid to acquire the shares from us reduced by the amount of any special distributions paid to the stockholder; and

•	once we begin establishing an estimated value of our shares, the repurchase price would be the estimated value of the shares, as determined by our advisor or another firm chosen for that purpose.

In order for a disability to entitle a stockholder to the special repurchase terms described above (a “qualifying disability”), (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability will have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” will be limited to the following: (1) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency will be the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

The share repurchase plan may be suspended or terminated if:

•	our shares are listed on any national securities exchange, or are subject to bona fide quotes on any inter-dealer quotation system or electronic communications network, or are subject of bona fide quotes in the pink sheets; or

•	our board of directors determines that it is in our best interest to suspend or terminate the share repurchase plan.

We may amend or modify any provision of the plan at any time in our board’s discretion without prior notice to participants. In the event that we amend, suspend or terminate the share repurchase plan, however, we will send stockholders notice of the change(s) following the date of such amendment, suspension or modification, and we will disclose the change(s) in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. During this offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share repurchase plan will only provide stockholders a limited ability to sell shares for cash until the shares are listed for trading on a national securities exchange, at which time the plan will terminate and you will have no right to request repurchase of your shares. We cannot assure you that the shares will ever be listed for trading on a national securities exchange.

You must present for repurchase a minimum of 25% of your shares.

Qualifying stockholders who desire to redeem their shares must give written notice to us at Bluerock Enhanced Multifamily Trust, Inc. c/o DST Systems, P.O. Box 219003, Kansas City, Missouri 64121-9003.

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PRINCIPAL STOCKHOLDERS

The following table shows, as of April 2, 2012, the number and percentage of shares of our common stock owned by any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, each director and executive officer, and all directors and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of all Shares
R. Ramin Kamfar(3)	24,089	1.70%
James G. Babb, III	–	–
Jordan B. Ruddy	–	–
Jerold E. Novack	–	–
Michael L. Konig	–	–
Brian D. Bailey	11,118	0.78%
I. Bobby Majumder	10,300	0.73%
Romano Tio	10,344	0.73%

All Named Executive Officers and Directors as a Group	55,851	3.94%

________________

(1)	The address of each beneficial owner listed is Heron Tower, 70 East 55th Street, New York, New York 10022.

(2)	None of the securities listed are pledged as a security.

(3)	As of the date of this prospectus, our sponsor owns 23,089 shares of our common stock, all of which is issued and outstanding stock, and our advisor owns 1,000 shares of convertible stock, all of which is issued and outstanding. Our advisor is controlled by BER Holdings, LLC, which is controlled by Mr. Kamfar. Thus, Mr. Kamfar has the power to direct how our advisor and our sponsor votes its shares of common stock.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock highlights material provisions of our charter and bylaws as in effect as of the date of this prospectus. Because it is a description of what is contained in our charter and bylaws, it may not contain all the information that is important to you.

Common Stock

Under our charter, we have 1,000,000,000 authorized shares of stock, consisting of 749,999,000 shares of common stock, $0.01 par value per share, 250,000,000 shares of preferred stock, par value $0.01 per share and 1,000 shares of non-participating, non-voting convertible stock, $0.01 per share available for issuance. We have authorized the issuance of up to 130,000,000 shares of common stock in connection with this offering. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.

Holders of our common stock:

•	are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding;

•	are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

•	do not have preference, conversion, exchange, sinking fund, or redemption rights or preemptive rights to subscribe for any of our securities and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

We will generally not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to DST Systems, Inc. a transfer and assignment form, which we will provide to you at no charge upon written request.

Stockholder Voting

Except as otherwise provided, all shares of common stock will have equal voting rights. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. The voting rights per share of our equity securities issued in the future will be established by our board of directors; provided, however, that the voting rights per share sold in a private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.

Our charter provides that generally we may not, without the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to cast on the matter:

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•	amend our charter, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to increases or decreases in the number of shares of stock of any class or series or the aggregate number of shares of stock, a change of our name, a change of the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock and certain reverse stock splits;

•	sell all or substantially all of our assets other than in the ordinary course of our business or in connection with our liquidation or dissolution;

•	cause a merger or consolidation of our company; or

•	dissolve or liquidate our company.

Our charter further provides that, without the necessity for concurrence by our board of directors, holders of a majority of voting shares who are present in person or by proxy at an annual meeting at which a quorum is present may vote to elect a director and that any or all of our directors may be removed from office at any time by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our charter, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our company.

Preferred Stock

Our charter authorizes our board of directors without further stockholder action to provide for the issuance of up to 250,000,000 shares of preferred stock, in one or more series, with such voting powers and with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors approves. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares. However, the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Issuance of Additional Securities and Debt Instruments

Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering or as part of other financial arrangements. Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of:

•	the value of outstanding shares of our capital stock; or

•	the value or number (whichever is more restrictive) of outstanding shares of our common stock.

This limitation regarding the ownership of our shares is the “9.8% Ownership Limitation.” Further, our charter provides for certain circumstances where our board of directors may except a holder of our shares from the 9.8% Ownership Limitation and impose other limitations and restrictions on ownership. This exception and these limitations regarding the ownership of our shares are the “Excepted Holder Ownership Limitation.”

To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of common stock that would:

•	result in any person owning, directly or indirectly, shares of our capital stock in excess of the foregoing ownership limitations;

•	result in our capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws; and

•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the federal income tax laws or otherwise fail to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void, with the intended transferee acquiring no rights in such shares of stock, or result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company.

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Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

Our charter requires that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner. The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the market price per share on the date that our company, or our designee, accepts such offer.

We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

“Market price” on any date means the average of the closing prices for the five consecutive trading days ending on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred stock that was transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limit. However, the ownership limit will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

Distributions

Some or all of our distributions have been paid and may continue to be paid from sources other than cash flow from operations, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom. Generally, our policy is to pay distributions from cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. We may fund such distributions from third party borrowings, offering proceeds, advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee. To the extent that we make payments or reimburse certain expenses to our advisor pursuant to our advisory agreement, our cash flow and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, will be negatively impacted. See “Management – The Advisory Agreement.” In addition, certain amounts we are required to pay to our advisor, including the monthly asset management fee, the property management fee, the financing fee, the disposition fee and the payment made upon conversion of our convertible stock, depend on the assets acquired, gross revenues of the properties managed, indebtedness incurred, sales prices of investments sold or the value of our company at the time of conversion, respectively, and therefore cannot be quantified or reserved for until such fees have been earned. See “Management Compensation.” We are required to pay these amounts to our advisor regardless of the amount of cash we distribute to our stockholders and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, to our stockholders may be negatively impacted. In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties will not immediately generate operating cash flow. Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

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We expect to declare distributions on a quarterly basis and to pay distributions to our stockholders on a monthly basis. We intend to calculate these monthly distributions based on daily record and distribution declaration dates so our investors will become eligible for distributions immediately upon the purchase of their shares. Distributions will be paid to stockholders as of the record dates selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its intention to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may utilize capital, borrow money, issue new securities or sell assets in order to make distributions. In addition, from time to time, our advisor and its affiliates may, but are not required to, agree to waive or defer all or a portion of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.01 per share. We have issued all of such shares to our advisor. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into shares of common stock will decrease the percentage of our shares of common stock owned by persons purchasing shares in this offering.

Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the holders of the convertible stock or (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.

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Each outstanding share of our convertible stock will convert into the number of shares of our common stock described below if:

•	we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus an 8% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock; or

•	we list our common stock for trading on a national securities exchange. For these purposes, a “listing” also will be deemed to occur on the effective date of any merger in which the consideration received by the holders of our common stock is cash and/or the securities of another issuer that are listed on a national securities exchange.

Upon the occurrence of either triggering event described above, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) the enterprise value (determined in accordance with the provisions of the charter and summarized in the second following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the sum of the aggregate purchase price paid for those outstanding shares of common stock plus an 8% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock, divided by (B) the enterprise value divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of a conversion upon a listing, the number of shares to be issued will not be determined until the 31st trading day after the date of the listing.

Unless the advisory agreement is terminated or not renewed because of a material breach by our advisor, in the event that either of the events triggering the conversion of the convertible stock occurs after an “advisory agreement termination,” as defined below, each share of convertible stock will be converted into that number of shares of common stock as described in the preceding paragraph, multiplied by the quotient of (A) the number of days since the effective date of this offering during which the advisory agreement with our advisor was in force divided by (B) the number of days elapsed from the effective date of this offering through the date of the event triggering the conversion of the convertible stock. As used herein and in our charter, “advisory agreement termination” means a termination or expiration without renewal (except to the extent of a termination or expiration with our company followed by the adoption of the same or substantially similar advisory agreement with a successor, whether by merger, consolidation, sale of all or substantially all of our assets, or otherwise) of our advisory agreement with our advisor for any reason except for a termination or expiration without renewal due to a material breach of the advisory agreement by our advisor.

As used above and in our charter, “enterprise value” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days, as mutually agreed upon by the board of directors, including a majority of the independent directors and the advisor. If the holder of shares of convertible stock disagrees with the value determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal will be shared evenly between us and our advisor.

Our charter provides that if we:

•	reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares); or

•	consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the events triggering conversion described above occurs will continue to have the right to convert the convertible stock upon such a triggering event. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations and mergers until the convertible stock is converted.

Our board of directors will oversee the conversion of the convertible stock to ensure that the number of shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter. Further, if in the good faith judgment of our board of directors full conversion of the convertible stock would cause a holder of our stock to violate the 9.8% Ownership Limitation or the Excepted Holder Ownership Limitation (collectively referred to as the “Convertible Stock Limitations”), then only such number of shares of convertible stock (or fraction of a share thereof) will be converted into shares of our common stock such that no holder of our stock would violate the Convertible Stock Limitations. The conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not violate the Convertible Stock Limitations. Any such deferral will not otherwise alter the terms of the convertible stock.

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IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND
OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus, copies of which are filed as an exhibit to the registration statement to which this prospectus relates and may also be obtained from us.

Our Charter and Bylaws

Stockholder rights and related matters are governed by the Maryland General Corporation Law, or MGCL, and our charter and bylaws. Our board of directors, including our independent directors, reviewed, ratified and unanimously approved our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Stockholders’ Meetings

An annual meeting of our stockholders will be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of our annual report for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president or a majority of our board of directors or a majority of the independent directors, and will be called by the secretary upon written request of stockholders holding in the aggregate at least 10% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we will provide all stockholders, within 10 days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our stockholders. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the outstanding shares constitutes a quorum, and the majority vote of our stockholders will be binding on all of our stockholders.

Our Board of Directors

Our charter provides that a majority of our directors will be independent directors. This provision may only be amended if the amendment is declared advisable by our board of directors and approved by stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors will nominate a replacement. Any director may resign at any time and may be removed with or without cause by our stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Fiduciary Duties

Our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates (including any director or officer who is or was serving at the request of our company as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) except to the extent prohibited by Maryland law and as set forth below.

In spite of the above provisions of Maryland law, our charter provides that a director, our advisor and any affiliate of our advisor will be indemnified by us for losses suffered by such person and held harmless for losses suffered by us only if all of the following conditions are met:

•	the party was acting on behalf of or performing services on the part of our company;

•	the party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of our company;

•	such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our stockholders; and

•	such liability or loss was not the result of:

•	negligence or misconduct by our directors (other than the independent directors) or our advisor or its affiliates; or

•	gross negligence or willful misconduct by the independent directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits us from indemnifying our directors, our advisor or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and of the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

We may advance amounts to our directors, our advisor and its affiliates for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

•	the legal action is initiated by a third party who is not a stockholder of our company or the legal action is initiated by a stockholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

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•	the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

Authorizations of payments will be made by a majority vote of a quorum of disinterested directors.

Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify will be made by a majority vote of a quorum consisting of disinterested directors.

We may also purchase and maintain insurance to indemnify such parties against the liability assumed by them whether or not we are required or have the power to indemnify them against this same liability.

Inspection of Books and Records

Our advisor keeps, or causes to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with GAAP. We maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our charter.

Any stockholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders along with the number of shares held by each of them. We will make the stockholder list available for inspection by any stockholder or his or her agent at our principal office upon the request of the stockholder.

We update, or cause to be updated, the stockholder list at least quarterly to reflect changes in the information contained therein.

We will mail a copy of the stockholder list to any stockholder requesting the stockholder list within ten days of the request, subject to verification of the purpose for which the list is requested, as discussed below. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the stockholder list.

The purposes for which a stockholder may request a copy of the stockholder list include, without limitation, matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our board of directors will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by any stockholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the request for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the stockholder’s interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

The list may not be sold for commercial purposes.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. If the appraisal will be included in a prospectus used to offer the securities of the entity surviving completion of the roll-up transaction, the appraisal shall be filed as an exhibit with the SEC and, if applicable, the states in which registration of such securities are sought, as an exhibit to the registration statement for the offering. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for the benefit of our company and our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

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In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

Our company is prohibited from participating in any proposed roll-up transaction:

•	which would result in the common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter, and dissolution of our company;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which a common stockholder’s rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “Inspection of Books and Records,” above; or

•	in which our company would bear any of the costs of the roll-up transaction if our stockholders reject the roll-up transaction.

Anti-Takeover Provisions of the MGCL

The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s then outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year prohibition, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

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Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL provided that the business combination is first approved by our board, and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any person unless the board fails to approve the business combination. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

•	a person who makes or proposes to make a control share acquisition;

•	an officer of the corporation; or

•	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

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•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected, at such time as we are eligible to make the election provided for under Subtitle 8, to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Dissolution or Termination of Our Company

We are an infinite-life corporation which may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Our operating partnership has a perpetual existence. Depending upon then prevailing market conditions, it is our intention to consider beginning the process of listing our shares of common stock, or liquidating our assets and distributing the net proceeds to our stockholders within four to six years after the termination of our offering stage. See “Investment Strategy, Objectives and Policies — Listing or Liquidation Policy.”

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

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THE OPERATING PARTNERSHIP AGREEMENT

General

Bluerock Enhanced Multifamily Holdings, L.P., which we refer to as our operating partnership, is a recently formed Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the operating partnership. We are the sole general partner of the operating partnership and, as of the date of this prospectus, our wholly owned subsidiary, Bluerock REIT Holdings, LLC, is the sole limited partner of the operating partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the operating partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution in exchange for units of limited partnership interest that will be held by our wholly owned subsidiary, Bluerock REIT Holdings, LLC; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the operating partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the operating partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

We would expect the partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to the operating partnership as an additional capital contribution. If we did contribute additional capital to the operating partnership, we would receive additional partnership interests and our percentage interest in the operating partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause the operating partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the operating partnership and us. The operating partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a limited partner. If the operating partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

We would expect the partnership agreement to provide that, so long as we remain qualified as a REIT, the operating partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that the operating partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code. Classification as a publicly traded partnership could result in the operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement would provide that the operating partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our operating partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement would provide that the operating partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in the operating partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in the operating partnership. Losses could not be passed through to our stockholders.

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Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the operating partnership, including partner loans, any remaining assets of the operating partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We would expect to be the sole general partner of the operating partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control the operating partnership’s business and to make all decisions affecting its assets. Under an amended and restated partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	originate loans;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the operating partnership with another entity.

Under an amended and restated partnership agreement, we expect that the operating partnership would pay all of the administrative and operating costs and expenses it incurs in acquiring and operating real properties. The operating partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the operating partnership. Such expenses would include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the operating partnership would not reimburse would be costs and expenses relating to properties we may own outside of the operating partnership. We would pay the expenses relating to such properties directly.

Exchange Rights

We expect that an amended and restated partnership agreement would also provide for exchange rights. We expect the limited partners of the operating partnership would have the right to cause the operating partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

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Change in General Partner

We expect that we generally would not be able to withdraw as the general partner of the operating partnership or transfer our general partnership interest in the operating partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (1) the holders of a majority of partnership units (including those we held) approved the transaction; (2) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (4) the successor entity contributed substantially all of its assets to the operating partnership in return for an interest in the operating partnership and agreed to assume all obligations of the general partner of the operating partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in the operating partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the amended and restated partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

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FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share repurchase plan, tax-exempt organizations (except as provided below), financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States (except as provided below). The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We elected to be taxed as a REIT commencing with our taxable year ending December 31, 2010. We believe that, commencing with such taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders, which laws are highly technical and complex.

Alston & Bird LLP has acted as tax counsel to us in connection with this offering. Alston & Bird LLP is of the opinion that, commencing with the taxable year in which we satisfy the minimum offering requirement (December 31, 2010), we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT. Alston & Bird LLP’s opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties. Alston & Bird LLP has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements in any year.

Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Alston & Bird LLP will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Alston & Bird LLP can assure you that we will satisfy those tests.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.

However, we will be subject to federal tax in the following circumstances:

•	we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our stockholders;

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•	we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

•	we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

•	if we fail to satisfy either the 75% Income Test or the 95% Income Test, as described below under “— Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% Income Tests, multiplied by (2) a fraction intended to reflect our profitability;

•	if we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary net income for such year, (2) 95% of our REIT capital gain net income for such year (unless an election is made as provided below) and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

•	we may elect to retain and pay income tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

•	if we fail certain of the REIT asset tests and do not qualify for “de minimis” relief, we may be required to pay a corporate level tax on the income generated by the assets that caused us to violate the asset test;

•	income earned by any of our taxable REIT subsidiaries will be subject to tax at regular corporate rates;

•	pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure; and

•	if we acquire any asset from a C corporation, or a corporation generally subject to full corporate-level tax, in a merger or other transaction in which we acquire a tax basis determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for Qualification

Bluerock Enhanced Multifamily Trust, Inc. is a corporation that, it is anticipated, will meet the following requirements:

(1)	it is managed by one or more trustees or directors;

(2)	its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

(4)	it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

(5)	at least 100 persons are beneficial owners of its shares or ownership certificates;

(6)	not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

(7)	it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8)	it uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the federal income tax laws; and

(9)	it meets other qualification tests, described below, regarding the nature of its income and assets.

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We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our second taxable year.

If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that requirement 6 above was violated, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes are each considered one individual owner. However, a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws is not considered one owner but rather all of the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” are considered to be assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be considered to be assets, liabilities and items of income, deduction and credit of our company. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

Our operating partnership is a wholly owned subsidiary of us, which means that is disregarded as a separate entity from us for U.S. federal income tax purposes. Thus, the assets, liabilities and items of income of our operating partnership will be treated as assets, liabilities, and items of income of us for purposes of applying the requirements described in this prospectus. In the event that a disregarded subsidiary of ours, such as the operating partnership, ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “— Income Tests.”

In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Income Tests

We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. This test is referred to as the “75% Income Test.” Qualifying income for purposes of the 75% Income Test includes:

•	“rents from real property;”

•	interest on debt or obligations secured by mortgages on real property or on interests in real property; and

•	dividends or other distributions on and gain from the sale of shares in other REITs.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% Income Test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. This test is referred to as the “95% Income Test.” The following paragraphs discuss the specific application of those tests to our company.

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Rents and Interest

Rent that we receive from our tenants will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	The amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, known as a “related party tenant.”

•	If the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as “rents from real property.”

We generally must not operate or manage our real property or furnish or render services to our tenants, other than through a taxable subsidiary or an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, we may render a de minimis amount of “non-customary” services to the tenants of a property, other than through a taxable subsidiary or an independent contractor, as long as our income from the services does not exceed 1% of our gross income from the property.

As a result, we may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. Rent paid by a taxable REIT subsidiary will constitute rents from real property for purposes of the 75% and 95% Income Tests only if the lease is respected as a true lease for federal income tax purposes and is not treated as a service contract, joint venture or some other type of arrangement. The determination of whether a lease is a true lease depends on an analysis of all the surrounding facts and circumstances. Potential investors in shares of our common stock should be aware, however, that there are no controlling regulations, published administrative rulings or judicial decisions involving leases with terms substantially similar to the contemplated leases between our operating partnership and the a taxable REIT subsidiary that discuss whether the leases constitute true leases for federal income tax purposes. We intend to structure any leases with a taxable REIT subsidiary as true leases for federal income tax purposes; however, there can be no assurance that the IRS or a court will not assert a contrary position. If any of these leases are re-characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payment that we receive from such taxable REIT subsidiary would not be considered rent or would otherwise fail the various requirements for qualification as rents from real property.

Additionally, we may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative transactions such as interest rate swap contracts, interest rate cap or floor contracts futures or forward contracts and options. Any income or gain derived by us from instruments that hedge certain risks, such as the risk of changes in interest rates or currency fluctuations, will not be treated as gross income for purposes of either the 75% or the 95% Income Test, provided that specified requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “— Asset Tests”) or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% Income Test (or assets that generate such income). We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% and 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% and 95% Income Tests as gains from the sale of real property interests, interest on mortgages on real property and rents from real property in accordance with the requirements described above.

We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimis rule described above, “non-customary” services to our tenants other than through an independent contractor, and we have represented that, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.

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If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% Income Test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% Income Test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as “rents from real property.” In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% Income Test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as “rents from real property” because we furnish non-customary services to the tenant under such lease, other than through a qualifying independent contractor or under the 1% de minimis exception described above, none of the rent we receive from the related party would qualify as “rents from real property.” In that case, if the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% Income Test, exceeds 5% of our gross income during the year, we would lose our REIT status.

To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as “rents from real property,” but instead will be qualifying income for purposes of the 95% Income Test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.

For purposes of the 75% and 95% Income Tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term “interest” generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% Income Tests. In addition, interest received on debt obligations that are not secured by a mortgage on real property may not be qualified income, and would be excluded from income for purposes of the 75% and 95% Income Tests.

Failure to Satisfy Income Tests

If we fail to satisfy one or both of the 75% and 95% Income Tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% Income Tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction, and will otherwise attempt to avoid any sale of assets that will be treated as being held “primarily for sale to customers in the ordinary course of a trade or business.” We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

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Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or “TMP,” under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be noncash accrued income, could be treated as excess inclusion income. Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “— Taxation of Taxable U.S. Stockholders.” Under recently issued IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

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If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a taxable REIT subsidiary election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Asset Tests

To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including receivables specified in the federal tax laws;

•	government securities;

•	interests in mortgages on real property;

•	stock of other REITs;

•	investments in stock or debt instruments but only during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; and/or

•	interests in real property, including leaseholds and options to acquire real property and leaseholds.

The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities as measured by vote or value. For purposes of both components of the second asset test, “securities” does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a taxable REIT subsidiary. We may not own more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a taxable REIT subsidiary. This test is referred to as the “10% Asset Test.” Overall, no more than 25% of our assets can consist of securities of taxable REIT subsidiaries, determined on a quarterly basis.

Any interest that we hold in a real estate mortgage investment conduit, or REMIC, will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT Income Tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, regardless of whether it is distributed.

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To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of either or both of the 75% and 95% Income Tests, depending upon the circumstances and the specific structure of the investment.

We may also hold certain participation interests, including B-Notes, in mortgage loans and subordinated loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% Income Test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

If we choose to invest in subordinated loans, certain of them may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% Asset Test. We may make some subordinated loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% Asset Test. We intend to make such investments in such a manner as not to fail the asset test described above.

The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of “real estate assets,” and we therefore expect to satisfy the Asset Tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

To the extent that we fail one or more of the asset tests and we do not fall within the de minimis safe harbors with respect to the 5% and 10% asset tests, we may nevertheless be deemed to have satisfied such requirements if (1) we take certain corrective measures, (2) we meet certain technical requirements and (3) we pay a specified excise tax (the greater of (A) $50,000 or (B) an amount determined by multiplying the highest rate of corporate tax by the net income generated by the assets causing the failure for the period beginning on the first date of the failure and ending on the date that we dispose of the assets (or otherwise satisfy the asset test requirements)).

The Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) it provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (A) $50,000 per failure and (B) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10 million, or (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The Code also provides that certain securities will not cause a violation of the 10% Asset Test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security cannot qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% Asset Test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income Tests.” In addition, when applying the 10% Asset Test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

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No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

Distribution Requirements

To qualify as a REIT, each taxable year we must make distributions, other than capital gain dividends, deemed distributions of retained capital gain and income from operations or sales through a TRS, to our stockholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of specified items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration and no later than the close of the subsequent tax year.

We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the taxable year in which the difference arose even though we do have the corresponding cash on hand. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

We may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest and a penalty to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the federal income tax on these gains;

•	taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

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Record Keeping Requirements

We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid out to stockholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our stockholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Investments in Taxable REIT Subsidiaries

We and certain of our corporate subsidiaries may make a joint election for the corporate subsidiary to be treated as a taxable REIT subsidiary of our REIT. A domestic Taxable REIT subsidiary (or a foreign taxable REIT subsidiary with income from a U.S. business) pays federal state and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. To the extent we invest in any property outside of the U.S., a taxable REIT subsidiary owning or leasing such property may pay foreign taxes. The taxes owed by our taxable REIT subsidiaries could be substantial. To the extent that our taxable REIT subsidiaries are required to pay federal, state, local or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A taxable REIT subsidiary is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our REIT status. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiary ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In particular, this 100% tax would apply to our share of any rent paid by a taxable REIT subsidiary that was determined to be in excess of a market rate rent. We intend that all transactions between us and our taxable REIT subsidiaries will be conducted on an arm’s length basis and, therefore, that the rent paid by our taxable REIT subsidiaries to us will not be subject to the excise tax.

Taxation of Taxable U.S. Stockholders

As long as we qualify as a REIT, a taxable “U.S. stockholder” must take into account, as ordinary income, distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or that we retain as long-term capital gain. In 2003 Congress reduced the tax rate for qualified dividend income to 15%. However, dividends from REITs generally are not subject to this lower rate. REIT dividends paid to a U.S. stockholder that is a corporation will not qualify for the dividends received deduction generally available to corporations. As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;

•	an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. A corporate U.S. stockholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that is received in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of a U.S. stockholder’s common stock, the U.S. stockholder will not incur tax on the distribution. Instead, such distribution will reduce the stockholder’s adjusted basis of the common stock. A U.S. stockholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, to the extent of the REIT’s earnings and profits not already distributed, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “— Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Taxation of U.S. Stockholders on the Disposition of the Common Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder generally must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other shares of such common stock within 30 days before or after the disposition.

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Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate for the year 2012 is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year. For taxable years ending after December 31, 2012, the maximum tax rate on long-term capital gains will increase to 20%. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Investments in Real Estate Outside the United States

We may invest in real estate assets, directly or indirectly, in jurisdictions other than the United States. Such assets may be subject to taxes in these non-U.S. jurisdictions that ordinarily would give rise to foreign tax credits for U.S. resident taxpayers. However, our anticipated investment structure will prevent any of our U.S. stockholders from utilizing any foreign tax credits generated. The foreign assets we acquire will either be held by us, an entity that intends to qualify as a REIT, or through a taxable REIT subsidiary. Because we intend to operate as a REIT and we are entitled to a dividends paid deduction, the foreign tax credit limitation will prevent us from utilizing any foreign tax credits with respect to property that we acquire directly to offset our income. As such, we expect to only hold foreign real estate assets in low non-U.S. tax jurisdictions directly. With respect to real estate assets located in high non-U.S. tax jurisdictions, we expect to hold such assets through a taxable REIT subsidiary so that such subsidiary may be able to utilize the foreign tax credit to offset its U.S. taxable income. In either case, foreign taxes are not passed through to our U.S. stockholders for purposes of calculating our U.S. stockholders’ foreign tax credit.

New Legislation

On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010, which requires certain domestic shareholders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. Domestic shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder either:

•	is a corporation or comes within another exempt category and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. The Treasury Department has issued regulations regarding the backup withholding rules as applied to non-U.S. stockholders.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of the common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income under the “debt-financed property” rules. To the extent that we are (or a part of us or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may also be treated as UBTI. We anticipate that our investments may generate excess inclusion income. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “— Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if our company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

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•	the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge those non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. A non-U.S. stockholder may also be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files the required form evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “— Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

The U.S. Treasury Department has issued regulations with respect to the withholding requirements for distributions made after December 31, 2000, and we will comply with these regulations.

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A non-U.S. stockholder will not incur tax on the amount of a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the federal income tax laws. The term “U.S. real property interests” includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder will receive a credit against its tax liability for the amount we withhold.

A non-U.S. stockholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business and will instead be treated the same as an ordinary distribution from us, provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax but may be subject to withholding tax.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

New Legislation Relating to Foreign Accounts.

On March 18, 2010, President Obama signed into law the Hiring Incentives to Restore Employment Act of 2010, which may impose withholding taxes on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to United States shareholders who own the shares through foreign accounts or foreign intermediaries and certain non-United States shareholders. The legislation generally imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of our stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation applies to payments made after December 31, 2012 (other than payments made on debt securities outstanding on March 18, 2012). In recent guidance, the IRS has indicated that Treasury Regulations will be issued pursuant to which the withholding provisions described above would apply to payments of dividends on our common stock or interest on our debt securities (excluding those debt securities outstanding on March 18, 2012) made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock or debt securities on or after January 1, 2015. Prospective investors should consult their tax advisors regarding these withholding provisions, including this recent IRS guidance.

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Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

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ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Code that may be relevant to a prospective purchaser, including plans and arrangements subject to the fiduciary rules of ERISA (“ERISA Plans”); plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh plans, and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”); and governmental plans, church plans, and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements, which we refer to as Other Plans. This discussion does not address all the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments covering the investments by such plan;

•	in the case of an ERISA plan, will satisfy the prudence and diversification requirements of ERISA;

•	will result in unrelated business taxable income to the plan;

•	will provide sufficient liquidity; and

•	whether the plan fiduciary will be able to value the asset in accordance with ERISA or other applicable law.

ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Benefit Plan and persons who have specified relationships to the Benefit Plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the Code. Thus, a designated plan fiduciary of a Benefit Plan considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a prohibited transaction. Fiduciaries of Other Plans should satisfy themselves that the investment is in accord with applicable law.

The Department of Labor has issued regulations that provide guidance on the definition of plan assets under ERISA. These regulations also apply under the Code for purposes of the prohibited transaction rules. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

The regulations define a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act of 1933.

The regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. As of the date of this prospectus, our common stock is held by 100 or more independent investors.

The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

•	any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;

•	any requirement that advance notice of a transfer or assignment be given to the issuer;

•	any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and

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•	any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

We believe that the restrictions imposed under our charter on the ownership and transfer of our common stock will not result in the failure of our common stock to be “freely transferable.” However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

Another exception in the regulations provides that “plan assets” will not include any of the underlying assets of an “operating company,” including a “real estate operating company” or a “venture capital operating company.” To constitute a “venture capital operating company” under the plan asset regulations, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in operating companies with respect to which the entity obtains direct contractual rights to participate significantly in management decisions, and must regularly exercise its rights in the ordinary course of its business. To constitute a “real estate operating company” under the plan asset regulation, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities, and must engage directly, in the ordinary course of its business, in real estate management or development activities.

The regulations further provide that “plan assets” will not include any of the underlying assets of an entity if at all times less than 25% of the value of each class of equity interests in the entity is held by Benefit Plans. We refer to this as the “insignificant participation exception.” The interest of any person (and their affiliates) who has discretionary authority over the control of the assets of the entity or who provides investment advice for a fee with respect to such assets is disregarded for purposes of applying the 25% threshold. Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, Benefit Plan investors are prohibited from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Accordingly, our assets should not be deemed to be “plan assets” of any Benefit Plan.

If the underlying assets of our company were treated by the Department of Labor as “plan assets,” the management of our company would be treated as fiduciaries with respect to Benefit Plan stockholders and the prohibited transaction restrictions of ERISA and the Code would apply unless an exception were available. If the underlying assets of our company were treated as “plan assets,” an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company under ERISA and expose the ERISA Plan fiduciary to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, an excise tax equal to 15% of the amount involved would be imposed under the Code, with an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of plan stockholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities could be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA or similar account that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status. In that event, the IRA or other account owner generally would be taxed on the fair market value of all the assets in the account as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

Annual Valuation Requirement

A fiduciary of a Benefit Plan subject to ERISA’s reporting requirements is required to determine annually the fair market value of each asset of the plan as of the end of the plans’ fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA or similar account must provide the account holder with a statement of the value of the IRA or account each year. In discharging its obligation to value assets of a plan a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of such shares is not determined in the marketplace.

To assist fiduciaries of Benefit Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until 18 months after the completion of our offering stage, we intend to use the price paid per share as the estimated value of a share of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the estimated value of a share of our common stock will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of such sales. Beginning 18 months after the completion of our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based on a number of assumptions that may not be accurate or complete.

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This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

With respect to the valuation of our shares, a plan fiduciary or IRA or similar account trustee or custodian should be aware of the following:

•	a value included in the annual statement may not be realized by us or by our stockholders upon liquidation (in part because the estimated values do not necessarily indicate the price at which assets could be sold and because the estimated may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your stock; and

•	an annual statement of value (or the method used to establish value) may not comply with the requirements of ERISA or the Code.

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PLAN OF DISTRIBUTION

General

We are offering up to $1,000,000,000 in shares of our common stock to the public through Bluerock Capital Markets, our dealer manager, which is a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority, Inc., or FINRA. The shares are being offered in the primary offering at $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.50 per share. The shares are being offered on a “best efforts” basis, which means generally that our dealer manager and the participating broker-dealers described below are required to use only their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares of our common stock. Our agreement with our dealer manager may be terminated by either party upon 60 days’ written notice.

Our board of directors and our dealer manager have determined the offering price of the shares. While our board primarily considered the per share offering prices in similar offerings conducted by companies formed for purposes similar to ours when determining the offering price, neither prospective investors nor stockholders should assume that the per share prices reflect the intrinsic or realizable value of our shares or otherwise reflect our historical book value or earnings or other objective measures of worth.

Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers within three business days of rejection. Investors whose subscriptions are accepted will be admitted as stockholders of our company periodically, but not less often than quarterly.

We expect to sell shares offered in our primary offering at least until October 15, 2012. Under rules promulgated by the SEC, should we determine to register a follow-on offering, we may extend this offering up to an additional 180 days beyond October 15, 2012, in which case this offering would terminate on the earlier to occur of April 13, 2013 or the effective date of our follow-on offering. If we decide to continue our primary offering beyond October 15, 2012, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond these dates. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond a one-year registration period. We may terminate or suspend this offering at any time.

Our Dealer Manager

Bluerock Capital Markets, our dealer manager, is a member firm of FINRA and was organized in 2005 under the name Halcyon Capital Markets. In 2011, Halcyon Capital Markets changed its name to Bluerock Capital Markets. An affiliate of our sponsor, BR Capital Markets, LLC owns a 100% interest in Bluerock Capital Markets. BR Capital Markets is 100% owned by R. Ramin Kamfar, a principal of our advisor. Bluerock controls our dealer manager. See “Prospectus Summary – Organizational Chart for Our Company, Our Advisor, Our Dealer Manager, and Affiliates.” Bluerock Capital Markets was acquired for the purpose of participating in and facilitating the distribution of securities of Bluerock sponsored programs. We transferred the dealer manager duties for this offering from our former dealer manager, Select Capital Corporation, a third party, to Bluerock Capital Markets, our affiliate, in July 2011. Bluerock Capital Markets is a Massachusetts limited liability company, headquartered at 11 Fish Cove Road, Meredith, New Hampshire, 03253 and its telephone number is (877) 826-BLUE (2583).

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, our dealer manager receives a selling commission of 7% of the gross proceeds from the sale of shares of our common stock in the primary offering. Our dealer manager also receives 2.6% of the gross proceeds from the sale of shares in the primary offering in the form of a dealer manager fee as compensation for acting as our dealer manager. Our dealer manager will not receive any selling commission or dealer manager fee for shares sold pursuant to our distribution reinvestment plan. We also reimburse our dealer manager for bona fide due diligence expenses incurred and supported by detailed and itemized invoices.

We reimburse our advisor or its affiliates for actual issuer organization and offering expenses incurred on our behalf such as legal, accounting, printing, mailing, technology, filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, amounts to reimburse costs in connection with preparing supplemental sales materials, and reimbursements for actual costs incurred for travel, meals and lodging by employees of our advisor and its affiliates to attend retail seminars hosted by broker-dealers and bona fide training and education meetings hosted by our advisor or its affiliates. Any such reimbursements will not exceed actual expenses incurred by our advisor or its affiliates and will only be made to the extent that such reimbursements would not cause the cumulative amount of underwriting compensation and issuer organization and offering expenses borne by us to exceed 15% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. Our advisor and its affiliates will be responsible for the payment of underwriting compensation (other than selling commissions and the dealer manager fee) and issuer organization and offering expenses to the extent that cumulative selling commissions, the dealer manager fee, additional underwriting expenses and issuer organization and offering expenses borne by us exceed 15% of the gross proceeds of our primary offering as of the date of the reimbursement, without recourse against or reimbursement by us. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock.

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In June, 2010 an affiliate of our advisor entered into an agreement to lend Private Asset Holdings, Inc., the 100% owner of our former dealer manager, a line of credit of up to two million dollars. In December, 2010 our affiliate canceled the line of credit and no further advances are permitted thereunder. As of the date of this prospectus $1.35 million is outstanding under the line, which bears interest at an annual rate of 8%, payable quarterly, provided however, that Private Asset Holdings may elect to forgo any quarterly interest payment and allow unpaid interest to accrue, without penalty. Any unpaid principal amount must be repaid to the lender by June 24, 2013.

Our dealer manager has authorized certain additional broker-dealers who are members of FINRA, which we refer to as participating broker-dealers, to participate in selling shares of our common stock to investors. Our dealer manager may re-allow all or a portion of its selling commissions from the sale of shares in the primary offering to such participating broker-dealers with respect to shares of our common stock sold by them. Our dealer manager, in its sole discretion, may also re-allow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering. We also reimburse participating broker-dealers for bona fide due diligence expenses incurred and supported by detailed and itemized invoices.

In addition to the selling commissions and dealer manager fee described above, our advisor or its affiliates may advance, and we reimburse, underwriting expenses in connection with this offering as described in the table below. This table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. As required by the rules of FINRA, total underwriting compensation that will be paid in connection with this offering will not exceed an amount equal to 10% of our gross proceeds from the sale of shares of our common stock in the primary offering. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, or approximately $100,000,000, which represents approximately 10% of the maximum gross proceeds from shares sold in our primary offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees. Many states limit our total organization and offering expenses, which includes all items of underwriting compensation to 15% of gross offering proceeds. We reimburse our advisor for actual organization and offering expenses incurred by our advisor, which amount, including all items of underwriting compensation, shall not exceed the 15% limitation.

Dealer Manager and Participating Broker-Dealer Compensation

(Maximum Offering)

Selling commissions	$70,000,000	7.0%
Dealer manager fee(1)	$26,000,000	2.6%
Expense reimbursements for training and education meetings and sales seminars related to retailing activities(2)	$705,089	*
Expense reimbursements for training and education meetings and sales seminars related to wholesaling activities(3)	$158,724	*
Legal fees allocated to dealer manager	$92,421	*
Total	$96,956,234	9.6%

________________

* Less than 0.1%

(1)	The dealer manager fee will be used by our dealer manager to pay: (a) commissions, salaries and expense reimbursement allowances to its FINRA-registered personnel engaged in marketing and distributing this offering, which are estimated to be approximately $10.8 million, (b) reallowances to participating broker-dealers to assist participating broker-dealers in marketing this offering which are estimated to be approximately $10.0 million, (c) the costs associated with certain promotional items that will be provided by the dealer manager to registered representatives of participating broker-dealers, which are estimated to be approximately $168,680 and (d) the costs associated with the production of certain newsletters to be provided to registered representatives of participating broker-dealers, which are estimated to be approximately $60,000. The remainder of the dealer manager fee is expected to be retained by the dealer manager.

(2)	Includes amounts used to reimburse broker-dealers participating in this offering for actual costs incurred by their FINRA-registered personnel for travel, meals, lodging and attendance fees to attend training and education meetings sponsored by us or the dealer manager and amounts used to pay registration fees and other sponsorship costs, such as group meal expenses, for retail seminars sponsored by third-party broker-dealers.

(3)	Includes amounts used to reimburse our dealer manager for actual costs incurred by its FINRA-registered personnel for travel, meals, lodging and attendance fees to attend training and education meetings sponsored by us or the dealer manager and retail seminars sponsored by participating broker-dealers.

Volume Discounts

A “purchaser,” as defined below, who purchases more than $500,000 of shares at any one time through a single participating broker-dealer may receive a discount on the purchase price of those shares. The selling commissions payable to the participating broker dealer will be commensurately reduced. The amount of selling commissions otherwise payable to a participating dealer may be reduced in accordance with the following schedule.

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	Commission	Price per
Dollar Amount Purchased in the Transaction	Rate	Share

Up to $500,000	7%	$10.00
$500,000 up to $1,000,000	6%	$9.90
$1,000,001 up to $2,000,000	5%	$9.80
$2,000,001 up to $3,000,000	4%	$9.70
$3,000,001 up to $4,000,000	3%	$9.60
$4,000,001 up to $5,000,000	2%	$9.50
$5,000,001 and over	1%	$9.40

We will apply the reduced selling price and selling commission to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,425,000 ($9.70 per share), and selling commissions of $100,000.

In addition, in order to encourage purchases of $2,500,000 or more of shares, an investor who agrees to purchase at least $2,500,000 of shares may negotiate with our dealer manager to reduce the dealer manager fee with respect to the sale of the shares. In addition or in the alternative, for sales of at least $5,000,000 of shares, our advisor may agree to forego a portion of the amount we would otherwise be obligated to reimburse our advisor for our organization and offering expenses. Other accommodations may be agreed to by our sponsor in connection with a purchase of $5,000,000 or more of shares.

Because all investors will be deemed to have contributed the same amount per share to our company for purposes of distributions of cash available for distribution, an investor qualifying for a volume discount will receive a higher return on his investment in our company than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount may be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single “purchaser.” You must mark the “Additional Investment” space on the first page of the subscription agreement in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;
•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;
•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and
•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our company, our dealer manager may, in its sole discretion, waive the “purchaser” requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. Any such reduction in selling commission may be prorated among the separate subscribers except that, in the case of purchases through our dealer manager, our dealer manager may allocate such reduction among separate subscribers considered to be a single “purchaser” as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price will be returned to the actual separate subscribers for shares.

Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in the sales commissions and/or the dealer manager fee, the volume discount will apply only to the current and future investments. Except as provided in this paragraph and the three immediately preceding paragraphs, separate subscriptions will not be cumulated, combined or aggregated.

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California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of the California corporate securities laws. Under these laws, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to our company from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;
•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Other Discounts

No selling commissions will be paid and the price per share will be reduced to $9.30 in connection with sales to investors who have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions.  The net proceeds to us will not be affected by eliminating commissions payable in connection with sales to investors purchasing through such investment advisors.  Such sales may be made to the clients of registered investment advisors, whether or not associated with a registered broker-dealer, although such sales must be made through a registered broker-dealer. Sales made to clients of registered investment advisors who are not associated with a registered broker-dealer may be made directly by our dealer manager as the broker-dealer of record.

Our advisor and its affiliates may, at their option, purchase shares offered hereby at the public offering price, net of the selling commissions and the dealer manager fee, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution.

Our dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and others to the extent consistent with applicable laws and regulations. We will require all such purchasers to represent that they are purchasing shares for investment only and to enter into one-year lock-up agreements with respect to the purchased shares. The purchase price for such shares will be $9.04 per share, reflecting that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.26 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions and the dealer manager fee will be substantially the same as the net proceeds we receive from other sales of shares.

In addition, our dealer manager may sell shares to retirement plans of broker-dealers participating in this offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the selling commissions of $0.70, for a purchase price of $9.30, in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds of these sales to our company also will be substantially the same as our net proceeds from other sales of shares.

Subscription Procedures

To purchase shares in the offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Exhibit A) for a specific number of shares and pay for the shares at the time of your subscription. Payment for shares should be made by check payable to “Bluerock Enhanced Multifamily Trust, Inc.” or “BEMTI.” Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the subscriber receives a final prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase under the distribution reinvestment plan, all accepted subscriptions will be for whole shares and for not less than 250 shares, or $2,500. There will be no sales to discretionary accounts without the prior specific written approval of the customer.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the states of Louisiana and Texas. If you would like to place a TOD designation on your shares, you must complete and return the TOD form included as part of the subscription agreement attached as Exhibit A to this prospectus in order to effect the designation.

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Investments through IRA Accounts

Both Sterling Trust Company and Pershing LLC have agreed to act as IRA custodians for purchasers of our common stock who would like to purchase shares though an IRA account and desire to establish a new IRA account for that purpose. We will pay the fees related to the establishment of investor accounts with either of these custodians. For investments over $5,000, we will pay the first year annual IRA maintenance fee. Thereafter, investors will be responsible for the annual IRA maintenance fees unless the investment exceeds $25,000, in which case we will continue to pay the annual fee for a basic IRA for either of these custodians, subject to certain limitations. For investors who wish to receive cash dividends rather than reinvest them, an annual money market account fee will be charged. Further information about custodial services is available through your financial advisor or through our dealer manager.

Automatic Investment Plan

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment plan by completing the appropriate section of our subscription agreement (in the form attached to this prospectus as Exhibit A). Only investors who have already met the minimum purchase requirement may participate in the automatic investment plan. The minimum periodic investment is $100 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan. Residents of the States of Alabama and Ohio are not eligible to participate in this automatic reinvestment plan. If you elect to participate in both the automatic investment plan and our distribution reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment plan will automatically be reinvested pursuant to the distribution reinvestment plan. For a discussion of the distribution reinvestment plan, see “Summary of Distribution Reinvestment Plan.”

You will receive a confirmation of your purchases under the automatic investment plan no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment plan, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Investor Suitability Standards” section of this prospectus and the form of subscription agreement attached hereto as Exhibit A.

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SALES LITERATURE

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include the following: a brochure describing the advisor and its affiliates and our investment objectives; a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering; property brochures; a power point presentation that provides information regarding our company and our offering; and the past performance of programs managed by our sponsor. No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of additional information.

The offering of our shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part.

LEGAL MATTERS

Certain legal matters have been passed upon for us by Alston & Bird LLP, Atlanta, Georgia. The statements under the caption “Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Alston & Bird and Alston & Bird has opined as to certain federal income tax matters relating to an investment in shares of Bluerock Enhanced Multifamily Trust, Inc. Venable LLP, Baltimore, Maryland has issued an opinion to us regarding certain matters of Maryland law, including the validity of the shares offered hereby.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11, as amended, of which this prospectus is a part under the Securities Act of 1933 with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the SEC can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the SEC. The address of such site is http://www.sec.gov.

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EXHIBIT A

SUBSCRIPTION AGREEMENT

Subscription Agreement (We are currently not accepting subscriptions from residents of Pennsylvania or Ohio.)

The undersigned hereby tenders this subscription and applies for the purchase of the dollar amount of shares of common stock (the “Shares”) of Bluerock Enhanced Multifamily Trust, Inc., a Maryland corporation (sometimes referred to herein as the “Company”) set forth below.

1. Investment (Select only one.)	Amount of Subscription $_________________________

☐	Initial Investment (minimum initial investment of $2500) (Purchases made by residents of TN must meet their state’s minimum amount of $5000.)
☐	Additional Investment in this Offering (minimum of $100)
☐	Shares are being purchased net of commissions (Purchase through an RIA or by a registered rep. on his/her own behalf.)

2. Type of Ownership (Select only one.)

NON - CUSTODIAL OWNERSHIP		CUSTODIAL OWNERSHIP
☐	Individual — One signature required.	☐ Traditional IRA — Owner and custodian
☐	Joint Tenants with Rights of Survivorship —	signatures required.
	All parties must sign.	☐ Roth IRA — Owner and custodian signatures required.
☐	Community Property — All parties must sign.	☐ Simplified Employee Pension/Trust (SEP) — Owner and
☐	Tenants in Common — All parties must sign.	custodian signatures required.
☐	Uniform Gift to Minors Act — State of ________	☐ KEOGH — Owner and custodian signatures required.
	Custodian signature required.	☐ Other — ___________________
☐	Uniform Transfer to Minors Act — State of ________	Owner and custodian signatures required.
Custodian signature required.
☐	Qualified Pension or Profit Sharing Plan —	CUSTODIAN INFORMATION (To be completed by custodian.)
	Include plan documents.	Name of Custodian:
☐	Trust — Include title, signature and “Powers of	Mailing Address:
	the Trustees” pages.	City:
☐	Corporation — Include corporate resolution,	State: Zip Code:
	articles of incorporation and bylaws.	Custodian Tax ID #:
	Authorized signature required.	Custodian Account #:
☐	Partnership — Include partnership agreement.	Custodian Phone #:
Authorized signature(s) required.
☐	Other (Specify) — _________________________
Include title and signature pages.

3. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner (Please print name(s) to whom shares are to be registered.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:
E-mail Address:

Joint Owner/Minor (If applicable.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

A-1

Subscription Agreement

3. Investor Information (continued)

Trust
Name of Trust:	Tax ID #:	Date of Trust:
Name(s) of Trustee(s):	Name of Beneficial Owner(s):
Beneficial Owner(s) Street Address:	City:	State:	Zip Code:
Social Security #:	Date of Birth:	Occupation:

Corporation/Partnership/Other
Entity Name:	Tax ID #:	Date of Entity Foundation:
Name of Officer(s), General Partner or other Authorized Person(s):
Street Address:	City:	State:	Zip Code:

4. Distributions (Select only one.)

I hereby subscribe for shares of Bluerock Enhanced Multifamily Trust, Inc. and elect the distribution option indicated below:

☐	I choose to participate in the Company’s Distribution Reinvestment Plan.
Each investor that elects to have his or her distributions invested in the Company’s Distribution Reinvestment Plan agrees to notify the Company and the broker dealer named in this Subscription Agreement in writing if any time he or she is unable to make any representations and warranties set forth in the Prospectus, as supplemented, and this Subscription Agreement, including but not limited to the representations and warranties contained in Section 6 below.
☐	I choose to have distributions mailed to me at the address listed in Section 3. (Not available for IRA accounts without custodian approval.)
☐	I choose to have distributions mailed to me at the following address. _______________________________________ (Not available for IRA accounts without custodian approval.)
☐

I choose to have distributions deposited in a checking, savings or brokerage account.
(Not available for IRA accounts without custodian approval.)

I authorize the Company or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Company to cancel it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit.

Name of Financial Institution:	Your Bank’s ABA Routing #:
Your Account #:	Name on Account or FBO:	Account Type: ☐ Checking ☐ Savings ☐ Brokerage
Mailing Address:	City:	State:	Zip Code:
☐ Attach a pre-printed, voided check.
The deposit services above cannot be established without a pre-printed, voided check. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration.
If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature of Individual/Trustee/Beneficial Owner	Signature of Joint Owner/Co-Trustee	Date

5. Electronic Delivery of Documents (Optional)

☐

In lieu of receiving documents by mail, I authorize the company to make available on its web site at www.BluerockRE.com its quarterly reports, annual reports, proxy statements, Prospectus supplements, or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. (Any investor who elects this option must provide an e-mail address below.)

E-mail Address:

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

A-2

Subscription Agreement

6. Subscriber Signatures

Please carefully read and separately initial each of the representations below (a-d). In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the fund to accept this subscription, I (we) hereby represent and warrant that:		Owner	Joint Owner
a.	I (we) have received a Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described and agree to the following terms and conditions.
b.	I (we) certify that I (we) have (1) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” Please check the appropriate box(es) below regarding state suitability requirements.
c.	I am (we are) purchasing Shares for my (our) own account.
d.	I (we) acknowledge that the Shares are not liquid, there is no public market for the Shares, and I (we) may not be able to sell the Shares.

In addition to “b.” above, please check and initial the applicable section.
☐	1.	I am (we are) a resident of California, I (we) certify that I (we) have (1) a net worth of at least $250,000 or (2) a gross annual income of at least $75,000 and a net worth of at least $100,000. I (we) also certify that this investment does not exceed 10% of my (our) net worth.
☐	2.	I am (we are) a resident of Iowa, I (we) certify that I (we) have (1) a net worth of at least $350,000 or (2) a gross annual income of at least $70,000 and a net worth of at least $100,000. I (we) also certify that this investment, combined with any investment in any of the Company’s affiliates, does not exceed 10% of my (our) net worth.
☐	3.	I am (we are) a resident of Missouri, I (we) certify that I (we) have (1) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income. I (we) also certify that this investment does not exceed 10% of my (our) liquid net worth.
☐	4.	I am (we are) a resident of Kentucky, I (we) certify that this investment does not exceed 10% of my (our) net worth.
☐	5.	I am (we are) a resident of Michigan, I (we) certify that this investment, combined with any investment in any affiliate of the Company, does not exceed 10% of my (our) net worth.
☐	6.	I am (we are) a resident of Oregon, I (we) certify that this investment, combined with any investment in any affiliate of the Company, does not exceed 10% of my (our) liquid net worth. Oregon defines “liquid net worth” as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.
☐	7.	I am (we are) a resident of Alabama, I (we) certify that this investment, combined with investments in similar programs, does not exceed 10% of my (our) liquid net worth.
☐	8.	I am (we are) a resident of Kansas, I understand that the Office of the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation programs. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
☐	9.	I am (we are) a resident of New Jersey or Tennessee, I (we) certify that I (we) have a net worth of at least $500,000 or (2) a gross annual income of at least $100,000 and a net worth of at least $100,000. I (we) also certify that this investment does not exceed 10% of my (our) liquid net worth.

Substitute IRS Form W-9 Certification

I (we) declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Company in connection with my investment in the company. Under penalties of perjury, each investor signing below certifies that (1) the number shown in the Investor Social Security Number/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). NOTE: You must cross out item(2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

A-3

Subscription Agreement

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

By signing below, you hereby acknowledge receipt of the Prospectus of the Company dated April 25, 2012 not less than five (5) business days prior to the signing of this Subscription Agreement. You agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. You agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. You understand that you will receive a confirmation of your purchase, subject to acceptance by the Company, within 30 days from the date your subscription is received, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date you have received a final Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri, and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five business days of the date of subscription.

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the Prospectus; there are risks associated with an investment in the Shares and you should rely only on the information contained in the Prospectus and not on any other information or representations from other sources; and you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. You further agree that the Company may discuss your personal information and your investment in the Shares at any time with your then current financial advisor. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Printed Name – Owner or Authorized Person	Signature – Owner or Authorized Person	Date

Printed Name – Joint Owner or Authorized Person (if applicable)	Signature – Joint Owner or Authorized Person	Date

7. Financial Advisor (Please read and complete the following.)

The undersigned confirm on behalf of the Broker Dealer that they (i) are registered in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (iv) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor’s suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he has compiled with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Broker Dealer And Financial Advisor Information
Name of Broker Dealer:
Name of Financial Advisor:	Advisor #:	Branch #:
Advisor Street Address/PO Box:	City:	State:	Zip Code:
E-mail Address:	Telephone #:	Fax #:
Financial Advisor Signature:		Date:
Principal Signature (if applicable):		Date:

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

A-4

Subscription Agreement

☐	Registered Investment Advisor (RIA). No Selling Commissions are Paid on These Accounts. Check Only If investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions. All sales must be made through a registered broker-dealer.

8. Automatic Investments

Complete the following information if you wish to authorize additional investments in the Company via automatic debits from your bank account. Each investor who elects to participate in the automatic investment plan agrees that (i) the agreements, representations and warranties made by the investor in this Subscription Agreement apply to all additional investments made under the plan including that the investor meets the suitability standards set forth in the current Prospectus, as supplemented, and this Subscription Agreement, and (ii) if at any time the investor fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the current Prospectus, as supplemented, or in this Subscription Agreement, the investor will promptly notify us in writing of that fact and the investor’s participation in the automatic investment plan will terminate. The investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to the additional investments made under the automatic investment plan.

I wish to make an automatic investment ($100 minimum) in the amount of $__________________ monthly (on the last business day of each month).

☐	I authorize payment for automatic investment through direct debits from my checking account. Not available on IRA custodial accounts or other retirement accounts.

Please enclose a voided check for the appropriate account to participate in the automatic investment plan. By enclosing a voided check you authorize the Company to begin making electronic debits from the checking account designated by the enclosed voided check on the last business day of each month. Such deductions and investments will continue until you notify the Company in writing to change or discontinue them. Should your checking account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds. If the Company does not receive any payment from you for three consecutive months, the Company may notify you in writing of your termination from the automatic investment plan.

9. Investment Instructions

☐	By Mail — Checks should be made payable to “Bluerock Enhanced Multifamily Trust, Inc.” or “BEMTI”.
☐	By Wire Transfer — Forward this Subscription Agreement to the address listed below. Escrow agent wiring instructions:
UMB Bank, N.A.
ABA Routing Number: 101000695
Account Number: 9871737713
Account Name: UMB Bank, N.A., for Bluerock Enhanced Multifamily Trust, Inc.
☐	By Asset Transfer
☐	Custodial Accounts — Forward this Subscription Agreement directly to the custodian.

Form Mailing Address

Regular Mail	Bluerock, c/o DST Systems, Inc.	Overnight Mail	Bluerock, c/o DST Systems, Inc.
	PO Box 219003		430 West 7th Street
	Kansas City, MO 64121-9003		Kansas City, MO 64105

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

A-5

EXHIBIT B

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

DISTRIBUTION REINVESTMENT PLAN

The Distribution Reinvestment Plan (the “DRIP”) for Bluerock Enhanced Multifamily Trust, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

The DRIP will be implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered initial public offering of 130,000,000 shares of the Company’s Common Stock (the “Initial Offering”), of which amount $285,000,000 in shares will be registered and authorized and reserved for distribution pursuant to the DRIP.

Distributions reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share (the “DRIP Price”) equal to $9.50 until all $285,000,00 in shares reserved initially for the DRIP (the “Initial DRIP Shares”) have been purchased or until the termination of the Initial Offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional registrations of common stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price.

The DRIP

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all $285,000,000 in Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance under the DRIP.

Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes.

Eligibility

Holders of record of Common Stock must participate with respect to 100% of their shares of Common Stock. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

As of the date of this Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP purchases and send statements of your purchases to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating stockholder.

Enrollment

You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by indicating your election to participate on your signed enrollment form available from the DRIP Administrator enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing an enrollment form available from the DRIP Administrator or participating broker-dealers or by other appropriate written notice to the Company of your desire to participate in the DRIP.

Your participation in the DRIP will begin with the first distribution payment after your enrollment form is received, provided such form is received on or before ten days prior to the payment date established for that distribution. If your enrollment form is received after the tenth day prior to the record date for any distribution and before payment of that distribution, reinvestment of your distributions will begin with the next distribution payment date. Distributions are expected to be paid monthly as authorized by the Company’s Board of Directors and declared by the Company.

B-1

Costs

Purchases under the DRIP will not be subject to selling commissions or the dealer manager fee for purchases made under the DRIP. All costs of administration of the DRIP will be paid by the Company.

Purchases and Price of Shares

Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last calendar day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRIP.

You become an owner of shares purchased under the DRIP as of the Investment Date. Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions. The Company will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.

Optional Cash Purchases. Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Reports

Within 90 days after the end of each fiscal year, you will receive a report of all your investment, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or DRIP Administrator and tax information with respect to income earned on shares purchased under the DRIP for the year. These statements are your continuing record of the cost of your purchases and should be retained for income tax purposes. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

Certificates for Shares

The ownership of shares purchased under the DRIP will be uncertificated and noted in book-entry form until the Company’s Board of Directors determines otherwise. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

Termination of Participation

You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next distribution payment date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following distribution payment date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

B-2

Amendment and Termination of the DRIP

The Board of Directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP (except for the ability of each participant to withdraw from participation in the DRIP) without the consent of participants or other stockholders, provided that written notice of termination or any material amendment is sent to participants at least 10 days prior to the effective date thereof. You will be notified if the DRIP is terminated or materially amended. The Board of Directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a real estate investment trust under the Code.

Voting of Shares Held Under the DRIP

You will be able to vote all whole shares of Common Stock purchased under the DRIP at the same time that you vote the other shares registered in your name on the records of the Company. Fractional shares will not be voted.

Responsibility of the DRIP Administrator and the Company Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.

You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of distribution reinvestment plans.

No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

B-3

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.		BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1	Maximum Offering of $1,285,000,000
RISK FACTORS	13
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	31
ESTIMATED USE OF PROCEEDS	32
MULTIFAMILY MARKET OVERVIEW	33
INVESTMENT STRATEGY, OBJECTIVES AND POLICIES	39
MANAGEMENT	54
MANAGEMENT COMPENSATION	65
CONFLICTS OF INTEREST	69
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN	74
SHARE REPURCHASE PLAN	76
PRINCIPAL STOCKHOLDERS	78
DESCRIPTION OF CAPITAL STOCK	79
IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND OUR CHARTER AND BYLAWS	84
THE OPERATING PARTNERSHIP AGREEMENT	90
FEDERAL INCOME TAX CONSIDERATIONS	93	PROSPECTUS
ERISA CONSIDERATIONS	107
PLAN OF DISTRIBUTION	110
SALES LITERATURE	115
LEGAL MATTERS	115
ADDITIONAL INFORMATION	115
EXHIBIT A FORM OF SUBSCRIPTION AGREEMENT	A-1
EXHIBIT B DISTRIBUTION REINVESTMENT PLAN	B-1

See "Risk Factors" beginning on page 13 to read about risks you should consider before buying shares of our common stock.		April 25, 2012

CUMULATIVE SUPPLEMENT NO. 9

DATED OCTOBER 17, 2012

TO THE PROSPECTUS DATED APRIL 25, 2012

OF BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

This Cumulative Supplement No. 9 dated October 17, 2012 to the prospectus of Bluerock Enhanced Multifamily Trust, Inc. (the “Company”) dated April 25, 2012, supersedes Cumulative Supplement No. 5 dated July 30, 2012, Supplement No. 6 dated August 24, 2012, Supplement No. 7 dated August 30, 2012, and Supplement No. 8 dated October 15, 2012, and will be delivered as an unattached document along with the prospectus.  Unless otherwise defined in this Cumulative Supplement No. 9, capitalized terms used have the same meanings as set forth in the prospectus.  The purpose of this Cumulative Supplement No. 9 is to disclose the following:

•	operating information, including the status and extension of our initial public offering and the registration of our follow-on offering, portfolio-level information on our investments, selected financial data, funds from operations and modified funds from operations information, distribution information, dilution information, compensation to our advisor and its affiliates, including our dealer manager, and information regarding our share repurchase plan;

•	the recent acquisition and related construction financing of a 48.4% indirect equity interest in 198 units of a 220-unit multifamily housing community known as Enders Place located in Orlando, Florida;

•	the probable acquisition and related construction financing of an approximate 57.5% indirect equity interest in a to-be developed 266-unit class A, mid-rise apartment community known as 23Hundred @ Berry Hill located in Nashville, Tennessee;

•	the dismissal of KPMG, LLP as our certifying accountant and the engagement of BDO USA, LLP as our certifying accountant;

•	the amendment of our Advisory Agreement with our advisor to reduce the monthly asset management fee which the Company pays the advisor from one-twelfth of 1% of the higher of the cost or the value of each asset, to one-twelfth of 0.65% of the higher of the cost or the value of each asset and to increase the acquisition fee which the Company pays our advisor for services in connection with the selection, due diligence and acquisition of a property or investment, to 2.50% from 1.75% of the purchase price;

•	an update of the Multifamily Market Overview contained in the prospectus to reflect more current information on the current state of the multifamily housing market and past and expected future trends;

•	the addition of a specific suitability requirement for the State of New Mexico;

•	an updated risk factor regarding our distribution coverage ratio for the six months ended June 30, 2012;

•	updated experts language;

•	information regarding documents incorporated by reference; and

•	an updated form of Subscription Agreement.

OPERATING INFORMATION

Status of our Initial Public Offering

We commenced our initial public offering on October 15, 2009, pursuant to which we are offering up to $1,000,000,000 in shares of our common stock in a primary offering at $10.00 per share. We are also offering up to $285,000,000 in shares of our common stock under our distribution reinvestment plan (“DRP”) at an initial price of $9.50 per share.

As of October 16, 2012, we had accepted aggregate gross offering proceeds of $19.7 million related to the sale of 2,035,561 shares of common stock, exclusive of DRP shares. Solicitations are not currently being made to, nor subscriptions accepted from, residents of Pennsylvania, Kansas, West Virginia or Ohio. After we have accepted subscriptions totaling at least $50 million, we expect to offer our shares to and admit investors in Ohio.

On September 20, 2012, we filed a registration statement on Form S-11 with the U.S. Securities and Exchange Commission, or the SEC, to register 50,000,000 shares of our common stock (exclusive of shares to be sold pursuant to the Company’s distribution reinvestment program) at a price of $10.00 per share (subject to certain volume discounts described in the prospectus), for maximum aggregate gross offering proceeds of $500.0 million, pursuant to a follow-on offering to this offering (the “Follow-On Offering”). As permitted by Rule 415 under the Securities Act, we will now continue this offering until the earlier of April 13, 2013 or the date the SEC declares the registration statement for the Follow-On Offering effective.

Investment Portfolio

Investments in Unconsolidated Real Estate Joint Ventures

We, through wholly-owned subsidiaries of our operating partnership, have acquired five investments through joint ventures as further described below. The following is a summary of our investment portfolio as of September 30, 2012(1) ($ in thousands):

						Joint Venture Equity Investment Information
Multifamily Community Name/Location	Approx. Rentable Square Footage	Number of Units	Date Acquired	Property Acquisition Cost(2)	Capitalization Rate(3)	Gross Amount of Our Investment	Our Ownership Interest in Property Owner	Approx. Annualized Base Rent (4)	Average Annual Effective Rent Per Unit(5)	Approx. % Leased

Springhouse at Newport News/Newport News, Virginia	310,826	432	12/3/2009	$29,250	8.3%	$2,670	38.25%	$4,287	$9	92%
The Reserve at Creekside Village/Chattanooga, Tennessee	211,632	192	3/31/2010	$14,250	7.4%	$717	24.70%	$2,222	$11	93%
The Estates at Perimeter/ Augusta, Georgia	266,148	240	9/1/2010	$24,950	7.3%	$1,931	25.00%	$3,002	$12	94%
Gardens at Hillsboro Village/ Nashville, Tennessee	187,430	201	9/30/2010	$32,394	6.5%	$1,298	12.50%	$3,615	$18	97%
Enders Place at Baldwin Park/Orlando, Florida	234,600	198	10/2/2012	$25,100	6.7%	$4,599	48.4%	$3,510	$17	94%
Total/Average	1,210,636	1,263		$125,944		$11,215		$16,636	$13	94%

(1)	The figures provided for Enders Place are as of October 2, 2012, the date of acquisition.
(2)	Property Acquisition Cost excludes acquisition fees and closing costs.
(3)	The capitalization rate of the properties is equal to the estimated first year net operating income of the property divided by the purchase price of the property, excluding closing costs and acquisition fees. Estimated first year net operating income is total estimated gross income (rental income, tenant reimbursements, parking income and other property-related income) derived from the terms of in-place leases at the time of acquisition, less property and related expenses (property operating and maintenance expenses, management fees, property insurance and real estate taxes) based on the operating history of the property, contracts in place or under negotiation, and our plans for operation of the property for a one-year period of time after acquisition of the property. Estimated first year net operating income excludes other non-property income and expenses, interest expense from financings, depreciation and amortization and our company-level general and administrative expenses. Historical operating income is not necessarily indicative of future operating results.
(4)	Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases as of September 30, 2012 (except for Enders Place which is calculated as of October 2, 2012) and does not take into account any rent concessions or prospective rent increases.
(5)	Annual effective rent per unit reflects tenant concessions available over the term of the lease.

2

Debt Obligations

Debt Obligations of Us

On October 2, 2012, the Company entered into a working capital line of credit provided by BEMT Co-Investor and Bluerock Special Opportunity + Income Fund II, LLC, pursuant to which it may borrow up to $12.5 million (the “BEMT Co-Investor LOC”), pursuant to which it made an initial draw of $4.8 million. The BEMT Co-Investor LOC has a 6-month term. The maturity date is April 2, 2013, and may be prepaid without penalty. It bears interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 7.50%, annualized for three months, and thereafter bears interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50% for the remainder of the term. Interest on the BEMT Co-Investor LOC will be paid on a current basis from cash flow distributed to the Company from its real estate assets. The BEMT Co-Investor LOC is secured by a pledge of the Company’s unencumbered real estate assets, including those of its wholly owned subsidiaries. In accordance with the requirements of the Company’s charter, the BEMT Co-Investor LOC was reviewed and approved by a majority of the board of directors (including a majority of the independent directors) as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances. Furthermore, due to the unique investment opportunity presented by the Enders Property, including the accretive impact of the acquisition, the board of directors expressly considered and approved leverage in excess of our general charter-imposed limitations in connection with entering into the BEMT Co-Investor LOC.

Debt Obligations of Our Joint Ventures

In connection with our joint ventures’ acquisitions of the properties described above, the joint ventures have entered into loan agreements for senior financing of the acquisitions which are secured by the respective property. The following is a summary of the mortgage loans which encumber the properties in which we have invested as of September 30, 2012(1):

Property and Related Loan	Outstanding Principal Balance	Interest Rate	Loan Type	Maturity Date
Springhouse at Newport News) Mortgage Loan(2)	$23.21 million	5.66%	Interest only for the first two years, followed by monthly principal and interest payments of $135,221 with principal calculated using an amortization term of 30 years.	01/01/2020
Reserve at Creekside Village Mortgage Loan(3)	$12.76 million	4.6%	Monthly principal and interest payments of $59,155 with principal calculated using an amortization term of 40 years.	11/01/2050
Estates at Perimeter Mortgage Loan(2)	$17.97 million	4.25%	Interest only for the first two years, followed by monthly principal and interest payments of $88,344 with principal calculated using an amortization term of 30 years.	09/01/2017
Gardens at Hillsboro Village Mortgage Loan(2)	$23.19 million	3.97%	Interest only for the first two years, followed by monthly principal and interest payments of $110,288 with principal calculated using an amortization term of 30 years.	10/01/2017
Enders Place at Baldwin Park(4)	$17.5 million	3.97%	Interest only for the first two years, followed by monthly principal and interest payments of $83,245 with principal calculated using an amortization term of 30 years.	11/01/2022

(1) The figures provided for Enders Place are as of October 2, 2012, the date of acquisition.

(2) May be prepaid subject to a prepayment penalty.

(3) On or after December 1, 2012 until November 30, 2020, a prepayment premium equal to a percentage of the principal balance would be due.  The prepayment premium is 8% on December 1, 2012 and reduces by 1% every December 1 until December 1, 2020 when the loan can be prepaid without penalty.

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(4) Until the expiration of the yield maintenance period, which expires on the date the note is assigned to a REMIC trust, if such assignment occurs prior to November 1, 2012, or May 1, 2022, a prepayment premium equal to a percentage of the principal balance would be due. After the expiration of the yield maintenance period until August 1, 2022, a prepayment premium equal to a maximum of 1% of the principal balance would be due if the loan were prepaid. Beginning August 1, 2022, the loan can be prepaid without penalty.

Recent and Probable Acquisitions

Acquisition of Joint Venture Interest in Enders Place at Baldwin Park

The disclosure below describes our recent joint venture investment in Enders Place. All figures provided below are approximate.

On October 2, 2012, through a wholly-owned subsidiary of our operating partnership, we completed an investment in a multi-tiered joint venture along with Bluerock Special Opportunity + Income Fund III, LLC (“BEMT Co-Investor”), which is an affiliate of our sponsor, and Waypoint Enders Investors, LP (“Waypoint”) and Waypoint Enders GP, LLC (“Waypoint GP”), both unaffiliated entities, to acquire 198 units of a 220-unit multifamily housing community commonly known as “Enders Place” located at 4248 New Broad Street, Orlando, Florida 32814 (the “Enders Property”), from Enders Holdings, LLC, an unaffiliated entity (the “Seller”). The Enders Property is owned by Waypoint Enders Owner, LLC, a Delaware limited liability company (the “Enders JV Entity”). The material features of the investment in the joint venture, the property acquisition and the acquired property are described below. The related financings are described below.

Enders Member JV Entity

The Company invested $4,716,846 to acquire a 95% equity interest in BR Enders Managing Member, LLC (the “Enders Member JV Entity”) through a wholly-owned subsidiary of the Company’s operating partnership, BEMT Enders, LLC (“BEMT Enders”). BEMT Co-Investor invested $258,762 to acquire the remaining 5% interest in the Enders Member JV Entity.

BEMT Co-Investor is the manager of the Enders Member JV Entity. Under the terms of the operating agreement of the Enders Member JV Entity, major decisions with respect to the joint venture are made by the majority vote of an appointed management committee, which is controlled by BEMT Enders. These major decisions include: (i) a merger or sale of all assets; (ii) admission or removal of members and additional equity issuances; (iii) liquidation, dissolution or termination; (iv) employing individuals; (v) incurring liabilities in excess of $25,000; (vi) expenses or distributions in excess of $25,000; (vii) entering into material agreements; (viii) acquiring other real property; (ix) appointing or removing representatives of the Enders Member JV Entity on the management committee of Waypoint Bluerock Enders JV, LLC (the “Waypoint Enders Entity”); and (x) the amount and timing of additional capital contributions. If the Company and BEMT Co-Investor are not able to agree on a major decision or at any time after October 2, 2015, any party may initiate a buy-sell proceeding. Additionally, any time after October 2, 2015, any party may initiate a proceeding to force the sale to a third party of the Enders Member JV Entity’s interest in the Waypoint Enders Entity, which is the managing member of the Enders JV Entity, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the Enders Member JV Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

Distributions from the Enders Member JV Entity to BEMT Enders and BEMT Co-Investor will be made on a pari passu basis in accordance with the member’s ownership percentages.

Waypoint Enders Entity

The Enders Member JV Entity contributed all of its capital to acquire a 99.9% equity interest in the Waypoint Enders Entity, of which it is the managing member. Waypoint GP, which is the general partner of Waypoint, owns the remaining 0.1% interest in the Waypoint Enders Entity.

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Under the terms of the operating agreement of the Waypoint Enders Entity, major decisions with respect to the joint venture or the Enders Property are made by the majority vote of an appointed management committee, which is controlled by the Enders Member JV Entity. These major decisions include: (i) hiring or terminating any property manager or asset manager, subject to Enders Member JV Entity’s termination of a property manager for cause; (ii) approval of operating budgets beginning with the 2014 calendar year and capital budgets beginning with the 2015 calendar year; (iii) a merger or sale of the Waypoint Enders Entity or its assets; (iv) refinancing or encumbering the Enders Property; (v) selling the Enders Property after October 2, 2013 or individual condominium units at the Enders Property after October 2, 2014; (vi) acquiring other real property; (vii) taking any material action with respect to the condominium or owner’s association affecting the Enders Property, including voting as a member of the condominium or association board or collapsing the condominium; (viii) filing or consenting to bankruptcy; and (ix) making additional capital calls after October 2, 2013, other than certain pre-approved and protective capital calls, among others (“JV Major Decisions”).

Further, the Waypoint Enders Entity members have agreed that the following actions may not be taken without the prior written consent of the other member: (i) admission, withdrawal or removal of a member or transfer of an interest in a member resulting in a change of control, unless the member remains indirectly controlled by the member’s sponsor; (ii) issuing equity to a third party; (iii) a liquidation, dissolution or termination; (iv) any additional capital call up to October 2, 2014; (v) the sale of the Enders Property prior to October 2, 2013 or individual condominium units prior to October 2, 2014; or (vi) material increases from the approved annual operating budget or material changes in the nature thereof (“JV Prohibited Actions”).

To the extent that the Enders Member JV Entity and Waypoint GP (a) are not able to agree on a JV Major Decision other than a refinancing event after October 2, 2013, or (b) are not able to agree on a JV Major Decision involving a refinancing event after October 2, 2014, either party may initiate a buy-sell proceeding. Any exercise of the buy-sell by a member will also trigger a buy-sell proceeding by that member’s affiliate at the Enders JV Entity. Prior to these lockout periods, no action may be taken on any JV Major Decision on which the members do not unanimously agree. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

Pursuant to the provisions of the operating agreement, distributions are made generally as follows: (i) first, to the Enders Member JV Entity in an amount equal to any special management incentive fee allocation distributed to the Waypoint Enders Entity from the Enders JV Entity, as described below; (ii) second, to the members until they have received a return of 18% per annum, compounded quarterly, on any capital contributed by the members and used by the Waypoint Enders Entity to advance a loan to Waypoint if it fails to make a required capital contribution to the Enders JV Entity (“priority capital”); (iii) third, to return undistributed priority capital to the advancing members; (iv) fourth, to the members until they have received a preferred return equal to the greater of (a) 10% per annum, compounded quarterly or (b) a member’s total capital contributions multiplied by 1.3; (v) fifth, to return undistributed capital to the respective members; and (vi) the balance, if any, 80% to the members in accordance with their ownership percentages and 20% to Waypoint GP.

Enders JV Entity

The Waypoint Enders Entity is the managing member of the Enders JV Entity, which is a special-purpose entity that holds title to the Enders Property. Under the terms of the operating agreement of the Enders JV Entity, JV Major Decisions are made by the majority vote of an appointed management committee, which is controlled by the Waypoint Enders Entity. The members have also agreed that Prohibited Actions may not be taken without the prior written consent of the other member.

To the extent that the Waypoint Enders Entity and Waypoint (a) are not able to agree on a JV Major Decision other than a refinancing event after October 2, 2013, or (b) are not able to agree on a JV Major Decision involving a refinancing event after October 2, 2014, either party may initiate a buy-sell proceeding. Any exercise of the buy-sell by a member will also trigger a buy-sell proceeding by that member’s affiliate at the Waypoint Enders Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

Pursuant to the provisions of the operating agreement, distributions are made generally as follows: (i) first, to the Waypoint Enders Entity in an amount equal to any special management incentive fee allocation as described below; and (ii) second, to the members pari passu in accordance with their ownership percentages. However, if a member fails to contribute required capital to the Enders JV Entity, the other member has the right to make a loan to that defaulting member at a rate of 18% per annum, compounded quarterly, with any principal and interest being paid to the non-defaulting member from the defaulting member’s distributions until repaid in full.

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Indirect Ownership Interests in Enders Property

As a result of the structure described above, we hold a 48.4% indirect equity interest, BEMT Co-Investor holds a 2.5% indirect equity interest, and Waypoint Enders GP holds a .051% indirect equity interest in the Enders Property (50.951% in the aggregate), and Waypoint holds the remaining 49.049% direct equity interest.

Our equity capital investment in the joint venture was funded with the proceeds of a working capital line of credit advance from BEMT Co-Investor and Bluerock Special Opportunity + Income Fund II, LLC (“BEMT Co-Investor II”), an affiliate of our advisor, to the Company, the terms of which were described above.

The Enders Property

The aggregate purchase price for the Enders Property was $25.1 million, plus closing costs. The acquisition was funded with $9,188,000 of gross equity from the Enders JV Entity, and a $17.5 million senior mortgage loan made by Jones Lang Lasalle Operations, L.L.C. and subsequently assigned to Freddie Mac (the “Enders Senior Loan”), which Enders Senior Loan is secured by the Enders Property. The purchase price for the transaction was determined through negotiations between the Seller and Waypoint Residential, LLC, and its affiliates. Neither we nor our advisor is affiliated with the Seller and there is no material relationship between the Seller and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction. In evaluating the Enders Property as a potential investment and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, the community features and amenities, location, environmental issues, demographics, price per unit and occupancy.

The Enders Property is located in Orlando, Florida and is part of a community development known as “Baldwin Park”. The property, built in 2003, is comprised of 220 units, featuring studio, one-, two-, three-, and four-bedroom layouts. The property contains approximately 234,600 rentable square feet and the average unit size is 1,185 square feet. As of September 21, 2012, the property had an average rent of $1,400 per unit and was 94% occupied. The community has access to all Baldwin Park amenities, including pools, fitness centers, community gathering rooms and playgrounds. The Enders Entity JV owns 198 units of the 220 units.

The Enders Property is subject to two separate condominium associations, the Enders Place at Baldwin Park Condominium Association, which is specific to the condominium units and common areas of the Enders Property (the “Enders Condo Association”), and the Baldwin Park Residential Owners Association, which governs the larger Baldwin Park community development of which the Enders Property is a part. The Enders Entity JV will control the Enders Condo Association.

Our advisor believes that the Enders Property is well located, has acceptable roadway access, is well-maintained and adequately insured, and has been professionally managed. We do not intend to make significant repairs or improvements to the Enders Property over the next few years.

Bridge Real Estate Group, LLC d/b/a Waypoint Management (the “Property Manager”) will be responsible for providing day-to-day property management services to the Enders Property. It will receive a management fee of 3.3675% of monthly gross receipts generated by the Enders Property. If, at the end of each calendar quarter, the last three months’ actual controllable net operating income exceeds budgeted guidelines for such previous three-month period, the Property Manager will receive an additional incentive fee equal to 0.3825% of the monthly gross receipts generated by the Enders Property during such 3-month period. If an incentive fee is not payable to the Property Manager, it will be allocated and distributed to the Waypoint Enders Entity and then further distributed to the Enders Member JV Entity as a special management incentive fee allocation. The management agreement has a 1-year term commencing October 2, 2012, and provides for automatic annual extensions unless terminated.

Senior Financing and Guaranty Obligations related to the Enders Property

The Enders Senior Loan is secured by the Enders Property. The Enders Senior Loan has a 10-year term, maturing on November 1, 2022. The effective interest rate on the loan is fixed at 3.97% per annum, with interest-only payments for the first two years and fixed monthly payments of approximately $83,245 based on a 30-year amortization schedule thereafter.

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After the expiration of the yield maintenance period on May 1, 2022, a prepayment premium equal to a maximum of 1% of the principal balance would be due if the Enders Senior Loan were prepaid. Beginning August 1, 2022, the Enders Senior Loan can be prepaid without penalty.

In conjunction with the closing of the Enders Senior Loan, BEMT Co-Investor and Robert C. Rohdie (“Rohdie”) guaranteed liabilities of the Enders JV Entity under the Enders Senior Loan, including environmental indemnities, in the instance of certain non-recourse carveout events (each, a “Mortgage Guaranty”). The Enders Member JV Entity agreed to indemnify Rohdie, and Waypoint and Waypoint GP and their employees, agents, representatives, officers and members (other than Rohdie), and any person, other than the Enders Member JV Entity or any affiliate thereof, acquiring a membership interest in the Waypoint Enders Entity, from certain losses arising under Rohdie’s Mortgage Guaranty caused by the Enders Member JV Entity or one of its affiliates, and to share any jointly-caused and no-fault losses with Waypoint and Waypoint GP in accordance with their respective ownership percentages. Additionally, the Company agreed to indemnify the Enders JV Entity against any losses incurred in connection with its execution and delivery of certain indemnity letters to the Seller and HSH Nordbank, AG and to Jones Lang LaSalle Americas, Inc. in connection with the Rule 3-14 audit of the financial statements of the Enders Property.

Probable Acquisition of Joint Venture Interest in 23Hundred @ Berry Hill

The disclosure below describes our probable investment in 23Hundred @ Berry Hill. All figures provided below are approximate.

We have identified for acquisition a joint venture investment in 23Hundred @ Berry Hill (the “Berry Hill property”), a to-be developed 266-unit class A, mid-rise apartment community located in Nashville, Tennessee, and have determined that there is a reasonable probability that we will make this investment. The Berry Hill property is situated on a 2.93 acre parcel located at 2300 Franklin Pike, Nashville, Tennessee 37204. The property is currently improved with a vacant building that will be razed as part of the development. Once constructed, the Berry Hill property will total 194,273 square feet with an average unit size of 736 square feet. It is located approximately three miles south of downtown Nashville, and will be located within walking distance to the West End area of Nashville.

The total projected development cost for the Berry Hill property, including land acquisition, is approximately $33.7 million, or $129,580 per unit, with approximately $10.1 million of gross equity from the joint venture entity. Stonehenge Real Estate Group has received a commitment from a construction lender for up to 70% of the project cost, or approximately $23.6 million, and will serve as the developer of the project. The project is expected to be completed in mid-2014.

The investment is intended to be made through a joint venture consisting of a wholly-owned subsidiary of our operating partnership (“BEMT Berry Hill”), Bluerock Special Opportunity & Income Fund III, LLC, an affiliate of our sponsor, and an affiliate of Stonehenge, an entity unaffiliated with us. BEMT Berry Hill is expected to have an approximate 57.5% indirect equity interest, and our initial equity capital investment through BEMT Berry Hill is expected to be approximately $5.8 million. It is expected that we will indirectly control the management of the joint venture, subject to the development agreement and certain major decisions, which will require the joint approval of Stonehenge’s affiliated member.

The closing of this investment is still subject to significant contingencies, including the negotiation and finalization of joint venture agreements, loan agreements and a development agreement, among other documentation. We can provide no assurances that this investment will be completed.

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly report on Form 10-Q for the three and six months ended June 30, 2012. Investors should note that we acquired additional interests in our joint ventures for the Springhouse and Creekside properties and disposed of all of our interest in the Meadowmont property on June 27, 2012.

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	As of June 30,	As of December 31,
	2012	2011	2010
Balance sheet data
Total net real estate investments	$55,228,420	$-	$-
Total investments in unconsolidated real estate joint ventures	2,481,207	5,387,147	6,301,860
Total assets	63,560,939	5,916,882	7,034,024
Mortgage payable	41,478,923	-	-
Notes payable to affiliates	-	3,834,578	4,834,578
Total liabilities	44,597,291	6,281,022	5,356,045
Total stockholders’ equity (deficit)	8,404,740	(384,885)	1,614,645

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2012	2011	2011	2010
Operating data
Total revenue	$68,135	$-	$-	$-
Total expenses	963,656	2,843,598	3,895,104	900,893
Equity loss of unconsolidated joint ventures	(14,430)	(99,420)	(73,665)	(1,147,224)
Operating loss	(909,951)	(2,943,018)	(3,968,769)	(2,048,117)
Total other income (expense)(1)	5,354,355	(172,393)	(346,562)	(258,753)
Net income (loss) attributable to common shareholders	4,456,936	(3,115,411)	(4,315,331)	(2,306,870)

Per share data
Net (income) loss per common share – basic	$3.24	$(4.38)	$(5.34)	$(6.95)
Net (income) loss per common share – diluted	$3.20	$(4.38)	$(5.34)	$(6.95)

Other data
Cash flows used in operations	$(278,853)	$(529,023)	$(1,051,693)	$(870,105)
Cash flows provided by (used) in investing activities	3,047,222	(36,066)	(63,901)	(5,455,647)
Cash flows provided by financing activities	530,206	673,135	1,410,927	6,264,126

Weighted average number of common shares outstanding - basic	1,376,687	713,179	809,304	333,701
Weighted average number of common shares outstanding - diluted	1,392,297	713,179	809,304	333,701

(1) Total other income (expense) for the six months ended June 30, 2012 includes a non-recurring gain on the sale of our interest in the Meadowmont property of $2,014,533, net of disposition fees, and a non-recurring gain on the revaluation of equity upon additional interest purchased in our Springhouse and Creekside properties of $3,450,460, net of acquisition costs.

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Funds from Operations and Modified Funds from Operations

Funds from operations (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts (“NAREITs”) definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property and impairment charges, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

In addition to FFO, we use modified funds from operations ("Modified Funds from Operations" or "MFFO"), as defined by the Investment Program Association (“IPA”). MFFO excludes from FFO the following items:

(1)	acquisition fees and expenses;
(2)	straight line rent amounts, both income and expense;
(3)	amortization of above or below market intangible lease assets and liabilities;
(4)	amortization of discounts and premiums on debt investments;
(5)	gains or losses from the early extinguishment of debt;
(6)	gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our operations;
(7)	gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;
(8)	gains or losses related to consolidation from, or deconsolidation to, equity accounting;
(9)	gains or losses related to contingent purchase price adjustments; and
(10)	adjustments related to the above items for unconsolidated entities in the application of equity accounting.

We believe that MFFO is helpful in assisting management, investors and analysts assess the sustainability of our operating performance, and in particular, after our offering and acquisition stages are complete primarily because it excludes acquisition expenses that affect property operations only in the period in which the property is acquired. Because we are currently in our offering and acquisition stage, we expect that the exclusion of acquisition expense will be our most significant adjustment for the near future. We have incurred $77,160 during both the three and six months ended June 30, 2012.

In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management's investment models and analysis differentiate costs to acquire the investment from the operations derived from the investment. Acquisition costs related to business combinations are to be expensed.  We believe by excluding expensed acquisition costs, MFFO provides useful supplemental information that is comparable for each type of our real estate investments and is consistent with management's analysis of the investing and operating performance of our properties.  In addition, it provides investors with information about our operating performance so they can better assess the sustainability of our operating performance after our offering and acquisition stages are completed.  Acquisition expenses include those incurred with our advisor or third parties. Table 1 presents our calculation of FFO and MFFO for the three and six months ended June 30, 2012 and 2011.

Because we have been raising capital in our Initial Public Offering since our inception, did not commence real estate operations until the end of 2009, made several additional equity investments in 2010 and made no investments in 2011, the results presented in Table 1 below are not directly comparable and should not be considered an indication of our future operating performance. Table 2 presents additional information about our MFFO on a property-level basis and presents our calculation of our pro-rata share of our investments’ MFFO for the three and six months ended June 30, 2012 and 2011.

TABLE 1	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net income (loss) available to common shareholders(1)	$4,907,003	$(701,730)	$4,456,936	$(3,115,411)
Add: Pro-rata share of investments depreciation and amortization(2)	319,089	240,068	564,455	562,704
	5,226,092	(461,662)	5,021,391	(2,552,707)
Less: Pro-rata share of investments
gain on sale of joint venture interest and	(2,153,749)	-	(2,153,749)	-
gain on revaluation of equity on business combinations	(3,527,351)	-	(3,527,351)	-
FFO	$(455,008)	$(461,662)	$(659,709)	$(2,552,707)
Add: Pro-rata share of investments acquisition and disposition costs	216,376	-	216,376	-
MFFO	$(238,632)	$(461,662)	$(443,333)	$(2,552,707)

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(1)	The net loss for the six months ended June 30, 2011 includes $1,646,818 of excess operating expenses approved by our Board of Directors on March 22, 2011 relating to our total operating expenses for the four fiscal quarters ended December 31, 2009 and the four fiscal quarters ended each quarter after through March 31, 2011.
(2)	The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

TABLE 2	Three Months Ended June 30, 2012
	Springhouse	Creekside	Meadowmont	Augusta	Hillsboro	Total
Pro-rata share of properties’ income	$97,171	$31,183	$28,211	$55,295	$47,834	$259,693
Less:
Depreciation and amortization	(144,113)	(31,988)	(63,746)	(51,093)	(28,150)	(319,089)
Affiliate loan interest, net	-	-	-	(34,079)	-	(34,079)
Asset management and oversight fees	(27,422)	(8,304)	(18,456)	(17,286)	(11,083)	(82,551)
Acquisition and disposition costs	(37,210)	(39,950)	(139,216)	-	-	(216,376)
Corporate operating expenses(1)	(122,976)	(29,322)	(74,400)	(92,275)	(62,722)	(381,695)
Add:
Gain on sale of joint venture interest	-	-	2,153,749	-	-	2,153,749
Gain on revaluation of equity on business combinations	2,284,657	1,242,694	-	-	-	3,527,351
Net income (loss)	$2,050,107	$1,164,313	$1,886,142	$(139,438)	$(54,121)	$4,907,003
Add:
Depreciation and amortization	144,113	31,988	63,746	51,093	28,150	319,089
Less:
Gain on sale of joint venture interest	-	-	(2,153,749)	-	-	(2,153,749)
Gain on revaluation of equity on business combinations	(2,284,657)	(1,242,694)	-	-	-	(3,527,351)
FFO	$(90,437)	$(46,393)	$(203,861)	$(88,345)	$(25,971)	$(455,008)
Add:
Acquisition and disposition costs	37,210	39,950	139,216	-	-	216,376

MFFO	$(53,227)	$(6,443)	$(64,645)	$(88,345)	$(25,971)	$(238,632)

	Six Months Ended June 30, 2012
	Springhouse	Creekside	Meadowmont	Augusta	Hillsboro	Total
Pro-rata share of properties’ income	$186,424	$69,579	$76,581	$116,512	$92,595	$541,691
Less:
Depreciation and amortization	(240,837)	(63,060)	(109,103)	(98,130)	(53,325)	(564,455)
Affiliate loan interest, net	(11,151)	-	-	(67,417)	(21,697)	(100,265)
Asset management and oversight fees	(54,844)	(16,607)	(36,815)	(34,639)	(22,111)	(165,016)
Acquisition and disposition costs	(37,210)	(39,950)	(139,216)	-	-	(216,376)
Corporate operating expenses(1)	(231,899)	(55,253)	(140,326)	(174,010)	(118,255)	(719,743)
Add:
Gain on sale of joint venture interest	-	-	2,153,749	-	-	2,153,749
Gain on revaluation of equity on business combinations	2,284,657	1,242,694	-	-	-	3,527,351
Net income (loss)	$1,895,140	$1,137,403	$1,804,870	$(257,684)	$(122,793)	$4,456,936
Add:
Depreciation and amortization	240,837	63,060	109,103	98,130	53,325	564,455
Less:
Gain on sale of joint venture interest	-	-	(2,153,749)	-	-	(2,153,749)
Gain on revaluation of equity on business combinations	(2,284,657)	(1,242,694)	-	-	-	(3,527,351)
FFO	$(148,680)	$(42,231)	$(239,776)	$(159,554)	$(69,468)	$(659,709)
Add:
Acquisition and disposition costs	37,210	39,950	139,216	-	-	216,376

MFFO	$(111,470)	$(2,281)	$(100,560)	$(159,554)	$(69,468)	$(443,333)

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(1)	Corporate operating expenses have been allocated amongst our portfolio based on the percentage of our investment in the joint venture to our total investments in joint ventures.

Operating cash flow, FFO and MFFO may also be used to fund all or a portion of certain capitalizable items that are excluded from FFO and MFFO, such as tenant improvements, building improvements and deferred leasing costs.

Presentation of this information is intended to assist the reader in comparing the sustainability of the operating performance of different REITs, although it should be noted that not all REITs calculate FFO or MFFO the same way, so comparisons with other REITs may not be meaningful.  FFO or MFFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor is either indicative of funds available to fund our cash needs, including our ability to make distributions.  Both FFO and MFFO should be reviewed in connection with other GAAP measurements.

Provided below is additional information related to selected non-cash items included in net loss above, which may be helpful in assessing our operating results.

•	Directors stock compensation of $30,000 and $22,500 was recognized for the six months ended June 30, 2012 and 2011, respectively.
•	Amortization of deferred financing costs paid on behalf of our joint ventures of approximately $55,515 and $5,028 was recognized for the six months ended June 30, 2012 and 2011, respectively.

Distributions

We intend to make regular cash distributions to our stockholders, typically on a monthly basis. Our Board of Directors will determine the amount of distributions to be distributed to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT status under the Internal Revenue Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year. Especially during the early stages of our operations, we may declare distributions in excess of cash flow provided by operations.

The cash distributions paid in the four quarters ended June 30, 2012 were approximately $366,163. Distributions funded through the issuance of shares under our distribution reinvestment plan in the four quarters ended June 30, 2012 were approximately $288,095. For the four quarters ended June 30, 2012, cash flow used in operations was approximately $801,523. Distributions in excess of cash flow provided by operations were funded with proceeds from this offering.

The following table presents information regarding our distributions by quarter for the four quarters ended June 30, 2012:

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	Distributions Paid						Sources of Distributions
	Cash	Distributions Reinvested (DRIP)	Total	Cash Flow Used in Operations	Total Distributions Declared	Declared Distributions Per Share(1)	Cash Flow Provided by Operations/ Percent of Total Distributions Paid	Offering Proceeds/ Percent of Total Distributions Paid
2012
First Quarter	$119,815	$77,893	$197,708	$(275,234)	$213,217	$0.175	$0.00/0	$197,708/100%
Second Quarter	158,737	96,455	255,192	(3,619)	272,108	0.175	0.00/0	255,192/100%

2011
Third Quarter	92,101	51,968	144,069	(295,429)	148,402	0.175	0.00/0	144,069/100%
Fourth Quarter	102,000	61,779	163,779	(227,241)	176,628	0.175	0.00/0	163,779/100%
Total	$472,653	$288,095	$760,748	$(801,523)	$810,355	$0.700	$0.00/0	$397,051/100%

(1)	Distributions declared per share assumes the share was issued and outstanding each day during the period and is based on a declared daily distribution rate of $0.00191781.

For our three and six months ended June 30, 2012, we paid total distributions, including distributions reinvested through our distribution reinvestment plan, of approximately $255,192 and $452,900, respectively. Our FFO for the three and six months ended June 30, 2012 was approximately $(455,008) and $(659,709), respectively. Our net income for the three and six months ended June 30, 2012 was approximately $4,907,003 and $4,456,936, respectively. Since our inception on July 25, 2008 through June 30, 2012, we have paid total distributions, including distributions reinvested through our distribution reinvestment plan, of $1,199,811 and have had cumulative FFO of approximately $(5,334,266) and a cumulative net loss of approximately $(2,604,186). For the year ended December 31, 2011, we paid total distributions, including distributions reinvested through our distribution reinvestment plan, of approximately $554,202. Our FFO for the year ended December 31, 2011 was approximately $(3,269,382) and our net loss for the year ended December 31, 2011 was approximately $(4,315,331). For a discussion of how we calculate FFO and why our management considers it a useful measure of REIT operating performance as well as a reconciliation of FFO to our net loss, please see “—Funds from Operations and Modified Funds From Operations” above.

On November 7, 2011, our Board of Directors declared distributions of $0.00191781 per common share based on daily record dates for the period from January 1, 2012 through March 31, 2012. On March 7, 2012, our Board of Directors declared distributions of $0.00191781 per common share based on daily record dates for the period from April 1, 2012 through June 30, 2012. On May 7, 2012, our Board of Directors declared distributions of $0.00191781 per common share based on daily record dates for the period from July 1, 2012 through September 30, 2012. Additionally, on August 7, 2012, our Board of Directors declared distributions of $0.00191781 per common share based on daily record dates for the period from October 1, 2012 through December 31, 2012. Distributions payable to each stockholder of record were or will be paid in cash on or before the 15th day of the following month. A portion of each distribution may constitute a return of capital for tax purposes.  We intend to make regular cash distributions to our stockholders, typically on a monthly basis. As current corporate operating expenses exceed cash flow received from our investments in real estate joint ventures, we can make no assurance that our Board of Directors will continue to approve monthly distributions at the current rate; however the recently approved distributions and the distributions paid to date represent an amount that, if paid each month for a 12-month period, would equate to a 7.0% annualized rate based on a purchase price of $10.00 per share.

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Information Regarding Dilution

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of our assets (exclusive of certain intangible items which include our net value for in-place leases and loan costs net of amortization) minus total liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments as well as the fees and expenses paid or payable to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our public offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker dealers. As of June 30, 2012, our net tangible book value per share was $4.69. To the extent we are able to raise substantial additional proceeds in this offering, the liabilities that cause dilution in the value of our common stock are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. The offering price of shares under our primary offering (ignoring purchase price discounts for certain categories of purchasers) at June 30, 2012 was $10.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Management Compensation

 Our advisor, Bluerock Enhanced Multifamily Advisor, LLC, and its affiliates, and our dealer manager receive compensation and fees for services relating to this offering and managing our assets. In addition, our advisor and its affiliates receive reimbursements for certain organization and offering costs.  Summarized below are the fees earned and expenses reimbursable to our advisor and its affiliates and to the dealer manager, and any related amounts payable, for the six months ended June 30, 2012 and the year ended December 31, 2011:

	Incurred for the		Payable as of
Type of Compensation	Six Months Ended June 30, 2012	Year Ended December 31, 2011	June 30, 2012	December 31, 2011
Selling Commissions	$444,015	$200,681	$-	$-
Dealer Manager Fee(1)	$101,896	$192,375	$-	$-
Asset Management and Oversight Fees	$165,017	$330,156	$727,749	$562,732
Acquisition Fees	$-	$-	$81,776	$81,776
Financing Fees	$-	$-	$14,491	$14,491
Reimbursable Offering Costs(2)	$25,210	$171,099	$196,309	$171,099
Reimbursable Organizational Costs	$-	$-	$49,931	$49,931
Reimbursable Operating Expenses(3)	$203,432	$719,372	$1,018,654	$900,512

(1) Includes amounts reallowed from the dealer manager fee to selected dealers.

(2) Our advisor has incurred an additional $2.4 million of offering expenses on our behalf; these will become payable as additional offering proceeds are raised in this offering to the extent that selling commissions, dealer manager fees and other organization and offering costs do not exceed 15% of gross offering proceeds.

(3) Under our advisory agreement our advisor and its affiliates have the right to seek reimbursement from us for all costs and expenses they incur in connection with their provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and information technology costs. We do not, however, reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition, origination or disposition fees or for personnel costs related to the salaries of our executive officers. From January 1, 2009 through March 31, 2011, our advisor and its affiliates incurred $677,415. Our charter limits our total operating expenses at the end of the four preceding fiscal quarters to the greater of (A) 2% of our average invested assets, or (B) 25% of our net income determined (1) without reductions for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and (2) excluding any gain from the sale of our assets for the period. Notwithstanding the above limitation, we may reimburse amounts in excess of the limitation if a majority of our independent directors determines that such excess amounts were justified based on unusual and non-recurring factors. Due to the limitations discussed above and because operating expenses incurred directly by us have exceeded the 2% threshold, the amount due to the advisor had not been recorded in the financial statements as of December 31, 2010. Further, $973,607 had been recorded as a receivable from the advisor as of December 31, 2010 for the excess operating expenses incurred directly by us over the 2% threshold. Our Board of Directors, including all of our independent directors, reviewed our total operating expenses for the four fiscal quarters ended December 31, 2009 (and the four fiscal quarters ended each quarter after) and an estimate of our total operating expenses for the four fiscal quarters to end March 31, 2011 and unanimously determined the excess amounts to be justified because of the costs of operating a public company in our early stages of operating. Upon approval of these costs on March 22, 2011, $1,646,818 of total costs, were expensed and $677,415 became a liability to us, payable to our advisor and its affiliates. As the Board of Directors has approved such expenses, all 2011 operating expenses have been and will be expensed as incurred. As of June 30, 2012, $4,204 has been reimbursed to the advisor and the advisor has agreed to defer further repayment of these costs until a later date.

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Share Repurchase Plan

Our Board of Directors has adopted a share repurchase plan that permits you to sell your shares back to us, subject to conditions and limitations of the plan. Among other limitations, we will not repurchase in excess of 5% of the number of outstanding shares of common stock as of the same date in the prior calendar year. Also, the cash available for repurchase will be limited to the net proceeds from the sale of shares under our distribution reinvestment plan during the previous fiscal year. Our Board of Directors may amend, suspend or terminate the share redemption program upon 30 days’ notice.

During the year ended December 31, 2011, the Company redeemed $63,334 of common stock as a result of four redemption requests, two of which were honored and two of which were deferred. Of the two redemption requests which were honored, one request in the amount of $15,000 was fully honored at a price of $10.00 per share, and the second request in the amount of $83,250 was partially honored in the amount of $48,334.35 at a price of $9.25 per share. The remainder of the second request in the amount of $34,915.65 was paid in 2012. The two remaining requests, in the amounts of $145,544 and $11,562.50, were deferred until 2012. All funds for the payment of the foregoing share redemption requests were derived from reinvested dividends.

During the six months ended June 30, 2012, the Company redeemed $212,767 of common stock based on the maximum amount available for repurchases, which was equal to the amount of net proceeds raised from the sale of shares under the dividend reinvestment plan during 2011, totaling $212,767. Under the terms of the share repurchase plan, no additional repurchase requests may be fulfilled in 2012 unless our Board of Directors approves the expenditure of funds derived from other sources to satisfy such repurchase requests. Based on the amount of net proceeds raised from the sale of shares under the dividend reinvestment plan during the six months ended June 30, 2012 totaling $186,054, additional redemption requests in 2012 may be redeemed up to that amount in 2013. As the Company has received additional redemption requests totaling $59,005, which it will have capacity to fill in 2013 based on net proceeds from the sale of the shares under the dividend reinvestment plan for the six months ended June 30, 2012, it has reclassified this amount from redeemable common stock to other accrued liabilities as of June 30, 2012.

PROSPECTUS UPDATES

Prospectus Summary

The following information is added as a new fifth paragraph in the section entitled “Our Advisor””

The prospectus previously described Bluerock Real Estate, L.L.C., our Sponsor, as the sole owner of BER Holdings, LLC, which is the majority owner of our advisor. As part of a corporate reorganization, our Sponsor transferred ownership of BER Holdings, LLC to Bluerock Real Estate Holdings, LLC, a sister entity to our Sponsor. R. Ramin Kamfar, our Chairman and Chief Executive Officer, and a family limited liability company controlled by Mr. Kamfar, own all of the membership interests in Bluerock Real Estate Holdings, LLC. Bluerock Real Estate, L.L.C. continues to be our Sponsor.

The organizational chart on page 9 of the prospectus is hereby deleted and replaced in its entirety with the following:

Organizational Chart for Our Company, Our Advisor and Affiliates

The following chart shows our ownership structure and our relationship with our advisor and its affiliates.

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The following information is added as a new section entitled “Change of Certifying Accountant” on page 12 of the Prospectus Summary after “Investment Company Act Considerations”:

Change of Certifying Accountant

Former independent registered public accounting firm

On October 3, 2012, Bluerock Enhanced Multifamily Trust, Inc. (the "Company") dismissed KPMG LLP ("KPMG") as the Company’s independent registered public accounting firm. The Audit Committee of the Company's Board of Directors (the "Audit Committee") approved the dismissal of KPMG.

The audit reports of KPMG on the Company's consolidated financial statements as of and for the years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2011 and 2010, and the subsequent interim period through October 3, 2012, the Company did not have any disagreements with KPMG, as such term is described in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934 (the "Exchange Act"), on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in its reports on the financial statements for such years.

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During the years ended December 31, 2011 and 2010, and the subsequent interim period through October 3, 2012, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act with respect to the Company.

KPMG was provided a copy of our Current Report on Form 8-K with these disclosures prior to its filing with the SEC, and the Company requested that KPMG furnish a letter addressed to the SEC stating whether or not KPMG agrees with the statements made. The letter from KPMG, dated October 10, 2012, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K dated October 10, 2012.

New independent registered public accounting firm

The Company has engaged BDO USA, LLP ("BDO") to serve as the independent registered public accounting firm to audit its consolidated financial statements for the fiscal year ending December 31, 2012. The Audit Committee approved the engagement of BDO. BDO is the 8th largest accounting firm in the United States, in terms of net revenues, according to Accounting Today’s “2012 Top 100 Firms.

During the years ended December 31, 2011 and 2010 and the subsequent interim period through October 3, 2012, the Company has had no consultations with BDO concerning: (a) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act; or (c) any reportable events, as defined in Item 304(a)(1)(v) under the Exchange Act.

Risk Factors

The “Risk Factors – Investment Risks” section of the prospectus is supplemented by the addition of the following:

We have paid and may continue to pay distributions from offering proceeds, borrowings or the sale of assets to the extent our cash flow from operations or earnings are not sufficient to fund declared distributions. Rates of distribution to you will not necessarily be indicative of our operating results. If we make distributions from sources other than our cash flows from operations or earnings, we will have fewer funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source, including the net proceeds from this offering. During the early stages of our operations until the proceeds of this offering are invested in real estate and real estate-related investments, we have funded and expect to continue to fund distributions from the proceeds of this offering and borrowings. Thereafter, we may pay distributions from proceeds of this offering, borrowings and the sale of assets to the extent distributions exceed our earnings or cash flows from operations. For the year ended December 31, 2011 and the six months ended June 30, 2012, none (or 0%) of our distributions paid during those periods were covered by our cash flow from operations or our funds from operations for those same periods. To the extent we fund distributions from sources other than cash flow from operations, we will have fewer funds available for the acquisition of properties and your overall return may be reduced. Further, to the extent distributions exceed our earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder will be required to recognize capital gain.

Amendment of Advisory Agreement

On September 26, 2012, the Company and our advisor agreed to amend the Amended and Restated Advisory Agreement (the “Advisory Agreement”) pursuant to a resolution approved by the Company’s Board of Directors, including its independent directors.

Under the amended Advisory Agreement, the monthly asset management fee which the Company pays the advisor is reduced from one-twelfth of 1% of the higher of the cost or the value of each asset, to one-twelfth of 0.65% of the higher of the cost or the value of each asset. Further, under the amended Advisory Agreement, the acquisition fee the Company pays to the advisor for services in connection with the selection, due diligence and acquisition of a property or investment, is increased to 2.50% from 1.75% of the purchase price.

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The tables set forth in the sections of the prospectus entitled “Compensation to Our Advisor and Its Affiliates” in the Prospectus Summary and “Management Compensation” are amended as follows with respect to the acquisition fees and asset management fee:

Estimated Amount if
Description of Fee	Calculation of Fee	Maximum Sold
Offering Stage
Acquisition and Development Stage

Acquisition Fees	For its services in connection with the selection, due diligence and acquisition of a property or investment, our advisor will receive an acquisition fee equal to 2.50% of the purchase price. The purchase price of a property or investment shall equal the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such real property or investment. The purchase price allocable for a joint venture investment shall equal the product of (1) the purchase price of the underlying property and (2) our ownership percentage in, or percentage of capital provided to, the joint venture. With respect to investments in and originations of loans, we will pay an origination fee in lieu of an acquisition fee.	$23,692,747 (assuming no debt)/ $94,770,988 (assuming leverage of 75% of cost).
Operating Stage
Asset Management Fee	We will pay our advisor a monthly asset management fee for managing our day-to-day assets and operations, which will be equal to one-twelfth of 0.65% of the higher of the cost or the value of each asset, where (A) cost equals the amount actually paid, excluding acquisition fees and expenses, to purchase each asset we acquire, including any debt attributable to the asset (including debt encumbering the asset after its acquisition), provided that, with respect to any properties we develop, construct or improve, cost will include the amount expended by us for the development, construction or improvement, and (B) the value of an asset is the fair market value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves; provided, however, that 50% of the advisor’s asset management fee will not be payable until stockholders have received distributions in an amount equal to at least a 6% per annum cumulative, non-compounded return on invested capital, at which time all such amounts will become due and payable. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions identified as special distributions from the sale of our assets. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all of an asset.	Actual amounts depend upon the assets we acquire and, therefore, cannot be determined at the present time.

The Company’s Estimated Use of Proceeds as set forth in the prospectus is amended as follows to reflect the increase in the acquisition fees which the Company pays to its advisor:

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ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering assuming we sell (1) $1,000,000,000 in shares, the maximum offering amount, in the primary offering and no shares pursuant to our distribution reinvestment plan and (2) $1,000,000,000 in shares, the maximum offering amount, in the primary offering and $285,000,000 in shares, the maximum amount available pursuant to our distribution reinvestment plan. Shares of our common stock will be sold at $10.00 per share in the primary offering and at $9.50 per share pursuant to the distribution reinvestment plan. We reserve the right to reallocate shares of our common stock between the primary offering and the distribution reinvestment plan.

Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering, we estimate that between approximately 88.78% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 86.32% (assuming no shares available under our distribution reinvestment plan are sold) of our gross offering proceeds will be available for investments. On a per share basis, the funds available for investment would be $8.88 and $8.63 for shares sold at $10.00 per share. We will use the remainder of the offering proceeds to pay offering expenses, including selling commissions and the dealer manager fee, and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of our real estate investments. We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share repurchase plan; capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; funding obligations under any of our real estate loans receivable; investments in real estate properties and real estate-related assets, which would include payment of acquisition fees or origination fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our distribution reinvestment plan are used for investments in real estate properties and for real estate-related assets, sales under our distribution reinvestment plan will result in greater fee income for our advisor because of acquisition, origination and other fees.

During the early stages of our operations until the proceeds of this offering are invested in real estate and real estate-related investments, we have funded and expect to continue to fund distributions from the proceeds of this offering and borrowings. Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have used less than 88.78% of the gross proceeds in this offering for investment in real estate (including capitalized tenant improvements and leasing concessions and the payment of acquisition expenses). Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow.

	Maximum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,000,000,000	100.00%	$1,285,000,000	100.00%
Selling Commissions(1)	70,000,000	7.00%	70,000,000	5.45%
Dealer Manager Fee(1)	26,000,000	2.60%	26,000,000	2.02%
Additional Underwriting Expenses(2)(3)	956,234	0.10%	956,234	0.07%
Issuer Organization and Offering Costs(3)(4)	16,019,306	1.60%	16,019,306	1.25%
Acquisition and Origination Fees(5)	21,074,422	2.11%	27,729,937	2.16%
Acquisition and Origination Expenses(5)	2,655,000	0.27%	3,510,000	0.27%
Amount Available for Investment	$863,295,038	86.32%	$1,140,784,523	88.78%

(1)	No selling commissions or dealer manager fees are payable on shares sold under the distribution reinvestment plan.
(2)	Includes: (a) amounts used to reimburse our dealer manager for actual costs incurred by its FINRA-registered personnel for travel, meals and lodging to attend retail seminars sponsored by participating broker-dealers; (b) sponsorship fees for seminars sponsored by participating broker-dealers; (c) amounts used to reimburse broker-dealers, including our dealer manager, for the actual costs incurred by their FINRA-registered personnel for travel, meals and lodging in connection with attending bona fide training and education meetings hosted by our advisor or its affiliates; (d) legal fees allocated to our dealer manager; and (e) certain promotional items. The maximum amount of underwriting compensation that we may pay in connection with this offering is 10.0% of gross proceeds of our primary offering. See “Plan of Distribution.”

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(3)	Our advisor or its affiliates may advance, and we will reimburse, underwriting expenses (other than selling commissions and the dealer manager fee) and issuer organization and offering costs incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by our advisor or its affiliates and would not cause the cumulative selling commissions, dealer manager fee, additional underwriting expenses and issuer organization and offering expenses paid by us to exceed 15.0% of the gross proceeds of our primary offering as of the date of the reimbursement.
(4)	Includes all issuer organization and offering expenses to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, technology, filing fees, charges of our escrow agent and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering and amounts to reimburse costs in connection with preparing supplemental sales materials and reimbursements for actual costs incurred for travel, meals and lodging by employees of our advisor and its affiliates to attend retail seminars hosted by broker-dealers or bona fide training and education meetings hosted by our advisor or its affiliates. We expect that our issuer organization and offering expenses will represent a lower percentage of the gross proceeds of our primary offering as the amount of proceeds we raise in the primary offering increases. In the table above, we have assumed that all issuer organization and offering expenses will constitute approximately 1.6% of gross proceeds from our primary offering if we raise the maximum offering amount.
(5)	For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments. However, we intend to leverage our investments with debt. As of September 26, 2012, the date of the amendment to our Advisory Agreement increasing acquisition fees from 1.75% to 2.50% of purchase price, we had incurred approximately $623,088 in combined acquisition and loan origination fees. The estimated combined acquisition and loan origination fees to be paid if we sell the Maximum Offering Amount represents the combined acquisition and loan origination fees incurred as of September 26, 2012, plus the sum of the combined acquisition and loan origination fees to be incurred on (i) our proceeds on hand as of September 26, 2012 (approximately $3,400,000), plus (ii) the remaining proceeds of this Offering.

Update of Multifamily Market Overview

The Multifamily Market Overview contained in the prospectus is hereby replaced in its entirety with the following:

Multifamily Market Overview

General

The multifamily market is large and growing. According to US Census data provided by the National Multi Housing Council (“NMHC”), there were over 17 million apartment residences in the United States in 2010 with a value of nearly $2 trillion, compared to 15 million apartment units in 1990 with an estimated value of $585 billion.

According to the NMHC, renters could make up one-half of all new households this decade comprising upwards of 7 million new renter households. Changes in population growth, demographics, societal preferences, environmental concerns, mobility, flexibility, and convenience are creating unprecedented demand for apartments. The NMHC cites apartments as both an economically smart choice for communities and households and an environmentally sustainable choice.

According to the Joint Center for Housing Studies of Harvard University State of the Nation’s Housing 2012 report (the “JCHS Harvard Report”), the rental market continues to be the bright spot in the housing sector. The number of renters surged by 5.1 million in the 2000s, the largest decade-long increase in the postwar era. In addition, rental markets have yet to benefit fully from the presence of the large-scale echo-boom generation. The JCHS Harvard Report posits that once the economy recovers and the echo boomers increasingly strike out on their own, rental markets will receive another significant lift. The growth in renter households is being driven by several groups including the traditional source of young, minority, and lower-income households, but also non-traditional groups such as middle-aged, white, married, and moderate income groups. In addition, this shift is also being driven by two underlying trends: 1) the rising number of renters who have deferred purchasing a home, and 2) the rising number of owners who have switched back to renting. The number of rental households climbed by 1 million in 2011 alone, the largest annual increase since the early 1980s. This increase was fueled to a great extent by 25-34 year olds.

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Source: U.S. Census Bureau, John Burns Real Estate Consulting, 2012

The increase in rental households continues to be supported by declines in the homeownership rate. The JCHS Harvard Report notes that the 65.4% homeownership rate for the first quarter of 2012 is the lowest level since the first quarter of 1997 and that the persistent decline reflects both the high level of foreclosures and the slowdown of households moving into homeownership. It also concludes that with upward of two million foreclosures still in process and a rising number of households choosing to rent, further declines in the homeownership rate lie ahead. Tight credit conditions amid uncertainty in the mortgage market are dampening the recovery in the housing market.

Apartments serve the lifestyle needs of a diverse group of community residents. With a relatively low cost per resident ratio due to their high density nature, apartments are better able to provide the amenities that attract upper income households. Many households are drawn to the lack of maintenance and ability to relocate inexpensively that multifamily housing provides. Using well planned designs and monitoring systems, apartments are also able to provide security and crime prevention for their residents. Finally, an apartment property’s proximity to employment centers, public transportation and other neighborhood services offers renters a location advantage not available in single-family developments.

According to Morgan Stanley’s Housing Market Insight report in July 2011 (the “Morgan Stanley Report”), “the combination of falling home prices, limited mortgage credit, continued liquidations, and better rental options is fundamentally changing the way Americans live.” Several key factors may in fact make it even harder to buy a home including mortgage reform, continued home price declines and long workout periods for distressed homes. The Morgan Stanley Report concludes that this change is only beginning and the U.S. will become a renter society for many years to come.

The JCHS Harvard Report concludes that barring a dramatic bounce back in homeownership, renter household growth should remain strong for some time. In the near term, larger shares of younger households are opting to rent while foreclosures are forcing many older households out of homeownership and into the rental market. But even as the economic recovery gains traction and homeownership rates level off, rental demand should get a boost from higher household formations among the echo boomers.

Employment/Household Formation Forecast

After growing from 2003-2007, U.S. non-farm employment declined in 2008 and 2009 during the Great Recession. 2010 saw a reversal of this trend with 872,000 jobs created. As the U.S. approaches a more stabilized economic recovery, job growth is expected to increase. The Bureau of Labor Statistics estimates 0.7% annual job growth through 2020 resulting in 20.5 million new jobs.

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The improvement in employment growth is expected to facilitate new household creation. According to US Census data, the number of U.S. households experienced a rare decline in 2008 due to significant “doubling-up” and adult-aged children moving in with their parents. However, 2010 marked a major reversal as more households were formed than in any year since 2005. Long-term household growth is expected to accelerate due to trends in population growth and immigration, including future household formations by echo boomers. The chart below shows historical data and 5 year projections of this age group (“Echo Boomer Renter Population”).

Demand for multifamily is highly correlated to job and household growth. According to Axiometrics, a leading multifamily research firm, for every 1,000 jobs created there is net new demand for up to 177 apartment units. The chart below, from Property and Portfolio Research, illustrates this correlation.

Source: Property and Portfolio Research

According to the National Association of Real Estate Investment Trusts (NAREIT), pent-up demand is three times its prior cyclical peaks.

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Further, the multifamily market is subject to the basic forces of supply and demand as outlined below:

Demand Overview

Demographic forces are indicating strong growth for multifamily demand in the foreseeable future due to a variety of factors, including the following:

•	Increasing Number of Echo Boomers. According to the JCHS Harvard Report, at 84.7 million strong, the echo boomer generation is already larger than the baby-boomer generation at similar ages and is likely to grow even larger as new immigrants arrive. The oldest of the echo boomers, who turned 25 in 2010, are only now beginning to form their own households. This large cohort will be the primary driver of new household formations over the next two decades.

Renter Population

Source: Marcus and Millichap, 2012 National Apartment Market Report ** Projections

• Propensity of Echo Boomers to Rent Longer. In their US Real Estate Strategic Outlook, RREEF indicates that echo boomers have “less of a propensity for homeownership than previous generations.” Thus, as they become renters, they are likely to remain renters much longer than previous generations, thereby increasing the overall rate of renter households. According to the NMHC, since more young adult households are renting and postponing buying homes, it is expected that rental demand will surge in the coming decade as more echo boomers enter the workforce and seek places to live. Growing economic insecurity regarding employment prospects, the need to adapt to the fast-paced knowledge-based economy, and the freedom to pursue economic opportunities wherever they present themselves also provide demand for the relatively short-term financial obligations of renting.

• Increase in Baby Boomer Decision to Rent vs. Purchase. The NMHC also projects that additional demand for apartments will be generated by the baby boomers. As the echo boomer children leave home, their empty nester parents are also expected to become renters, as they seek to simplify their lifestyle, reduce home maintenance obligations and shed home ownership chores.

• Immigration. According to projections developed by the Pew Research Center, 82% of the population increase from 2005-2050, which is approximately 117 million people, will be from immigrants and their U.S.-born descendants. 67 million will be the immigrants themselves and 50 million will be their U.S. born children and grandchildren. According to a November 2007 report by Marcus and Millichap’s National Multi-Housing Group entitled “Multifamily investment: the Continued Case for Optimism,” approximately 85% of immigrants are expected to rent, compared with 32% of U.S. residents overall. In addition, immigrants on average rent apartments for about eight to ten years, a much longer period than nonimmigrants.

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• Home Ownership Crisis. The resilient fundamentals of the national apartment market are being further bolstered by the rapidly growing number of individuals losing their homes in foreclosure or being forced to sell because they can no longer afford their mortgages. According to a report by RealtyTrac, Inc., a third-party company that maintains one of the largest foreclosure activity databases for the U.S., foreclosure filings for 1.89 million U.S. properties were reported in 2011. It is expected that many of these individuals will enter the renter market as “renters-by-necessity” and will stay renters for the foreseeable future. Additionally, the number of renters exiting apartments to purchase single-family homes has decreased dramatically as loans for first-time home buyers become increasingly scarce and qualifying standards become increasingly challenging. Diminishing home equity values have also quelled the desire of renters to purchase single-family homes. Further, according to John Burns Real Estate Consulting, the U.S. homeownership rate is projected to continue falling to 62.1% by 2015. The average household includes more than two people meaning roughly 8 million extra residents could be moving into rentals over the next four years.

Percentage of U.S. Homeownership

Source: U.S. Census Bureau, John Burns Real Estate Consulting

• Change in Demographics of Typical Households. A demographic shakeup in the traditional American household will also likely boost apartment demand. According to the NMHC, in 1955, married couples with children made up 44% of all households. Today, they constitute just 20% and the rate continues to decline. In fact, the NMHC projects 86% of household growth between 2000 and 2040 will be those without children. They also project the fastest growing population segments in the next decade to be young adults in their 20s and empty nesters in their 50s, those most likely to seek options other than single family homes.

• Increased Population. By 2025, the U.S. will have over 41 million more people than in 2012 according to the U.S. Census Bureau.

Supply Overview

Projections of additions to supply in the short-term are generally based on permitting and construction activity, while longer term projections are based on economics, construction cost, land availability and demand.

Research from the National Association of Real Estate Investment Trusts (NAREIT) analysis shows that construction of multifamily units plunged to a nearly 20-year low during the Great Recession, creating a supply shortfall.

The JCHS-Harvard Report indicates that 2011 multifamily construction began on 178,000 units in buildings with two or more units, up from 109,000 two years earlier. In early 2012, multifamily starts increased to 225,000 on a seasonally adjusted annual basis. While multifamily construction has been increasing, it is still below the roughly 340,000 starts averaged each year in the decade prior to the downturn. Further, according to data from the U.S. Census Bureau, U.S. multifamily starts have a cumulative shortfall of approximately 500,000 units from 2008-2011 compared to the 2000-2008 average. The NMHC projects that the U.S. will need approximately 300,000 units constructed each year moving forward while 2011 only delivered 167,000.

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Supply: Multifamily Construction near 20-Year Lows

Source: U.S. Census Bureau data.

Supply-Demand Imbalance

NAREIT concludes that a dearth of new apartment construction coupled with a record level of pent-up demand for apartment space has created an approximately 2.5 million unit supply-demand imbalance in apartment inventory. Further, NAREIT reports that it will take several years to bring enough new apartment stock to the market to meet the pent-up demand. It estimates that the 2.5 million unit imbalance is comprised of 2 million households in pent-up demand and a 500,000 unit shortfall that would have had to exist just to meet normal population growth over the last 4 years. Data from REIS, Inc. a leading commercial real estate research firm, confirms the U.S. is projected to experience a supply-demand imbalance as a result of the increased demand and lack of construction in the next several years which the Company expects will increase occupancy levels, rental rates, and potentially drive increasing values for apartment holdings. Specifically, REIS, Inc. shows a first quarter 2012 national vacancy rate of 4.9% and projects that rate to decline to 4.2% in both 2015 and 2016. REIS also projects new multifamily completions of 590,855 units from 2012-2016, but net absorption of 669,201 during the same time period.

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 Source: REIS, Inc. Q1 2012

Additional Investor Suitability Requirement for the State of New Mexico

In addition to the general investor suitability standards set forth in the prospectus, investors in the State of New Mexico may not invest more than 10% of their liquid net worth in us or in any of our affiliates.

Experts

The consolidated balance sheets of Bluerock Enhanced Multifamily Trust, Inc. and subsidiaries as of December 31, 2011 and 2010, and the consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenue in excess of certain expenses of Springhouse at Newport News for the years ended December 31, 2011 and 2010 and the statements of revenue in excess of certain expenses of The Reserve at Creekside Village for the year ended December 31, 2011 and the period from March 31, 2010 (date of original acquisition) to December 31, 2010, included in our Current Report on Form 8-K filed with the SEC on June 28, 2012, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of the Company and its subsidiaries as of December 31, 2009, and the consolidated statement of operations, stockholders’ equity, and cash flows for the year then ended, incorporated by reference into this prospectus from the Company’s annual report on Form 10-K for the year ended December 31, 2011 have been audited by Freedman & Goldberg, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain operating expenses of Estates at Perimeter for the year ended December 31, 2009, included in our Current Report on Form 8-K/A filed with the SEC on January 19, 2011; and of Gardens at Hillsboro Village for the year ended December 31, 2009, included in our Current Report on Form 8-K/A filed with the SEC on January 19, 2011, and all incorporated by reference into this prospectus, have been audited by Freedman & Goldberg, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports on the statement of revenues and certain operating expenses expresses an unqualified opinion and includes explanatory paragraphs referring to the purpose of the statement). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website we maintain at http://www.bluerockre.com (URL for documents: http://www.bluerockre.com/secfilings). There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-153135), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 13, 2012;

•	Quarterly Report on Form 10-Q for the three and six months ended June 30, 2012 filed with the SEC on August 14, 2012;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2012 filed with the SEC on May 11, 2012;

•	Current Report on Form 8-K filed with the SEC on October 10, 2012;

•	Current Report on Form 8-K filed with the SEC on October 9, 2012;

•	Current Report on Form 8-K filed with the SEC on October 2, 2012;

•	Current Report on Form 8-K filed with the SEC on August 20, 2012;

•	Current Report on Form 8-K filed with the SEC on August 10, 2012;

•	Current Report on Form 8-K filed with the SEC on July 9, 2012;

•	Current Report on Form 8-K filed with the SEC on June 28, 2012;

•	Current Report on Form 8-K filed with the SEC on April 17, 2012;

•	Current Report on Form 8-K filed with the SEC on March 30, 2012;

•	Current Report on Form 8-K filed with the SEC on March 21, 2012;
•	Current Report on Form 8-K filed with the SEC on February 28, 2012;
•	Current Report on Form 8-K filed with the SEC on January 24, 2012;

•	Current Report on Form 8-K/A filed with the SEC on January 19, 2011; and

•	Current Report on Form 8-K/A filed with the SEC on January 19, 2011.

26

We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Bluerock Enhanced Multifamily Trust, Inc.

c/o Bluerock Real Estate, L.L.C.

Heron Tower, 70 East 55th Street, 9th Floor

New York, New York 10022

(877) 826-BLUE (2583)

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

EXHIBIT A

SUBSCRIPTION AGREEMENT

Subscription Agreement (We are currently not accepting subscriptions from residents of Pennsylvania or Ohio.)

The undersigned hereby tenders this subscription and applies for the purchase of the dollar amount of shares of common stock (the “Shares”) of Bluerock Enhanced Multifamily Trust, Inc., a Maryland corporation (sometimes referred to herein as the “Company”) set forth below.

1. Investment (Select only one.)	Amount of Subscription $_________________________

☐	Initial Investment (minimum initial investment of $2500) (Purchases made by residents of TN must meet their state’s minimum amount of $5000.)
☐	Additional Investment in this Offering (minimum of $100)
☐	Shares are being purchased net of commissions (Purchase through an RIA or by a registered rep. on his/her own behalf.)

2. Type of Ownership (Select only one.)

NON - CUSTODIAL OWNERSHIP		CUSTODIAL OWNERSHIP
☐	Individual — One signature required.	☐ Traditional IRA — Owner and custodian
☐	Joint Tenants with Rights of Survivorship —	signatures required.
	All parties must sign.	☐ Roth IRA — Owner and custodian signatures required.
☐	Community Property — All parties must sign.	☐ Simplified Employee Pension/Trust (SEP) — Owner and
☐	Tenants in Common — All parties must sign.	custodian signatures required.
☐	Uniform Gift to Minors Act — State of ________	☐ KEOGH — Owner and custodian signatures required.
	Custodian signature required.	☐ Other — ___________________
☐	Uniform Transfer to Minors Act — State of ________	Owner and custodian signatures required.
Custodian signature required.
☐	Qualified Pension or Profit Sharing Plan —	CUSTODIAN INFORMATION (To be completed by custodian.)
	Include plan documents.	Name of Custodian:
☐	Trust — Include title, signature and “Powers of	Mailing Address:
	the Trustees” pages.	City:
☐	Corporation — Include corporate resolution,	State: Zip Code:
	articles of incorporation and bylaws.	Custodian Tax ID #:
	Authorized signature required.	Custodian Account #:
☐	Partnership — Include partnership agreement.	Custodian Phone #:
Authorized signature(s) required.
☐	Other (Specify) — _________________________
Include title and signature pages.

3. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner (Please print name(s) to whom shares are to be registered.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:
E-mail Address:

Joint Owner/Minor (If applicable.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

A-1

Subscription Agreement

3. Investor Information (continued)

Trust
Name of Trust:	Tax ID #:	Date of Trust:
Name(s) of Trustee(s):	Name of Beneficial Owner(s):
Beneficial Owner(s) Street Address:	City:	State:	Zip Code:
Social Security #:	Date of Birth:	Occupation:

Corporation/Partnership/Other
Entity Name:	Tax ID #:	Date of Entity Foundation:
Name of Officer(s), General Partner or other Authorized Person(s):
Street Address:	City:	State:	Zip Code:

4. Distributions (Select only one.)

I hereby subscribe for shares of Bluerock Enhanced Multifamily Trust, Inc. and elect the distribution option indicated below:

☐	I choose to participate in the Company’s Distribution Reinvestment Plan.
Each investor that elects to have his or her distributions invested in the Company’s Distribution Reinvestment Plan agrees to notify the Company and the broker dealer named in this Subscription Agreement in writing if any time he or she is unable to make any representations and warranties set forth in the Prospectus, as supplemented, and this Subscription Agreement, including but not limited to the representations and warranties contained in Section 6 below.
☐	I choose to have distributions mailed to me at the address listed in Section 3. (Not available for IRA accounts without custodian approval.)
☐	I choose to have distributions mailed to me at the following address. _______________________________________ (Not available for IRA accounts without custodian approval.)
☐

I choose to have distributions deposited in a checking, savings or brokerage account.
(Not available for IRA accounts without custodian approval.)

I authorize the Company or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Company to cancel it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit.

Name of Financial Institution:	Your Bank’s ABA Routing #:
Your Account #:	Name on Account or FBO:	Account Type: ☐ Checking ☐ Savings ☐ Brokerage
Mailing Address:	City:	State:	Zip Code:
☐ Attach a pre-printed, voided check.
The deposit services above cannot be established without a pre-printed, voided check. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration.
If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature of Individual/Trustee/Beneficial Owner	Signature of Joint Owner/Co-Trustee	Date

5. Electronic Delivery of Documents (Optional)

☐

In lieu of receiving documents by mail, I authorize the company to make available on its web site at www.BluerockRE.com its quarterly reports, annual reports, proxy statements, Prospectus supplements, or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. (Any investor who elects this option must provide an e-mail address below.)

E-mail Address:

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

A-2

Subscription Agreement

6. Subscriber Signatures

Please carefully read and separately initial each of the representations below (a-d). In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the fund to accept this subscription, I (we) hereby represent and warrant that:		Owner	Joint Owner
a.	I (we) have received a Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described and agree to the following terms and conditions.
b.	I (we) certify that I (we) have (1) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” Please check the appropriate box(es) below regarding state suitability requirements.
c.	I am (we are) purchasing Shares for my (our) own account.
d.	I (we) acknowledge that the Shares are not liquid, there is no public market for the Shares, and I (we) may not be able to sell the Shares.

In addition to “b.” above, please check and initial the applicable section.
☐	1.	I am (we are) a resident of California, I (we) certify that I (we) have (1) a net worth of at least $250,000 or (2) a gross annual income of at least $75,000 and a net worth of at least $100,000. I (we) also certify that this investment does not exceed 10% of my (our) net worth.
☐	2.	I am (we are) a resident of Iowa, I (we) certify that I (we) have (1) a net worth of at least $350,000 or (2) a gross annual income of at least $70,000 and a net worth of at least $100,000. I (we) also certify that this investment, combined with any investment in any of the Company’s affiliates, does not exceed 10% of my (our) net worth.
☐	3.	I am (we are) a resident of Missouri, I (we) certify that I (we) have (1) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income. I (we) also certify that this investment does not exceed 10% of my (our) liquid net worth.
☐	4.	I am (we are) a resident of Kentucky, I (we) certify that this investment does not exceed 10% of my (our) net worth.
☐	5.	I am (we are) a resident of Michigan, I (we) certify that this investment, combined with any investment in any affiliate of the Company, does not exceed 10% of my (our) net worth.
☐	6.	I am (we are) a resident of Oregon, I (we) certify that this investment, combined with any investment in any affiliate of the Company, does not exceed 10% of my (our) liquid net worth. Oregon defines “liquid net worth” as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.
☐	7.	I am (we are) a resident of Alabama, I (we) certify that this investment, combined with investments in similar programs, does not exceed 10% of my (our) liquid net worth.
☐	8.	I am (we are) a resident of Kansas, I understand that the Office of the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation programs. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
☐	9.	I am (we are) a resident of New Jersey or Tennessee, I (we) certify that I (we) have a net worth of at least $500,000 or (2) a gross annual income of at least $100,000 and a net worth of at least $100,000. I (we) also certify that this investment does not exceed 10% of my (our) liquid net worth.
☐	10.	I am (we are) a resident of New Mexico, I (we) certify that this investment, combined with my investment in any of the Company’s affiliates, does not exceed 10% of my (our) net worth.

Substitute IRS Form W-9 Certification

I (we) declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Company in connection with my investment in the company. Under penalties of perjury, each investor signing below certifies that (1) the number shown in the Investor Social Security Number/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). NOTE: You must cross out item(2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

A-3

Subscription Agreement

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

By signing below, you hereby acknowledge receipt of the Prospectus of the Company dated April 25, 2012 not less than five (5) business days prior to the signing of this Subscription Agreement. You agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. You agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. You understand that you will receive a confirmation of your purchase, subject to acceptance by the Company, within 30 days from the date your subscription is received, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date you have received a final Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri, and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five business days of the date of subscription.

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the Prospectus; there are risks associated with an investment in the Shares and you should rely only on the information contained in the Prospectus and not on any other information or representations from other sources; and you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. You further agree that the Company may discuss your personal information and your investment in the Shares at any time with your then current financial advisor. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Printed Name – Owner or Authorized Person	Signature – Owner or Authorized Person	Date

Printed Name – Joint Owner or Authorized Person (if applicable)	Signature – Joint Owner or Authorized Person	Date

7. Financial Advisor (Please read and complete the following.)

The undersigned confirm on behalf of the Broker Dealer that they (i) are registered in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (iv) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor’s suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he has compiled with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Broker Dealer And Financial Advisor Information
Name of Broker Dealer:
Name of Financial Advisor:	Advisor #:	Branch #:
Advisor Street Address/PO Box:	City:	State:	Zip Code:
E-mail Address:	Telephone #:	Fax #:
Financial Advisor Signature:		Date:
Principal Signature (if applicable):		Date:

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

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Subscription Agreement

☐	Registered Investment Advisor (RIA). No Selling Commissions are Paid on These Accounts. Check Only If investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions. All sales must be made through a registered broker-dealer.

8. Automatic Investments

Complete the following information if you wish to authorize additional investments in the Company via automatic debits from your bank account. Each investor who elects to participate in the automatic investment plan agrees that (i) the agreements, representations and warranties made by the investor in this Subscription Agreement apply to all additional investments made under the plan including that the investor meets the suitability standards set forth in the current Prospectus, as supplemented, and this Subscription Agreement, and (ii) if at any time the investor fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the current Prospectus, as supplemented, or in this Subscription Agreement, the investor will promptly notify us in writing of that fact and the investor’s participation in the automatic investment plan will terminate. The investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to the additional investments made under the automatic investment plan.

I wish to make an automatic investment ($100 minimum) in the amount of $__________________ monthly (on the last business day of each month).

☐	I authorize payment for automatic investment through direct debits from my checking account. Not available on IRA custodial accounts or other retirement accounts.

Please enclose a voided check for the appropriate account to participate in the automatic investment plan. By enclosing a voided check you authorize the Company to begin making electronic debits from the checking account designated by the enclosed voided check on the last business day of each month. Such deductions and investments will continue until you notify the Company in writing to change or discontinue them. Should your checking account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds. If the Company does not receive any payment from you for three consecutive months, the Company may notify you in writing of your termination from the automatic investment plan.

9. Investment Instructions

☐	By Mail — Checks should be made payable to “Bluerock Enhanced Multifamily Trust, Inc.” or “BEMT”.
☐	By Wire Transfer — Forward this Subscription Agreement to the address listed below. Escrow agent wiring instructions:
UMB Bank, N.A.
ABA Routing Number: 101000695
Account Number: 9871737713
Account Name: UMB Bank, N.A., for Bluerock Enhanced Multifamily Trust, Inc.
☐	By Asset Transfer
☐	Custodial Accounts — Forward this Subscription Agreement directly to the custodian.

Form Mailing Address

Regular Mail	Bluerock, c/o DST Systems, Inc.	Overnight Mail	Bluerock, c/o DST Systems, Inc.
	PO Box 219003		430 West 7th Street
	Kansas City, MO 64121-9003		Kansas City, MO 64105

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

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SUPPLEMENTAL INFORMATION – The prospectus of Bluerock Enhanced Multifamily Trust, Inc. consists of this sticker, the prospectus dated April 25, 2012, Cumulative Supplement No. 9 dated October 17, 2012 and any supplements filed subsequent thereto.

Cumulative Supplement No. 9 includes:

•	the status of our initial public offering;

•	portfolio-level information on our investments;

•	information regarding the completion of the acquisition of a 48.4% joint venture interest in the multifamily community known as Enders Place at Baldwin Park located in Orlando, Florida;

•	information regarding the probable acquisition and related construction financing of an approximate 34.7% indirect equity interest in a to-be developed multifamily community known as 23Hundred @ Berry Hill located in Nashville, Tennessee;

•	selected financial data;

•	funds from operations and modified funds from operations for the three and six months ended June 30, 2012;

•	net operating income information;

•	an updated risk factor regarding our distribution coverage;

•	distribution information;

•	dilution information; compensation to our advisor and its affiliates, including our dealer manager; information regarding our share repurchase plan;

•	information regarding the dismissal of our certifying accountant and the engagement of a our new certifying accountant;

•	information regarding amendments to our Advisory Agreement to reflect a decrease in the monthly asset management fee and an increase in the acquisition fee, payable thereunder;

•	an update of the Multifamily Market Overview contained in the prospectus;

•	an additional suitability requirement for the State of New Mexico;

•	information incorporated by reference; and

•	an updated form of our Subscription Agreement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

          Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

Securities and Exchange Commission registration fee	$50,500
FINRA filing fee	82,319
Legal fees and expenses, including legal fees for dealer manager	2,000,000
Printing and postage	4,272,750
Accounting fees and expenses	1,000,000
Blue Sky expenses	250,000
Advertising, sales and literature	1,620,000
Bona fide due diligence expense reimbursement	5,000,000
Technology expenses	1,000,000
Investor Relations and Administrative Support Services	500,000
Educational conferences and sales seminars	24,755
Other	218,982

Total	$16,019,306

Item 32. Sales to Special Parties

The Registrant’s advisor and its affiliates may, at their option, purchase shares offered hereby at the public offering price, net of the selling commissions and the dealer manager fee, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution.

The dealer manager for the offering has agreed to sell up to 5% of the shares offered hereby in the Registrant’s primary offering to persons to be identified by the Registrant at a discount from the public offering price. The Registrant intends to use this “friends and family” program to sell shares to certain investors identified by the Registrant, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and others to the extent consistent with applicable laws and regulations. The Registrant will require all such purchasers to represent that they are purchasing shares for investment only and to enter into one-year lock-up agreements with respect to the purchased shares. The purchase price for such shares will be $9.04 per share, reflecting that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.26 per share will not be payable in connection with such sales. The net proceeds to the Registrant from such sales made net of commissions and the dealer manager fee will be substantially the same as the net proceeds we receive from other sales of shares.

In addition, the dealer manager for the offering may sell shares to retirement plans of broker-dealers participating in this offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the selling commissions of $0.70, for a purchase price of $9.30, in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds of these sales to the Registrant also will be substantially the same as the net proceeds from other sales of shares.

Item 33. Recent Sales of Unregistered Securities

On August 15, 2008, the Registrant was capitalized with the issuance to Bluerock Enhanced Multifamily Advisor, LLC of 100 shares of our common stock for $1,000. These shares were purchased for investment and for the purpose of organizing the Registrant. The Registrant issued these units in reliance on an exemption from registration under Section 4(2) of the Securities Act.

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On August 15, 2008, the Registrant’s operating partnership was capitalized with the issuance to Bluerock Enhanced Multifamily Advisor, LLC of 22,727 units of limited partnership interest for $200,000. The units were purchased for investment. The Registrant’s operating partnership issued these units in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On October 20, 2008, the operating partnership redeemed the 22,727 units of limited partnership interest held by Bluerock Enhanced Multifamily Advisor, LLC in exchange for $200,000 in cash.

On October 20, 2008, the Advisor purchased 22,100 shares of the Registrant’s common stock in exchange for $200,000. The Registrant issued these shares in reliance on an exemption from registration under Section 4(2) of the Securities Act. On July 1, 2010, the Advisor distributed by dividend all 22,100 shares of the Registrant’s common stock to our sponsor, and the Advisor no longer directly owns any common stock or stock in the Registrant.

On October 20, 2008, the Registrant capitalized Bluerock REIT Holdings, LLC, a wholly owned subsidiary of the Registrant, with $200,000 in exchange for all of its membership interests.

On October 20, 2008, Bluerock REIT Holdings, LLC purchased 22,727 units of limited partnership interest from the operating partnership for $200,000. The Registrant issued these units in reliance on an exemption from registration under Section 4(2) of the Securities Act. As of the date of this prospectus, Bluerock REIT Holdings, LLC is the sole limited partner of the operating partnership, however, the Registrant will contribute additional proceeds from this offering to the operating partnership in exchange for units of limited partnership interest.

On October 15, 2009, upon effectiveness of our initial public offering, each of our non-employee directors received an automatic grant of 5,000 shares of restricted common stock pursuant to the Bluerock Enhanced Multifamily REIT, Inc. Independent Directors Compensation Plan (the “Plan”).

On March 15, 2010, upon their respective re-elections to our board of directors, each of our non-employee directors received an automatic grant of 2,500 shares of restricted common stock pursuant to the Plan. All such shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

On August 8, 2011, upon their respective re-elections to our board of directors, each of our non-employee directors received an automatic grant of 2,500 shares of restricted common stock pursuant to the Plan. All such shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

On August 7, 2012, upon their respective re-elections to our board of directors, each of our non-employee directors received an automatic grant of 2,500 shares of restricted common stock pursuant to the Plan. All such shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

Item 34. Indemnification of Directors and Officers

Subject to any applicable limitations set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity; or (C) the Advisor or any of its affiliates.

Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation may limit the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

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In addition, the MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Notwithstanding anything to the contrary contained in the paragraphs above, the Registrant shall not provide for indemnification of a director, the Advisor or any affiliate of an advisor (the Indemnitee”) for any liability or loss suffered by any of them or hold such person harmless for any loss or liability suffered by the Registrant, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant;

(ii) the Indemnitee was acting on behalf of or performing services for the Registrant;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), the Advisor or an affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in our charter, nor the adoption or amendment or amendment of any other provision of our charter or bylaws inconsistent with the provision for indemnification in our charter, shall apply to or affect in any respect the applicability of the provision for indemnification in our charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the Indemnitee provides the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular Indemnitee is not entitled to indemnification.

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Item 35. Treatment of Proceeds from Stock Being Registered

None.

Item 36. Financial Statements and Exhibits

(a) The following financial statements are filed as part of this registration statement:

•	The consolidated balance sheets of Bluerock Enhanced Multifamily Trust, Inc. as of June 30, 2012 (unaudited) and December 31, 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period then ended are incorporated into this registration statement and the prospectus included herein by reference to Bluerock Enhanced Multifamily Trust, Inc.’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2012

•	The consolidated balance sheets of Bluerock Enhanced Multifamily Trust, Inc. as of March 31, 2012 (unaudited) and December 31, 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period then ended are incorporated into this registration statement and the prospectus included herein by reference to Bluerock Enhanced Multifamily Trust, Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012

•	The consolidated balance sheets of Bluerock Enhanced Multifamily Trust, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended are incorporated into this registration statement and the prospectus included herein by reference to Bluerock Enhanced Multifamily Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 13, 2012

•	Prior performance tables for programs sponsored by the Registrant’s sponsor for the year ended December 31, 2011 are incorporated into this registration statement and the prospectus included herein by reference to Bluerock Enhanced Multifamily Trust, Inc.’s Current Report on Form 8-K filed with the SEC on April 17, 2012

•	The financial statements of St. Andrews Apartments and the related pro forma financial statements of Bluerock Enhanced Multifamily Trust, Inc. contained in Bluerock Enhanced Multifamily Trust, Inc.’s current report on Form 8-K/A filed with the SEC on January 19, 2011 and incorporated herein by reference

•	The financial statements of the Gardens at Hillsboro Village and the related pro forma financial statements of Bluerock Enhanced Multifamily Trust, Inc. contained in Bluerock Enhanced Multifamily Trust, Inc.’s current report on Form 8-K/A filed with the SEC on January 19, 2011 and incorporated herein by reference

•	The financial statements of The Reserve at Creekside Village and the related pro forma financial statements of Bluerock Enhanced Multifamily Trust, Inc. contained in Bluerock Enhanced Multifamily Trust, Inc.’s Current Report on Form 8-K filed with the SEC on June 28, 2012 and incorporated herein by reference

•	The financial statements of Springhouse at Newport News and the related pro forma financial statements of Bluerock Enhanced Multifamily Trust, Inc. contained in Bluerock Enhanced Multifamily Trust, Inc.’s Current Report on Form 8-K filed with the SEC on June 28, 2012 and incorporated herein by reference

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(b) The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit

1.1	Form of Dealer Manager Agreement between Bluerock Enhanced Multifamily Trust, Inc. and Select Capital Corporation, incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
1.2	Form of Participating Broker-Dealer Agreement, incorporated by reference to Exhibit 1.2 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
1.3	Dealer Manager Agreement between Bluerock Enhanced Multifamily Trust, Inc. and Bluerock Capital Markets,
incorporated by reference to Exhibit 1.3 to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
1.4	Participating Broker-Dealer Agreement, incorporated by reference to Exhibit 1.4 to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
3.1	Articles of Amendment and Restatement of the Registrant, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
3.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
4.1*	Distribution Reinvestment Plan, included as Exhibit B to the Prospectus dated April 25, 2012 filed herewith
4.2*	Form of Subscription Agreement, included as Exhibit A to the Prospectus dated April 25, 2012 filed herewith
5.1	Opinion of Venable LLP, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
8.1	Opinion of Alston & Bird LLP as to Tax Matters, incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.1	Bluerock Enhanced Multifamily Trust, Inc. Long Term Incentive Plan, incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.2	Amended and Restated Advisory Agreement between Bluerock Enhanced Multifamily Trust, Inc. and Bluerock Enhanced Multifamily Advisor, LLC, incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on May 16, 2011.
10.3	Form of Escrow Agreement between Bluerock Enhanced Multifamily Trust, Inc. and UMB Bank, N.A. , incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.4	Bluerock Enhanced Multifamily Trust, Inc. Independent Directors Compensation Plan, incorporated by reference to Exhibit 10.6 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.5	Limited Liability Company/Joint Venture Agreement of BR Springhouse Managing Member, LLC, dated as of December 3, 2009, incorporated by reference to Exhibit 10.7 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.6	Limited Liability Company/Joint Venture Agreement of BR Hawthorne Springhouse JV, LLC, dated as of December 3, 2009, incorporated by reference to Exhibit 10.8 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.7	Property Management Agreement by and between BR Springhouse, LLC and Hawthorne Residential Partners, LLC, dated as of December 3, 2009, incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.8	Multifamily Deed of Trust, Assignment of Rents and Security Agreement by BR Springhouse, LLC for the benefit of CW Capital, LLC date December 3, 2009, incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.9	Loan Agreement by and between Bluerock Special Opportunity + Income Fund, LLC, as lender, and BEMT Springhouse, LLC, dated as of December 3, 2009, incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.10	Pledge and Security Agreement by Bluerock Enhanced Multifamily Holdings L.P. and BEMT Springhouse LLC for Bluerock Special Opportunity + Income Fund, LLC dated December 3, 2009, incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)

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10.11	Pledge and Security Agreement by BEMT Springhouse LLC for Bluerock Special Opportunity + Income Fund, LLC dated December 3, 2009, incorporated by reference to Exhibit 10.13 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.12	Amended and Restated Limited Liability Company Agreement of BR Creekside Managing Member, LLC, dated as of March 31, 2010, incorporated by reference to Exhibit 10.1 to the Registrant’s Periodic Report on Form 10-Q for the quarterly period ended March 31, 2010
10.13	Amended and Restated Limited Liability Company Agreement of BR Hawthorne Creekside JV, LLC, dated as of March 31, 2010, incorporated by reference to Exhibit 10.2 to the Registrant’s Periodic Report on Form 10-Q for the quarterly period ended March 31, 2010
10.14	Property Management Agreement by and between BR Creekside, LLC and Hawthorne Residential Partners, LLC, dated as of March 31, 2010, incorporated by reference to Exhibit 10.3 to the Registrant’s Periodic Report on Form 10-Q for the quarterly period ended March 31, 2010
10.15	General Warranty Deed from the Reserve at Creekside, a Florida limited partnership to BR Creekside LLC, a Delaware limited liability company, incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.16	Secured Promissory Note by and between Bluerock Special Opportunity + Income Fund II, LLC, as lender, and BEMT Creekside, LLC, dated as of March 31, 2010, incorporated by reference to Exhibit 10.18 to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.17	Pledge and Security Agreement by BEMT Creekside LLC for Bluerock Special Opportunity + Income Fund II, LLC dated March 31, 2010, incorporated by reference to Exhibit 10.19 to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.18	Amended and Restated Limited Liability Company Agreement of BR Meadowmont Managing Member, LLC, dated as of April 9, 2010, incorporated by reference to Exhibit 10.20 to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.19	Amended and Restated Limited Liability Company Agreement of Bell BR Meadowmont JV, LLC, dated as of April 9, 2010, incorporated by reference to Exhibit 10.21 to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.20	Promissory Note by and between BEMT Meadowmont, LLC and Bluerock Special Opportunity + Income Fund II, LLC dated April 9, 2010, incorporated by reference to Exhibit 10.22 to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.21	Pledge and Security Agreement by and between BEMT Meadowmont, LLC and Bluerock Special Opportunity + Income Fund II, LLC dated April 9, 2010, incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.22	Multifamily Note - CME by and between Bell BR Meadowmont, LLC and CWCapital, LLC dated April 9, 2010, incorporated by reference to Exhibit 10.24 to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.23	Property Management Agreement by and between Bell BR, LLC and Bell Partners, Inc dated as of April 9, 2010, incorporated by reference to Exhibit 10.25 to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.24	Modification of the Secured Promissory Note between BEMT Springhouse, LLC and Bluerock Special Opportunity + Income Fund, LLC dated as of June 3, 2010, incorporated by reference to Exhibit 10.7 to the Registrant’s Periodic Report on Form 10-Q for the quarterly period ended June 30, 2010
10.25	Amended and Restated Limited Liability Company Agreement of BR Augusta JV Member, LLC, dated as of September 1, 2010, incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.26	Limited Liability Company Agreement of BSF/BR Augusta JV, LLC, dated as of July 29, 2010, incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135).
10.27	Promissory Note by and between BEMT Augusta, LLC and Bluerock Special Opportunity + Income Fund II, LLC dated September 1, 2010, incorporated by reference to Exhibit 10.29 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135).
10.28	Pledge and Security Agreement by and between BEMT Augusta, LLC and Bluerock Special Opportunity + Income Fund II, LLC dated September 1, 2010, incorporated by reference to Exhibit 10.30 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135).
10.29	Multifamily Note - by and between BSF/BR Augusta, LLC and CWCapital dated September 1, 2010, incorporated by reference to Exhibit 10.31 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135).

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10.30	Property Management Agreement by and between BSF-St. Andrews, LLC and Hawthorne Residential Partners, Inc dated as of September 7, 2010, incorporated by reference to Exhibit 10.32 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135).
10.31	Limited Liability Company/Joint Venture Agreement of Bell BR Hillsboro Village JV, LLC, dated as of September 30, 2010, incorporated by reference to Exhibit 10.33 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135).
10.32	Promissory Note by and between BEMT Hillsboro Village, LLC and Bluerock Special Opportunity + Income Fund II, LLC dated September 30, 2010, incorporated by reference to Exhibit 10.34 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135).
10.33	Pledge and Security Agreement by and between BEMT Hillsboro Village, LLC and Bluerock Special Opportunity + Income Fund II, LLC dated September 30, 2010, incorporated by reference to Exhibit 10.35 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135).
10.34	Multifamily Deed of Trust - by and between Bell BR Hillsboro Village JV, LLC and CBRE Multifamily Capital, Inc. dated September 30, 2010, incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135).
10.35	Property Management Agreement by and between Bell BR Hillsboro Village JV, LLC and Bell Partners, Inc dated as of September 27, 2010, incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135).
10.36	Deed of Trust Note between BR Creekside, LLC and Walker & Dunlop, LLC, incorporated by reference to Exhibit 10.38 to the Registrant’s Current Report on Form 8-K filed on October 20, 2010
10.37	Promissory Note between BEMT Meadowmont, LLC and Bluerock Special Opportunity + Income Fund II, dated as of January 20, 2011, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 26, 2011.
10.38	Pledge and Security Agreement between BEMT Meadowmont LLC and Bluerock Special Opportunity & Income Fund II, dated as of January 20, 2011, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 26, 2011.
10.39	Promissory Note between BEMT Meadowmont, LLC and Bluerock Special Opportunity + Income Fund II, dated as of January 20, 2011, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 26, 2011
10.40	Pledge and Security Agreement between BEMT Meadowmont LLC and Bluerock Special Opportunity & Income Fund II, dated as of January 20, 2011, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 26, 2011
10.41*	Second Amended and Restated Advisory Agreement between Bluerock Enhanced Multifamily Advisor, LLC, Bluerock Enhanced Multifamily Holdings, L.P. and the Registrant dated October 17, 2012
10.42	Letter Agreement between Bluerock Real Estate, LLC and the Registrant dated March 28, 2011, incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed on May 13, 2011
10.43	Secured Promissory Note Modification Agreement dated July 20, 2011 between BEMT Meadowmont, LLC and Bluerock Special Opportunity + Income Fund, LLC, incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2011
10.44	Secured Promissory Note Modification Agreement dated August 31, 2011 between BEMT Augusta, LLC and Bluerock Special Opportunity + Income Fund II, LLC, incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2011
10.45	Secured Promissory Note Modification Agreement dated September 30, 2011 between BEMT Hillsboro Village, LLC and Bluerock Special Opportunity + Income Fund II, LLC, incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2011
10.46	Secured Promissory Note Modification Agreement dated December 3, 2011 between BEMT Springhouse, LLC and Bluerock Special Opportunity + Income Fund, LLC, incorporated by reference to Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K filed on March 13, 2012
10.47	Secured Promissory Note Modification Agreement dated January 20, 2012 between BEMT Meadowmont, LLC and Bluerock Special Opportunity + Income Fund II, LLC, incorporated by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K filed on March 13, 2012
10.48	Secured Promissory Note Modification Agreement dated February 28, 2012 between BEMT Augusta, LLC and Bluerock Special Opportunity + Income Fund II, LLC, incorporated by reference to Exhibit 10.47 to the Registrant’s Annual Report on Form 10-K filed on March 13, 2012
10.50	Secured Promissory Note Modification Agreement dated March 30, 2012 between BEMT Hillsboro, LLC and Bluerock Special Opportunity + Income Fund II, LLC
10.51	Letter Agreement between Bluerock Real Estate, LLC and the Registrant dated March 13, 2012

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10.52	Membership Interest Purchase and Sale Agreement by and among Bluerock Special Opportunity + Income Fund, LLC, Bluerock Special Opportunity + Income Fund II, LLC, BEMT Creekside, LLC, BEMT Springhouse, LLC, BEMT Meadowmont, LLC, and Bluerock Enhanced Multifamily Holdings, L.P. dated as of June 22, 2012
10.53	First Amendment to Amended and Restated Limited Liability Company Agreement of BR Creekside Managing Member, LLC, dated as of June 27, 2012
10.54	First Amendment to Limited Liability Company Agreement of BR Springhouse Managing Member, LLC, dated as of June 27, 2012
10.55	First Amendment to Limited Liability Company Agreement of BR Meadowmont Managing Member, LLC, dated as of June 27, 2012
10.56	Assignment of Membership Interest (BR Creekside Managing Member, LLC), dated as of June 27, 2012
10.57	Assignment of Membership Interest (BR Springhouse Managing Member, LLC), dated as of June 27, 2012
10.58	Assignment of Membership Interest (BR Meadowmont Managing Member, LLC), dated as of June 27, 2012
10.59*	Limited Liability Company Agreement of BR Enders Managing Member, LLC, dated as of October 2, 2012
10.60*	Limited Liability Company Agreement of Waypoint Bluerock Enders JV, LLC, dated as of October 2, 2012
10.61*	Amended and Restated Limited Liability Company Agreement of Waypoint Enders Owner, LLC, dated as of October 2, 2012
10.62*	Multifamily Note – CME by and between Waypoint Enders Owner, LLC and Jones Lang LaSalle Operations, L.L.C., dated October 2, 2012
10.63*	Multifamily Loan and Security Agreement – CME by and among Waypoint Enders Owner, LLC and Jones Lang LaSalle Operations, L.L.C., dated October 2, 2012
10.64*	Backstop Agreement by and among Robert C. Rohdie, Waypoint Enders Investors, LP, Waypoint Enders GP, LLC and BR Enders Managing Member, LLC, dated October 2, 2012
10.65*	Property Management Agreement by and among Waypoint Enders Owner, LLC and Bridge Real Estate Group, LLC d/b/a Waypoint Management, dated October 2, 2012
10.66*	Asset Management Agreement by and among Waypoint Enders Owner, LLC and Waypoint Residential, LLC dated October 2, 2012
10.67*	Line of Credit Agreement by and among Bluerock Enhanced Multifamily Trust, Inc., Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated October 2, 2012
10.68*	Line of Credit Promissory Note by and between Bluerock Enhanced Multifamily Trust, Inc., Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated October 2, 2012
21.1*	List of Subsidiaries
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1)
23.3*	Consent of Freedman & Goldberg
23.4*	Consent of KPMG LLP
24.1	Power of Attorney (included on the signature page to Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-153135)

 * filed herewith.

Item 37. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

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The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii ) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The Registrant undertakes to send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

II-9

The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full year of operations of the Registrant.

The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired, and such property represents 10% or more of the Registrant’s assets as reflected on its most recent balance sheet, giving effect to all of the Registrant’s most recent acquisitions, and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

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TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM

          This Table VI sets forth summary information on properties acquired during the three years ended December 31, 2011 by Prior Real Estate Programs sponsored by Bluerock Real Estate, L.L.C. All of the Prior Real Estate Programs presented in this Table VI have similiar or identical investment objectives to Bluerock Enhanced Multifamily Trust, Inc.

Program Name	BR Mesa Ridge, DST	BR Marietta, LLC	BR Nashville Stonebrook, DST	BR Tech Ridge Investment, LLC		BR Chapel Hill Investment, LLC		BRL Indian Springs, LLC

Property Name	Mesa Ridge	Savannah Court	Stonebrook	Tech Ridge		Chapel Hill		Indian Springs

Location	San Antonio, TX	Marietta, GA	Nashville, TN	Austin, TX		Chapel Hill, NC		El Paso, TX

Type	Multi Family	Assisted Living	Multi Family	Multi Family		Multi Family		Multi Family

Number of units	200	89	320	256		198		232
Total square feet of units	147,260	51,574	306,090	221,866		153,400		193,696

Date of purchase	3/31/2011	5/27/2011	12/28/2011	2/16/2010		2/10/2011		9/14/2011

Mortgage Financing at date of purchase	$5,785,000	$10,075,000	$9,581,000	$-		$5,000,000		$7,087,616

Total Cash invested at date of purchase	$4,268,618	$7,949,505	$6,293,742	$7,884,955		$3,922,935		$4,550,000

Cash invested by Program at date of purchase	$2,963,623	$7,949,505	$684,000	$1,900,050	(1)	$2,410,000	(2)	$2,047,500	(3)

Acquisition cost:
Contract purchase price plus acquisition fee	$8,900,000	$15,500,000	$14,737,665	$7,230,000		$8,400,000		$10,601,000
Program acquisition fee	328,244	538,566	547,631	8,163		146,068		166,703
Other cash expenditures expensed	-	-	-	614,995		189,320		42,912
Other cash expenditures capitalized	1,713,227	1,985,939	2,969,063	40,000		333,515		68,438
Total acquisition cost	$10,941,471	$18,024,505	$18,254,359	$7,893,158		$9,068,903		$10,879,053

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Program Name	Bluerock Special Opportunity + Income Fund, LLC ("SOIF I")
Property Name	Ashford	Springhouse	Tech Ridge		Creekside	Meadowmont	Hillsboro	Chapel Hill		Savannah Court

Location	Atlanta, GA	Newport News, VA	Austin, TX		Chattanooga, TN	Chapel Hill, NC	Nashville, TN	Chapel Hill, NC		Marietta, GA

Type	Multi Family	Multi Family	Multi Family		Multi Family	Multi Family	Multi Family	Multi Family		Assisted Living

Number of units	221	432	256		192	258	201	198		89

Total square feet of units	274,595	310,800	221,866		211,632	296,240	187,430	153,400		51,574

Date of purchase	11/12/2009	12/2/2009	2/16/2010		3/31/2010	4/9/2010	9/30/2011	2/10/2011		5/27/2011

Mortgage Financing at date of purchase	$14,812,000	$23,400,000	$-		$12,543,829	$28,500,000	$23,185,000	$5,000,000		$10,075,000

Total Cash invested at date of purchase	$5,649,206	$6,736,512	$7,884,955		$2,323,818	$9,338,197	$10,036,217	$3,922,935		$7,949,505

Cash invested by Program at date of purchase	$4,039,717	$2,533,692	$3,306,369	(4)	$541,932	$1,170,934	$1,259,724	$1,889,890	(5)	$1,804,012

Acquisition cost:
Contract purchase price plus acquisition fee	$19,850,000	$29,250,000	$7,230,000		$14,250,000	$37,330,000	$32,709,445	$8,400,000		$15,500,000
Program acquisition fee	296,250	164,531	58,836		48,451	69,375	88,875	42,991		129,700
Other cash expenditures expensed	186,874	661,463	614,995		508,764	163,347	174,779	189,320		-
Other cash expenditures capitalized	128,082	225,050	40,000		92,397	383,132	376,878	333,515		1,985,939
Total acquisition cost	$20,461,206	$30,301,044	$7,943,831		$14,899,612	$37,945,854	$33,349,977	$8,965,826		$17,615,639

II-12

Program Name	Bluerock Special Opportunity + Income Fund II, LLC ("SOIF II")
PropertyName	Tech Ridge		Creekside	Meadowmont	Augusta	Hillsboro	Chapel Hill

Location	Austin, TX		Chattanooga, TN	Chapel Hill, NC	Augusta, GA	Nashville, TN	Chapel Hill, NC

Type	Multi Family		Multi Family	Multi Family	Multi Family	Multi Family	Multi Family

Number of units	256		192	258	240	201	198

Total square feet of units	221,866		211,632	296,240	266,148	187,430	153,400

Date of purchase	2/16/2010		3/31/2010	4/9/2010	9/1/2010	9/30/2011	2/10/2011

Mortgage Financing at date of purchase	$-		$12,543,829	$28,500,000	$17,969,000	$23,185,000	$5,000,000

Total Cash invested at date of purchase	$7,884,955		$2,323,818	$9,338,197	$7,698,937	$10,036,217	$2,323,818

Cash invested by Program at date of purchase	$826,565	(4)	$541,932	$1,990,589	$1,924,734	$1,259,724	$1,239,066	(5)

Acquisition cost:
Contract purchase price plus acquisition fee	$7,230,000		$14,250,000	$37,330,000	$25,199,500	$32,709,445	$14,250,000
Program acquisition fee	17,157		56,525	137,594	109,156	103,688	32,884
Other cash expenditures expensed	614,995		508,764	163,347	277,226	174,779	189,320
Other cash expenditures capitalized	40,000		92,397	383,132	221,711	376,878	333,515
Total acquisition cost	$7,902,152		$14,907,686	$38,014,073	$25,807,593	$33,364,790	$14,805,719

(1) BR Tech Ridge Investment LLC did not invest any cash on the date of purchase (2/16/10); subsequent to the date of purchase, this program invested $1.9 million through December 31, 2011.

(2) BR Chapel Hill Investment LLC did not invest any cash on the date of purchase (2/10/11); subsequent to the date of purchase, this program invested $2.4 million through December 31, 2011.

(3) BRL Indian Springs LLC did not invest any cash on the date of purchase (9/14/10); subsequent to the date of purchase, this program invested $2.05 million through December 31, 2011.

(4) SOIF I and SOIF II invested $6.7 million and $1.2 million respectively at time of purchase of the Tech Ridge Property (2/16/10). Resulting from the subsequent investment from BR Tech Ridge Investment LLC, cash invested at December 31, 2011 was $3.3 million from SOIF I and $827,000 from SOIF II.

(5) SOIF I and SOIF II invested $2.4 million and $1.6 million respectively at time of purchase of the Chapel Hill Property (2/10/11). Resulting from the subsequent investment from BR Chapel Hill Investment LLC, cash invested at December 31, 2011 was $1.9 million from SOIF I and $1.2 million from SOIF II.

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of October, 2012.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

/s/ R. Ramin Kamfar
By:	R. Ramin Kamfar,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ R. Ramin Kamfar	Chief Executive Officer and Chairman of the Board	October 17, 2012
	R. Ramin Kamfar	(Principal Executive Officer)

	*	Chief Financial Officer	October 17, 2012
	Jerold E. Novack	(Principal Financial Officer and Principal Accounting Officer)

	*	President, Chief Investment Officer and Director	October 17, 2012
James G. Babb, III

	*	Director	October 17, 2012
Brian D. Bailey

	*	Director	October 17, 2012
I. Bobby Majumder

	*	Director	October 17, 2012
Romano Tio

* By:	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Attorney-in-fact

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